As filed with the Securities and Exchange Commission on September 18, 2023

Registration No. 333-271502

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Amendment No. 2
to
Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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MAJESTIC IDEAL HOLDINGS LTD

(Exact Name of Registrant as Specified in its Charter)

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Cayman Islands	5600	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

22/F, China United Plaza, 1002-1008, Tai Nan West Street,
Cheung Sha Wan, Kowloon, Hong Kong
+852 3915 2600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

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Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________________

Copies to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong SAR Telephone: +852-3923-1111	William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 +1 212 588 0022

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Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED SEPTEMBER 18, 2023

MAJESTIC IDEAL HOLDINGS LTD

3,750,0001 ORDINARY SHARES

This is an initial public offering of the ordinary shares, par value US$0.0000625 per share (“Shares”) of Majestic Ideal Holdings Ltd (“MIHL”). We are offering 2,500,000 Shares of MIHL, representing 12.2% of the Shares following the completion of this offering, assuming the underwriters do not exercise the over-allotment option. The selling shareholder identified in this prospectus is offering an additional 1,250,000 Shares of MIHL, representing 6.1% of the Shares following the completion of this offering, assuming the representative of the underwriters do not exercise the over-allotment option. At completion, 18.3% of the Shares will be held by shareholders for general trading, assuming the underwriters do not exercise the over-allotment option.

No public market currently exists for our Shares. The initial public offering price is expected to be between $4.0 and $5.0 per Share. We have applied to list our Shares on the Nasdaq Capital Market under the symbol “MJID”. At this time, Nasdaq Capital Market has not yet approved our application to list our ordinary shares. The closing of this offering is conditioned upon Nasdaq Capital Market’s final approval of our listing application. However, there is no assurance that this offering will be closed and our Shares will be trading on the Nasdaq Capital Market. If the Nasdaq Capital Market does not approve our listing application this initial public offering will be terminated.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

Upon the completion of this offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules because our Controlling Shareholders will own 74.7%1 of our total issued and outstanding Shares, representing 74.7%1 of the total voting power, assuming that the representative of the underwriters do not exercise the over-allotment option.

We are not a Chinese operating company, but an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through our operating company in China, New Brand. This is an offering of the Shares of Majestic Ideal Holdings Ltd, the holding company in the Cayman Islands, instead of the shares of New Brand. References to the “Company”, “we”, “us”, and “our” in the prospectus are to MIHL, the Cayman Island entity that will issue the Shares being offered. References to “New Brand” are to the PRC entity operating the business and generating all the revenue and profit stated in the consolidated financial statements of the Company. The Company’s ownership interest in New Brand is held through intermediate companies in BVI and Hong Kong. Investors in our Shares should be aware that they may never hold equity interests in the Chinese operating company directly. Investors are purchasing equity solely in MIHL, our Cayman Islands holding company, which indirectly owns equity interests in the Chinese operating company. Because of our corporate structure, we as well as our investors are subject to risks due to the interpretation and the application of PRC laws and regulations. We are also subject to the risks of uncertainty about any future legal and regulatory development of the PRC government in this regard. We may also be subject to sanctions imposed by PRC regulatory agencies including the China Securities Regulatory Commission (“CSRC”), if we fail to comply with their rules and regulations. PRC regulatory authorities could disallow our operating structure in the future, and this would likely result in a material change in our operations in China and/or the value of our Shares, which could cause the value of such securities to significantly decline or become worthless. See “Risk Factors” beginning on page 16 of this prospectus for a discussion of risks facing the Company and the offering as a result of this structure.

There are legal and operational risks associated with being based in and having the majority of our operations in China. The PRC government’s exercise of oversight over the conduct of our business may influence our operations at any time. Such government actions could result in a material change in our operations and/or the value of the securities we are registering for sale; could cause significant negative effect on our ability to continue our operations; could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and may cause the value of our securities to significantly decline or be worthless.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We do not believe that we are directly subject to these regulatory actions or statements, as we do not have a VIE structure and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Since these statements and regulatory actions are new, it is uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on a U.S. exchange. Any change in foreign investment regulations, and other policies in China or related oversight by China government could result in a material change in our operations and/or the value of the securities we are registering for sale and could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors or cause the value of our Shares to significantly decline or be worthless.

Pursuant to the Holding Foreign Companies Accountable Act (“HFCA Act”), the Public Company Accounting Oversight Board (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our auditor, WWC, P.C., the independent registered public accounting firm that issued the audit report included in this prospectus, is a PCAOB-registered public accounting firm headquartered in San Mateo, California. Our auditor is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess an auditor’s compliance with the applicable professional standards, and has been inspected by the PCAOB on a regular basis. As of the date of this prospectus, our auditor has not been subject to PCAOB’s determinations and our offering has not been affected by the HFCA Act and related regulations. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our audit works in

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1        We have granted a 45-day option to the representative of the underwriters to purchase up to            additional Shares solely to cover over-allotments, if any. The underwriters expect to deliver the Shares to purchasers in the offering on or about            , 2023.

China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our Shares may be prohibited under the HFCA Act. On August 26, 2022, the PCAOB signed the Statement of Protocol (“SOP”) Agreements with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establishes a specific, accountable framework. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities fail to agree to the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. On June 22, 2021, the U.S. Senate passed Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Ordinary Shares may be prohibited from trading or delisted. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Risk Factors — Recent joint statement by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.”

We conduct substantially all of our operations in China through our PRC subsidiary New Brand. Accordingly, substantially all our cash and assets are denominated in RMB. We have in the past converted RMB into HKD for the purpose of making dividend payments from New Brand to Multi Ridge, which have been settled in full. New Brand is our sole operating subsidiary located in the PRC, and the other subsidiaries are intermediate holding companies with no operations of their own. Cash generated from New Brand has not been used to fund the operation of Multi Ridge and Nifty Holdings Limited. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; they do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the PRC government will not impose restrictions on the cash maintained in the PRC or Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. See Risk Factors — We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our PRC subsidiary” on page 20, “Dividend Policy”, “Summary Consolidated Financial Data”, and “Consolidated Statements of Change in Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm for further details.”

Cash is transferred through our organization in the following manner: (i) funds are transferred to New Brand, our PRC operating entity, from MIHL through our BVI and Hong Kong subsidiaries in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by New Brand to MIHL through our Hong Kong and BVI subsidiaries.

During the six months ended March 31, 2023 and the years ended September 30, 2022 and 2021, the only transfer of assets among MIHL and its subsidiaries consisted of cash. As required under the PRC Enterprise Income Tax Law, the dividends paid by New Brand to Multi Ridge were subject to a withholding tax rate of 10%. On August 5, 2019 and May 25, 2020, New Brand declared dividends in the aggregate amount of RMB7,748,951 to Multi Ridge, its sole shareholder, and such amount was settled in full net of withholding PRC tax through multiple payments by June 5, 2020. On April 7, 2021, New Brand declared dividends in the amount of RMB6,179,335 to Multi Ridge, and such amount was settled in full net of withholding PRC tax through multiple payments by June 10, 2021. In March 2021, Multi Ridge injected RMB7,000,000 as additional registered capital into New Brand. With respect to the 2021 capital injection, the first was made on March 26, 2021 with a contribution of RMB5,000,000, while the second worth RMB2,000,000 was made on April 9, 2021. In addition, dividend payments were made from Multi Ridge to a company wholly-owned by our Controlling Shareholders; that company is not part of the group being listed. On December 11, 2019 and June 5, 2020, Multi Ridge declared dividends in the aggregate amount of HKD6,161,400, and such amount was paid in full through multiple payments by June 8, 2020. On June 25, 2021, Multi Ridge declared dividends in the amount of HKD5,820,000, and such amount was paid on February 14, 2022. We do not expect to pay dividends on our Shares in the foreseeable future.

As we are a holding company, our ability to make dividend payments, if any, would be contingent upon our receipt of funds from our PRC operating subsidiary New Brand through intermediate holding companies.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price(1)	$4.5	$11,250,000
Underwriting discounts and commissions(2)	$0.2	$506,250
Proceeds to us (before expenses)(3)	$4.3	$10,743,750
Proceeds to the Selling Shareholder	$4.3	$5,371,875

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(1)       Includes $11,250,000 gross proceeds from the sale of 2,500,000 Shares offered by our Company.

(2)       Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to Univest Securities, LLC, the representative of the underwriters. Refer to “Underwriting” for additional information regarding underwriting compensation.

(3)       Excludes fees and expenses payable to the underwriter. The total amount of underwriter expenses related to this offering is set forth in the section entitled “Expenses Related to Offering” on page 122.

Univest Securities, LLC

The date of this prospectus is            , 2023

Through and including            2023 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

You should rely only on the information contained in this prospectus and any related free-writing prospectus that we authorize to be distributed to you. Neither we nor the Selling Shareholder have authorized any person, including any underwriter, to provide you with information different from that contained in this prospectus or any related free-writing prospectus that we authorize to be distributed to you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, the Shares in any state or jurisdiction where such offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the Shares offered hereby. Our business, financial condition, results of operations, and prospects may have changed since that date. Neither we nor the Selling Shareholder take any responsibility for, nor do we or the Selling Shareholder provide any assurance as to the reliability of, any information other than the information in this prospectus and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of our Shares means that information contained in this prospectus is correct after the date of this prospectus.

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You may lose all of your investment in our Shares. If you are uncertain as to our business and operations or you are not prepared to lose all of your investment in our Shares, we strongly urge you not to purchase any of our Shares. We recommend that you consult legal, financial, tax, and other professional advisors or experts for further guidance before participating in the offering of our Shares as further detailed in this prospectus.

We do not recommend that you purchase our Shares unless you have prior experience with investments in capital markets, possess basic knowledge of the apparel supply chain management industry, and have received independent professional advice.

Market and Industry Data

This prospectus includes statistics, other data and descriptive information relating to markets, market sizes, and other industry data pertaining to our business that we have obtained from industry publications and surveys, government publications and other information available to us. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Market data and statistics are inherently predictive and speculative and are not necessarily reflective of actual market conditions. Such statistics are based on market research, which itself is based on sampling and subjective judgments by both the researchers and the respondents, including judgments about what types of products and transactions should be included in the relevant market. In addition, the value of comparisons of statistics for different markets is limited by many factors, including that (i) the markets are defined differently, (ii) the underlying information was gathered by different methods, and (iii) different assumptions were applied in compiling the data. Accordingly, the market statistics included in this prospectus should be viewed with caution. We believe that information from these industry publications included in this prospectus is reliable.

Trademarks, Service Marks, and Trade Names

Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus are without the ® and TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks, and trade names of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•        “$” OR “US$” or “U.S. dollars” refers to the legal currency of the United States;

•        “China” or the “PRC” refers to the mainland of the People’s Republic of China and Hong Kong;

•        “Controlling Shareholders” refer to the ultimate beneficial owners of the Company, who are Mr. Sek Yan Ko and Ms. Yuk Yin Judy Li. See “Management” and “Principal and Selling Shareholder” for more information;

•        “HKD” or “HK Dollar” refers the legal currency of Hong Kong;

•        “Hong Kong laws” refers to all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law in Hong Kong;

•        “Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

•        “mainland China” refers to the PRC (excluding Hong Kong, Macau and Taiwan);

•        “Multi Ridge” refers to Multi Ridge (Asia) Limited, our Hong Kong subsidiary and the direct holding company of New Brand;

•        “New Brand” refers to New Brand Cashmere Products Co., Ltd, our PRC subsidiary and key operating company;

•        “PRC government” or “PRC authorities”, or variations of such words or similar expressions, refer to the central, provincial, and local governments of all levels in mainland China, including regulatory and administrative authorities, agencies and commissions, or any court, tribunal or any other judicial or arbitral body in mainland China;

•        “PRC laws” refers to all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law in mainland China;

•        “RMB” or “Renminbi” refers to the legal currency of the PRC;

•        “SCM” refers to supply chain management;

•        “Selling Shareholder” refers to Actions Holdings Limited, an existing shareholder of our Company that is selling a portion of its Shares pursuant to this prospectus;

•        “shares”, “Shares”, or “Ordinary Shares” refer to the ordinary shares of Majestic Ideal Holdings Ltd, par value of US$0.0000625 per share; and

•        “we”, “us”, the “Company”, “MIHL”, or “Majestic” in this prospectus refers to Majestic Ideal Holdings Ltd, a Cayman Islands company and its subsidiaries, unless the context otherwise indicates.

MIHL is a holding company with operations conducted in China through its operating PRC subsidiary New Brand. New Brand’s reporting currency is RMB. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise noted, all translations from RMB to U.S. dollars and from U.S. dollars to RMB in this prospectus were calculated at the noon buying rate of US$1 = RMB6.8676, representing the index rate stipulated by the federal reserve as of March 31, 2023. No representation is made that the RMB amounts could have been, or could be, converted, realized or settled into US$ at such rate, or at any other rate.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before making your investment decision. Before investing in our Shares, you should carefully read this entire prospectus, including our financial statements and the related notes thereto and the information set forth under “Risk Factors,” “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” Unless the context otherwise requires, all references to “Majestic”, “MIHL”, “we”, “us”, “our”, the “Company” and similar designations refer to Majestic Ideal Holdings Ltd, a Cayman Islands company, and its wholly-owned subsidiaries.

Overview

We are a holding company incorporated in the Cayman Islands with operations conducted by our PRC subsidiary New Brand, which is headquartered in Shanghai, the PRC. We are a provider of SCM services in the apparel industry delivering a one-stop solution to our customers for a broad range of yarn products, textiles and finished garments. Our service offerings encompass every key aspect of the supply chain of these products: market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management. Through our integrated capabilities, we provide end-to-end supply chain solutions that are tailored to meet our customers’ unique needs.

Competitive Strengths

We believe the following competitive strengths contribute to our success and differentiate us from our competitors:

•        We have a vertically integrated operation to provide one-stop apparel SCM services;

•        We work with a diverse range of quality suppliers to address different customer demands;

•        We are capable of turning a design concept into finished garments under a short lead time; and

•        Our management members have deep industry knowledge and proven track records.

Our Strategy

We intend to accomplish our goals by pursuing the following strategies:

•        Broaden our customer base and strengthen our customer relationships;

•        Maintain a quality supplier base and develop strategic relationships with suppliers;

•        Enhance quality of apparel products and efficiency of their production; and

•        Integrate sustainability aspects into product sourcing and environmental marketing.

Corporate History and Structure

We are the knitwear business of a group of companies founded by our Controlling Shareholders, in the 1980s. Our business was launched in 2013 through Multi Ridge, a Hong Kong company then wholly-owned by our Controlling Shareholders. In 2014, Multi Ridge established New Brand as its wholly-owned subsidiary in the PRC. Since its establishment, New Brand has been focusing on providing apparel SCM services in China. For more details, see “Corporate History and Structure”.

The following diagram illustrates our corporate and shareholding structure as of the date of this prospectus:

Transfers of Cash To and From Our Subsidiaries

Cash is transferred through our organization in the following manner: (i) funds are transferred to New Brand, our key operating entity in the PRC, from MIHL as needed through our BVI and Hong Kong subsidiaries in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by New Brand to MIHL through our Hong Kong and BVI subsidiaries.

We do not expect to pay dividends on our Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. As we are a holding company, our ability to make dividend payments, if any, would be contingent upon our receipt of funds from our PRC operating subsidiary New Brand through intermediate holding companies. See “Dividend Policy” and “Risk Factors — We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our PRC subsidiary” for more information.”

During the six months ended March 31, 2023 and the years ended September 30, 2022 and 2021, the only transfer of assets among MIHL and its subsidiaries consisted of cash. As required under the PRC Enterprise Income Tax Law, the dividends paid by New Brand to Multi Ridge were subject to a withholding tax rate of 10%. On August 5, 2019 and May 25, 2020, New Brand declared dividends in the aggregate amount of RMB7,748,951 to Multi Ridge, its sole shareholder, and such amount was settled in full net of withholding PRC tax through multiple payments by June 5, 2020. On April 7, 2021, New Brand declared dividends in the amount of RMB6,179,335 to Multi Ridge, and such amount was settled in full net of withholding PRC tax through multiple payments by June 10, 2021. In March 2021, Multi Ridge injected RMB7,000,000 as additional registered capital into New Brand. With respect to the 2021 capital injection, the first was made on March 26, 2021 with a contribution of RMB5,000,000, while the second worth RMB2,000,000 was made on April 9, 2021. In addition, dividend payments were made from Multi Ridge to a company wholly-owned by our Controlling Shareholders; that company is not part of the group being listed. On December 11, 2019 and June 5, 2020, Multi Ridge declared dividends in the aggregate amount of HKD6,161,400, and such amount was paid in full through multiple payments by June 8, 2020. On June 25, 2021, Multi Ridge declared dividends in the amount of HKD5,820,000, and such amount was paid on February 14, 2022.

Under the laws of Cayman Islands, MIHL is permitted to provide funding to its subsidiaries through loans or capital contributions without restrictions on the amounts of the funds, provided that such funding is in the best interest of the Company. Subject to the Cayman Companies Act (Revised) and our Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit out of profits or our share premium account, if shares have been issued at a premium. No dividend may be paid out of our share premium account unless immediately following the payment we are able to pay its debts as they fall due in the ordinary course of business. Subject to compliance with applicable solvency requirements, there is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us by dividend. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

New Brand’s sole shareholder is Multi Ridge, a Hong Kong company. Under Hong Kong law, if Multi Ridge were able to declare dividends, such dividends could only be paid by Multi Ridge out of its distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HKD into foreign currencies and the remittance of currencies out of Hong Kong. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Current PRC regulations permit our PRC subsidiary New Brand to pay dividends to Multi Ridge only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. New Brand is required to set aside at least 10% of its after-tax profits as the statutory common reserve fund until the cumulative amount of the statutory common reserve fund reaches 50% or more of its registered capital, if any, to fund its statutory common reserves, which are not available for distribution as cash dividends. Furthermore, the transfer of funds from Multi Ridge to New Brand, either as an increase in registered capital or a shareholder loan, is subject to approval by registration or filing with relevant Chinese authorities. Capital contributions to our PRC subsidiary are subject to registration with the State Administration for Market Regulation, or the SAMR, information reporting in the online enterprise registration system, and foreign exchange registration with qualified banks. In addition, (a) any foreign loan procured by our PRC subsidiary is required to be filed with SAFE through the online filing system of SAFE, and (b) our PRC subsidiary may not procure loans exceeding a statutory upper limit which considers our total investment in projects approved by the verifying departments and registered capital. Any loans provided by us to our PRC subsidiary with a term exceeding one year must be recorded and registered with the NDRC or its local branches.

Pursuant to the PRC Foreign Exchange Regulations, RMB is, in general, freely convertible for payment under current account items such as foreign exchange transactions relating to trading, services and payment of dividend, but not for payment under capital account items including capital transfer, direct investment, securities investment, derivative products or loan, except with prior approval granted by the State Administration for Foreign Exchange (the “SAFE”). The payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from, registration or filing with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. Foreign-Invested enterprises established in China, through providing certain documents (such as the board resolution and tax registration permit), can purchase foreign exchange for dividend payments, trading or services without the approval from the SAFE. The PRC government may also from time to time impose controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits. Furthermore, if our PRC subsidiary, New Brand incurs debt on its own in the future, the instrument governing the debt may restrict its ability to pay dividends or make other payments. If the Company or its subsidiaries are unable to receive cash derived from the profits generated by our operations in China, we may be unable to pay dividends on our Shares. See “Regulations — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from remitting the proceeds of this offering into China through loans or additional capital contributions to our PRC subsidiary, thereby diminishing our ability to fund and expand our business.” See also “Risk Factors — Risk Related to Doing Business in China — We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our PRC subsidiary”; and — “There are withholding tax liabilities of our PRC subsidiary under the PRC Enterprise Income Tax Law, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not enjoy certain treaty benefits.”

Regulatory Approval of the PRC

Permission Required from Hong Kong Authorities

Hong Kong is a special administration region of China, having its own legal system that is independent from mainland China, and as a result, has its own distinct rules and regulation. Multi Ridge is an intermediate holding company in Hong Kong with no operation of its own. We have been advised by Loeb & Loeb LLP, our U.S. and Hong Kong counsel, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, we, including Multi Ridge, have received all requisite permissions or approvals from the Hong Kong authorities to operate our business, including but not limited to obtaining a relevant certificate of incorporation, and that we, including Multi Ridge are not required to obtain any permission or approval from Hong Kong authorities to offer the shares of MIHL to foreign investors. However, we have been advised by Loeb & Loeb LLP that uncertainties still exist due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations. In the event that we, including Multi Ridge, (i) do not receive or fail to maintain such permissions or approvals in the future, (ii) inadvertently conclude that relevant permissions or approvals were not required, or (iii) are required to obtain such permissions or approvals in the future following applicable laws, regulations, or interpretation changes, any action taken by the Hong Kong government could significantly limit or completely hinder our operations and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

Permission Required from PRC Authorities

The PRC government has recently indicated that it may exert more control or influence over offerings of securities conducted overseas. As confirmed by our PRC counsel, to the best of their knowledge after due inquiry and as confirmed by the Company, as of the date of this prospectus, we are not subject to cybersecurity review with the Cyberspace Administration of China (“CAC”) to conduct business operations in China, given that: (i) we do not operate any network platform or provide any network service for individual users, (ii) all the customers and suppliers of New Brand are enterprises, (iii) we and our PRC Subsidiary have possessed substantially less than 1 million users of personal information in our business operations, (iv) we and our PRC Subsidiary are not recognized as “operators of critical information infrastructure” by any authentic authority, (v) we and our PRC Subsidiary have not been involved in any investigations initiated by the CAC, nor have we received any inquiry, notice, warning, or sanction in such respect. Nevertheless, the Measures for Cybersecurity Review (2021 version) was recently adopted and the Network Internet Data Protection Draft Regulations is in the process of being formulated and the interpretation and application of these regulations remain to be further confirmed. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, the CAC, or other PRC governmental authorities required for the conduct of our business operations and overseas listings, including this offering.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which have became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. The companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing. After obtaining approval from the CSRC and before the overseas offering and listing, the companies that have a major change to the main business or business license qualification, the right of control or equity structure, or the offering and listing plan shall promptly report to the CSRC and update the filing materials within three working days of the occurrence of the relevant matters. In the opinion of our PRC counsel, Commerce & Finance Law Offices, based on its understanding of the relevant PRC laws and regulations as of the date of this prospectus, our offering will be identified as an indirect overseas issuance and listing of New Brand by CSRC, in view of the fact that the Trial Measures have come into effect on 31 March 2023, we shall fulfill the filing procedure with the CSRC as per requirement of the Trial Measures. On May 11, 2023, the Company submitted the filing materials to the CSRC, and the Company subsequently obtained approval from the CSRC on July 24, 2023. However, the Company may need to update the filing materials if any of the aforementioned material matters occurs.

If we (i) do not complete the filing required by the CSRC, or (ii) applicable laws, regulations, or interpretations change and require us to declare to the Office of Cybersecurity Review for cybersecurity review or obtain other permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Shares. We could be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Shares. Any measures taken by the PRC government could limit our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and the Cayman Islands experts named in this prospectus, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

We have irrevocably appointed Cogency Global Inc as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Ogier has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor (a liability to pay a liquidated sum for which the judgment has been given); (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons.

Name	Position	Nationality	Residence
Yuk Yin Judy Li	Chairperson of the Board of Directors	Chinese	Hong Kong
Sek Yan Ko	General Manager	Chinese	Hong Kong
Suqin Li	Director and Chief Executive Officer	Chinese	Mainland China
Xueyuan Chen	Chief Financial Officer	Chinese	Mainland China
To-Wai Suen	Independent Non-executive Director	Chinese	Hong Kong
Wai Kei Kevin Ng	Independent Non-executive Director	Chinese	Hong Kong
Taylor Carl Coplen	Independent Non-executive Director	American	United States

Mainland China

Commerce & Finance Law Offices, our counsel as to PRC law, has advised us that there is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Commerce & Finance Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between the PRC and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our Shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

Hong Kong

All of our directors reside outside the United States and several of our directors and officers reside in Hong Kong. We have been advised by Loeb & Loeb LLP, our U.S. and Hong Kong counsel, that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

It is also uncertain whether, in the future, the Hong Kong government will implement regulations and policies of the Chinese government or adopt regulations and policies of its own that are substantially similar to those of the Chinese government.

Summary of Risk Factors

Investing in our Shares involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our Shares. If any of these risks actually occurs, our business, financial condition, or results of operations could be materially and adversely affected. In such case, the trading price of our Shares would likely decline, their liquidity could drop significantly and you may lose all or part of your investment. The following is a summary of some of the principal risks we face:

Risks Related to Doing Business in China

As we are based in China and our business is conducted in China, we may face significant regulatory, liquidity, and enforcement risks and uncertainties relating to doing business in China in general. See “Risk Factors — Risks Related to Doing Business in China” beginning on page 16 for a more detailed discussion of the risks involved. These risks include but are not limited to, the following:

•        Changes, application and interpretation with respect to the PRC legal system could result in a material change in our operations and/or the value of the securities we are registering for sale. PRC laws and regulations may be subject to future changes, which could result in a material change in our operations and/or the value of our Shares. It is also uncertain whether having several of our directors and officers located in Hong Kong will subject us to the oversight of the Chinese authorities in the future. See more detailed discussion of this risk factor on page 16 of this prospectus.

•        The PRC government may oversee our operations or may exert more oversight over offerings conducted overseas and foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale. The PRC government may exercise oversight, and the regulations to which we are subject may change. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in China may be subject to change. See more detailed discussion of this risk factor on page 16 of this prospectus.

•        Any measures taken by the PRC government to exert more oversight over offerings that are conducted overseas and/or involves or constitutes a foreign investment in China-based issuers, such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. As of the date of this prospectus, we are required to fulfill the filing procedure with the CSRC as per requirement of the Trial Measures. Nevertheless, the promulgation of new laws or regulations, or the new interpretation of existing laws and regulations may restrict or otherwise impact our ability or way to conduct business and may require us to change certain aspects of our business to ensure compliance. See more detailed discussion of this risk factor on page 17 of this prospectus.

•        Recent joint statement by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. Under the HFCA Act, our Shares may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if the PCAOB determines that it cannot inspect or fully investigate our auditor for three consecutive years. This ultimately could result in our Shares being delisted. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements of the HFCA Act. The SEC adopted rules to implement the HFCA Act and, pursuant to the HFCA Act, the PCAOB issued its report on December 16, 2021, notifying SEC of its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland

China or Hong Kong, because of positions taken by PRC authorities in those jurisdictions. Our auditor, WWC, P.C., the independent registered public accounting firm that issued the audit report included in this prospectus, is a PCAOB-registered public accounting firm headquartered in San Mateo, California. Our auditor is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess an auditor’s compliance with the applicable professional standards, and has been inspected by the PCAOB on a regular basis. As of the date of this prospectus, our auditor has not been subject to PCAOB’s determinations and our offering has not been affected by the HFCA Act and related regulations. On August 26, 2022, the PCAOB signed the SOP Agreements with the CSRC and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities fail to agree to the PCAOB’s access, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. On June 22, 2021, the U.S. Senate passed Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Ordinary Shares may be prohibited from trading or delisted. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See more detailed discussion of this risk factor on page 17 of this prospectus.

•        In light of recent events indicating greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, we may be subject to a variety of PRC laws and other obligations regarding data protection and any other rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business and the offering. We may become subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. In the event of a failure to comply, we may be required to suspend our relevant businesses and become subject to fines and other penalties, which may materially and adversely affect our financial condition. In addition, given the recent events indicating greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, it remains uncertain as to how the New Measures will be interpreted or implemented. PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the New Measures. See more detailed discussion of this risk factor on page 18 of this prospectus.

•        You may experience difficulties in effecting service of process, enforcing foreign judgments or bringing actions in China against us or our management named in this prospectus based on foreign laws. MIHL is incorporated under the laws of the Cayman Islands, but all of our operations and assets are held by our operating subsidiary, New Brand, in China. In addition, substantial amount of our assets is located in China and most of our senior executive officers and directors reside within mainland China or Hong Kong for a significant portion of the time. As a result, it may be difficult or impossible for investors to effect service of process on us inside mainland China. See more detailed discussion of this risk factor on page 20 of this prospectus.

•        We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our PRC subsidiary. The PRC Government imposes foreign currency oversight policies, such policies may prevent cash maintained in the PRC or Hong Kong from being transferred out, or restrict the deployment of the cash into our business or for the payment of dividends. The PRC government may amend such foreign currency oversight policies in the future, which could have a material adverse effect on our ability to conduct our business. See more detailed discussion of this risk factor on page 20 of this prospectus.

•        Our results of operation may be materially and adversely affected by a downturn in China or the global economy, and changes in the economic and political policies of the PRC. The rapid growth of the Chinese economy has slowed down since 2012 and such slowdown may continue. The Chinese economy has its own characteristics, including the degree of government involvement, growth rate, control of foreign exchange and allocation of resources. See more detailed discussion of this risk factor on page 21 of this prospectus.

•        It may be difficult for overseas shareholders and/or regulators to conduct investigation in China. There are significant legal obstacles to providing information needed for regulatory investigations or litigation initiated outside China. See more detailed discussion of this risk factor on page 21 of this prospectus.

•        We are required to fulfill the filing procedure with the CSRC as per requirement of the Trial Measures. See more detailed discussion of this risk factor on page 21 of this prospectus.

•        Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in China. Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers, contract manufacturers, raw material vendors, and other partners. See more detailed discussion of this risk factor on page 22 of this prospectus.

•        Fluctuations in currency exchange rates could have a material and adverse effect on the value of your investment. Our revenue and expenses have been and are expected to continue to be primarily denominated in RMB, and we are exposed to the risks associated with the fluctuation in the currency exchange rate of RMB. See more detailed discussion of this risk factor on page 22 of this prospectus.

•        Changes in PRC political, economic and governmental policies may have an adverse impact on our business. We expect that China will continue to be our principal market and place of operation. Accordingly, our business, financial condition and results of operations are subject to political, economic and legal developments in China to a significant degree. See more detailed discussion of this risk factor on page 22 of this prospectus.

•        We may be subject to civil complaints and regulatory actions under certain laws and regulations relating to labor, social insurance and housing provident fund. We have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefit of our employees. See more detailed discussion of this risk factor on page 22 of this prospectus.

•        There are withholding tax liabilities of our PRC subsidiary under the PRC Enterprise Income Tax Law, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not enjoy certain treaty benefits. The PRC Enterprise Income Tax Law relates to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not enjoy certain treaty benefits. See more detailed discussion of this risk factor on page 23 of this prospectus.

•        PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from remitting the proceeds of this offering into China through loans or additional capital contributions to our PRC subsidiary, thereby diminishing our ability to fund and expand our business. See more detailed discussion of this risk factor on page 24 of this prospectus.

•        If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders. Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. See more detailed discussion of this risk factor on page 24 of this prospectus.

•        We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies. Gains derived an indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. See more detailed discussion of this risk factor on page 25 of this prospectus.

•        The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections. Hong Kong is a Special Administrative Region of the PRC and enjoys a high degree of autonomy under the “one country, two systems” principle. Any changes to the political and economic environment in Hong Kong may materially and adversely affect our business and operation. See more detailed discussion of this risk factor on page 26 of this prospectus.

Risks Related to Our Business

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects. These risks include, but are not limited to, the following:

•        We may be unable to timely and accurately respond to changes in fashion trends and consumer preferences.

•        We rely on a limited number of major customers, of which may reduce or stop making purchase orders for our services and products.

•        Customers may choose to do business with suppliers directly through online platforms.

•        We are exposed to credit risks of our customers.

•        Our sales are subject to seasonal fluctuations.

•        We rely on third parties for supplies of raw materials, manufacturing services and transport infrastructure.

•        Inconsistent quality control may adversely affect our reputation and customer relationships.

•        Our profit margin may be adversely affected by the increasing costs of raw materials and labor.

•        Unforeseeable events, such as the global COVID-19 outbreak and local energy efficiency measures, could significantly disrupt our supply chain for a prolonged period of time.

•        The war in Ukraine could materially and adversely affect our business and results of operations.

•        Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud.

Risks Related to our Shares

In addition to the risks described above, we are subject to general risks and uncertainties relating to our Shares and this offering, including but not limited to the following:

•        There has been no public market for our Shares prior to this offering; if an active trading market does not develop you may not be able to resell our Shares at any reasonable price.

•        If we fail to meet applicable listing requirements, Nasdaq may delist our Shares from trading, in which case the liquidity and market price of our Shares could decline.

•        Our status as a “foreign private issuer” under the rules promulgated by the Securities and Exchange Commission under the U.S. federal securities laws (the “SEC rules”), will exempt us from the U.S. proxy rules and the more detailed and frequent Securities Exchange Act of 1934 “Exchange Act”, reporting obligations applicable to a U.S. domestic public company.

•        Our status as a foreign private issuer under the Nasdaq Stock Market Rules (the “Nasdaq rules”), will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from Nasdaq corporate governance listing standards applicable to a U.S. domestic Nasdaq listed company.

•        Our status as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) may make it more difficult to raise capital as and when we need it.

•        We may allocate the net proceeds from this offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree.

Recent Regulatory Development in China

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

Cybersecurity Laws

On December 28, 2021, the CAC, the NDRC, and several other administrations jointly adopted and published the new Measures for Cybersecurity Review (“New Measures”), which came into effect on February 15, 2022. The New Measures reiterate that, an operator of critical information infrastructure who purchase network products or services that affects or may affect national security or a network platform operator who possesses the personal information of more than 1 million users and intends to list in a foreign country shall declare to the Office of Cybersecurity Review for cybersecurity review. The New Measures further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad.

Given the nature of our business, we believe this risk is not significant. New Brand may collect and store certain data (including certain personal information) from our clients for “Know Your Customers” purpose, who may be PRC individuals. We do not currently expect the New Measures to have an impact on our business, operations or this offering as we do not believe that New Brand is deemed to be an “operator of critical information infrastructure” or “network platform operator” controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S., because (i) as of date of this prospectus, we and our PRC Subsidiary have possessed substantially less than 1 million users of personal information in our business operations; and (ii) as of the date of this prospectus, neither the Company nor New Brand has not been involved in any investigations on cybersecurity or data security initiated by related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect. Therefore, we are not covered by the permission and requirements from the CAC. New Brand has received all necessary permissions required to obtain from PRC authorities to operate its current business in China, including Business License, Customs Registration Certificate and Bank Account Open Permit.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated. If the CAC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we cannot assure you that we will be able to list our Shares on U.S. exchanges, or continue to offer securities to investors, which would materially affect the interest of the investors and cause significantly depreciation of our price of Shares. See “Risk Factors — We are required to obtain approval from PRC authorities to list on overseas stock exchanges and may not be able to complete the filing because the filing materials are incomplete or do not meet the requirements of the CSRC.”

Laws on Offshore Securities Offering

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which have became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, established a new filing-based regime to regulate overseas offerings and listings by domestic companies. Specifically, if an issuer concurrently meets the following conditions, it shall be deemed a domestic enterprise indirectly conducting overseas offering and listing: (i) among the operating revenue, total profits, total assets or net assets of a domestic enterprise in the most recent fiscal year, any index accounts for over 50% of the relevant data in the audited consolidated financial statements of the issuer in the same period, (ii) the main business activities are carried out in China or the main business places are located in China, most senior executives responsible for business operation are Chinese citizens, or their habitual residences are located in the territory of China. The recognition of indirect overseas offering and listing of domestic enterprises shall follow the principle of substance over form. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. The companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing.

As these laws and regulations are recently issued, and the interpretation of these opinions remains unclear at this stage. We cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. Except for the filing required by the CSRC, if it is determined in the future that approval from other regulatory authorities or other procedures are required for this offering, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval or completion could be rescinded. Any failure to obtain or delay in obtaining such approval or completing such procedures for this offering, or a rescission of any such approval if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to seek CSRC approval or other government authorization for this offering. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the offering from this offering into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our shares. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of the Shares offering hereby. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of the shares.

Implications of HFCA Act

Our Shares may be prohibited from being trading on a national exchange under the HFCA Act if the PCAOB is unable to inspect our auditor for three consecutive years beginning in 2021.

Our auditor, WWC, P.C., is an independent registered public accounting firm that issues the audit report included elsewhere in this prospectus. As an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, it is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections on its audit works to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and PCAOB is able to inspect our auditor in relation to our U.S. listing.

The SEC adopted rules to implement the HFCA Act and, pursuant to the HFCA Act, the PCAOB issued its report on December 16, 2021, notifying SEC of its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfils its responsibilities under the HFCA Act.

On August 26, 2022, the PCAOB signed the SOP Agreements with the CSRC and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities fail to agree to the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. On June 22, 2021, the U.S. Senate passed Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Ordinary Shares may be prohibited from trading or delisted. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Corporate Information

Our principal offices are located at 22/F, China United Plaza, 1002-1008 Tai Nan West Street, Cheung Sha Wan, Kowloon, Hong Kong and our telephone number is +852 3915 2600. Our registered office in the Cayman Islands is located at the Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As an emerging growth company, we may take advantage of certain reduced disclosure and requirements that are otherwise applicable generally to U.S. public companies that are not emerging growth companies. These provisions include:

•        the option to include in an initial public offering registration statement only two years of audited financial statements and selected financial data and only two years of related disclosure;

•        reduced executive compensation disclosure; and

•        an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) in the assessment of our internal control over financial reporting.

The JOBS Act also permits an emerging growth company, such as us, to delay adopting new or revised accounting standards until such time as those standards are applicable to private companies. We have not elected to “opt out” of this provision, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will have the discretion to adopt the new or revised standard at the time private companies adopt the new or revised standard and Our discretion will remain until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company.

We will remain an emerging growth company until the earliest of:

•        the last day of our fiscal year during which we have total annual revenue of at least $1.235 billion;

•        the last day of our fiscal year following the fifth anniversary of the closing of this offering;

•        the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or

•        the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which, among other things, would occur if the market value of our Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies.

In addition, upon closing of this offering, we will report under the Exchange Act as a “foreign private issuer.” As a foreign private issuer, we may take advantage of certain provisions under the Nasdaq rules that allow us to follow Cayman Islands law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•        the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•        Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

We are also a foreign private issuer. Foreign private issuers, like emerging growth companies, are also exempt from certain more stringent executive compensation disclosure rules. Thus, if we remain a foreign private issuer, even if we no longer qualify as an emerging growth company, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are neither an emerging growth company nor a foreign private issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances apply            :

•        the majority of our executive officers or directors are U.S. citizens or residents;

•        more than 50% of our assets are located in the United States; or

•        our business is administered principally in the United States.

THE OFFERING

Shares offered by us	2,500,000 Shares (or 2,875,000 Shares if the representative of the underwriters exercises the option to purchase additional Shares in full).
Shares offered by the Selling Shareholder	1,250,000 Shares
Shares to be outstanding after this offering	20,500,000 Shares (or 20,875,000 Shares if the representative of the underwriters exercises the option to purchase additional Shares in full).
Option to purchase additional Shares	We have granted the representative of the underwriters an option to purchase up to 375,000 additional Shares from us within 45 days from the closing of this offering.
Use of proceeds

We estimate that we will receive net proceeds from this offering of approximately $9.4 million, or approximately $11.0 million if the representative of the underwriters exercises the option to purchase additional Shares in full, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering as follows:

•   20% to procure raw materials used in textile and garment manufacturing, including fiber and yarn, for upstream vertical expansion and lead time reduction;

•   20% to broaden our customer base and develop new customers through marketing and/or to increase our market presence in other key markets such as the United States or Europe;

•   20% to enhance our efficiency and our SCM service capabilities by enhancing our collaboration with our suppliers and logistic service providers or make investments in these areas;

•   10% to explore and introduce eco-friendly and sustainable raw materials for our customers’ consideration and to broaden our sourcing chain to cover quality suppliers of these materials; and

•   30% to fund general working capital needs.

We will not receive any of the proceeds from the sale of shares by the Selling Shareholder.

See “Use of Proceeds” for additional information.

Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Shares.
Listing

We have applied to list our Shares on the Nasdaq Capital Market under the symbol “MJID”. At this time, Nasdaq Capital Market has not yet approved our application to list our ordinary shares. The closing of this offering is conditioned upon Nasdaq Capital Market’s final approval of our listing application. However, there is no assurance that this offering will be closed and our Shares will be trading on the Nasdaq Capital Market. If the Nasdaq Capital Market does not approve our listing application this initial public offering will be terminated.

The number of Shares to be outstanding after this offering is based on 18,000,000 Shares outstanding as of March 31, 2023.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

•        no exercise by the representative of the underwriters of the option to purchase up to 375,000 additional Shares from us; and

•        the adoption and effectiveness of the amendments to our Memorandum and Articles of Association, which will occur immediately prior to the closing of this offering.

RISK FACTORS

Investing in our Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Doing Business in China

Changes, application and interpretation with respect to the PRC legal system, could result in a material change in our operations and/or the value of the securities we are registering for sale.

The PRC legal system is based on written statutes and their legal interpretations by the Standing Committee of the National People’s Congress. Previous court decisions may be cited for reference but have limited precedential value. Since 1979, the PRC government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, as these laws and regulations are relatively new, and due to the limited volume of published cases and their non-binding nature, interpretation and application these laws and regulations are subject to change. These laws and regulations may be subject to future changes, which could result in a material change in our operations and/or the value of our Shares. It is also uncertain whether having several of our directors and officers located in Hong Kong will subject us to the oversight of the Chinese authorities in the future.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may take relatively longer amount of time, resulting in substantial costs and diversion of resources and management attention.

The PRC government will oversee our operations, which could result in a material change in our operations and/or the value of the securities we are registering for sale.

MIHL is a holding company and we conduct our operations through our PRC subsidiary New Brand in China. Our operations are all located in China, and all of our clients are PRC persons. The PRC government may exercise oversight, and the regulations to which we are subject may change. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in China may be subject to change. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in China may require additional costs to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention; and

•        subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our operations could be materially and adversely affected as well as the value of our Shares.

Any measures by the PRC government to exert more oversight over offerings that are conducted overseas and/or foreign investment in China-based issuers, such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Recent statements by the PRC government have indicated an intent to exert more exert oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. On December 28, 2021 the CAC, the NDRC, and several other administrations jointly adopted and published the new Measures for Cybersecurity Review (“New Measures”), which came into effect on February 15, 2022. According to the New Measures, an operator of critical information infrastructure who purchase network products or services that affects or may affect national security or a network platform operator who possesses the personal information of more than 1 million users and intends to list in a foreign country shall declare to the Office of Cybersecurity Review for cybersecurity review. Our business belongs to the apparel SCM industry, which does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. As a result, the likelihood of us being subject to the review of the CAC is remote.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which have become effective on March 31, 2023. According to the Trial Measures, our offering will be identified as an indirect overseas issuance and listing of New Brand by CSRC, we shall fulfill the filing procedure with the CSRC as per requirement of the Trial Measures. On May 11, 2023, the Company submitted the filing materials to the CSRC, and the Company subsequently obtained approval from the CSRC on July 24, 2023. However, the Company may need to update the filing materials if any of the aforementioned material matters occurs.

As of the date of this prospectus, except for the filing required by the CSRC, our registered public offering in the U.S. is not subject to the review nor prior approval of the CAC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change in the future. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations may restrict or otherwise impact our ability or way to conduct business and may require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities.

In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CAC that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, measures taken by the PRC government could affect our operations, significantly limit or completely hinder our ability to offer our Shares to investors and cause the value of such Shares to significantly decline or become worthless.

Recent joint statement by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC will prohibit the company’s shares from being traded on a national securities exchange and in over the counter markets in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements of the HFCA Act.

On June 22, 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would decrease the number of non-inspection years from three years to two years, and thus, would reduce the time before our securities may be prohibited from trading or delisted.

The SEC adopted rules to implement the HFCA Act and, pursuant to the HFCA Act, the PCAOB issued its report on December 16, 2021, notifying SEC of its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in China or in Hong Kong, respectively. The rules apply to foreign issuers whose registered public accounting firm is located in a foreign jurisdiction that does not permit the PCAOB to inspect or investigate (“Commission-Identified Issuers”). The rules further provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCA Act. Our auditor, WWC, P.C., is an independent registered public accounting firm that issues the audit report included elsewhere in this prospectus. As an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, it is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and PCAOB is able to inspect our auditor in relation to our U.S. listing. The recent developments therefore would add uncertainties to our offering, and we cannot assure you whether U.S. regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

On August 26, 2022, the PCAOB signed the SOP Agreements with the CSRC and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities fail to agree to the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. On June 22, 2021, the U.S. Senate passed Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Ordinary Shares may be prohibited from trading or delisted.

Uncertainties of the ability of auditors to comply with the requirements of the HFCA Act, as well as further rulemakings by U.S, regulators with respect to their work in China, could cause the market price of our Shares to fall. If the PCAOB determines that it cannot inspect the audits of New Brand, our PRC operating subsidiary; or Multi Ridge, our Hong Kong investment holding subsidiary and the sole shareholder of New Brand, the trading of our securities may be prohibited under the HFCA Act and, as a result, the Nasdaq may delist our securities. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

In light of recent events indicating greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, we may be subject to a variety of PRC laws and other obligations regarding data protection and any other rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business and the offering.

Our operations are located in China and our clients are PRC persons. As such we are subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These laws apply not only to third-party transactions, but also other parties with which we have commercial relations. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

The PRC regulatory requirements regarding cybersecurity are evolving. For instance, various regulatory bodies in the PRC, including the CAC, the Ministry of Public Security, and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. The Cybersecurity Law, which was adopted by the National People’s Congress on November 7, 2016, and the Cybersecurity Review Measures, which were promulgated on April 13, 2020, provide that personal information and important data collected and generated by an operator of critical information infrastructure in the course of its operations in China must be stored in China, and if an operator of critical information infrastructure purchases internet products and services that affect or may affect national security, it will be subject to cybersecurity review by the CAC. On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law, which took effect on September 1, 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and also provides for a data classification and hierarchical protection system. The data classification and hierarchical protection system puts data into different groups according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations in case the data is falsified, damaged, disclosed, illegally obtained or illegally used. If any of our data processing activities conducted after the Data Security Law became effective were found to be not in compliance with this law, we could be ordered to make corrections, and under certain serious circumstances, such as severe data divulgence, we could be subject to penalties, including the revocation of our business licenses or other permits. Furthermore, the recently issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law require (i) speeding up the revision of the provisions on strengthening the confidentiality and archives management relating to overseas issuance and listing of securities and (ii) improving the laws and regulations relating to data security, cross-border data flow, and management of confidential information. As there remain uncertainties regarding the further interpretation and implementation of those laws and regulations, we cannot assure you that we will be compliant such new regulations in all respects, and we may be ordered to rectify and terminate any actions that are deemed illegal by the regulatory authorities and become subject to fines and other sanctions.

We believe, based on the opinion of our PRC counsel, Commerce & Finance Law Offices, that as of the date of this prospectus, according to the New Measures, if an operator of critical information infrastructure who purchase network products or services that affects or may affect national security or a network platform operator who possesses the personal information of more than 1 million users and intends to list in a foreign country shall declare to the Office of Cybersecurity Review for cybersecurity review. The New Measures further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. As of the date of this prospectus, the Company and its PRC Subsidiary have possessed substantially less than 1 million users of personal information in their business operations and neither the Company nor its PRC Subsidiary is recognized as an “operator of critical information infrastructure” by any authentic authority. Therefore, we do not believe that New Brand is deemed to be an “operator of critical information infrastructure” or “network platform operator” controlling personal information of no less than one million users. We are required to collect and retain some basic information furnished by our customers, suppliers and employees in accordance with prevailing business practices, but we do not handle a large amount of personal and confidential data in the ordinary course of business. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity or data security initiated by related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect. Our PRC subsidiary New Brand has received all necessary permissions required to obtain from PRC authorities to operate its current business in China, including Business License, Customs Registration Certificate and Bank Account Open Permit.

However, given the recent events indicating greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, it remains uncertain as to how the New Measures will be interpreted or implemented. There remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to current and future PRC laws, overseas securities offerings and other capital markets activities. PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the New Measures. They may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the Shares that we are offering. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply therewith. In the event of a failure to comply, we may be required to suspend our relevant businesses and become subject to fines and other penalties. If the CAC or other PRC regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals, which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.

You may experience difficulties in effecting service of process, enforcing foreign judgments or bringing actions in China against us or our management named in this prospectus based on foreign laws.

MIHL is incorporated under the laws of the Cayman Islands, but all of our operations and assets are held by our operating subsidiary, New Brand, in China. In addition, substantial amount of our assets is located in China and most of our senior executive officers and directors reside within mainland China or Hong Kong for a significant portion of the time. As a result, it may be difficult or impossible for investors to effect service of process on us inside mainland China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors. Moreover, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our Shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our PRC subsidiary.

The Shares offered in this prospectus are those of MIHL. MIHL is a holding company incorporated under the laws of the Cayman Islands with limited liability. The majority of our business operations are conducted through our PRC subsidiary New Brand, and hence, our revenue and profit are substantially contributed by our PRC subsidiary. Although we have paid dividends to our Controlling Shareholders in the past, we do not intend to pay dividends in the near future. See “Dividend Policy”.

Our ability to pay dividends to our shareholders is primarily dependent upon the earnings of our PRC subsidiary and its distribution of funds to us, primarily in the form of dividends. The ability of our PRC subsidiary to make distributions to us depends upon, among others, their distributable earnings. Under the PRC laws, payment of dividends is only permitted out of accumulated profits according to PRC accounting standards and regulations, and our PRC subsidiary is also required to set aside part of its after-tax profits to fund certain reserve funds that are not distributable as cash dividends. Other factors such as cash flow conditions, restrictions on distributions contained in our PRC subsidiary’s articles of associations, restrictions contained in any debt instruments, withholding tax and other arrangements will also affect the ability of our PRC subsidiary to make distributions to us. These restrictions could reduce the amount of distributions that we receive from our PRC subsidiary, which in turn would restrict our ability to pay dividends on the Shares. The amounts of distributions that any of MIHL’s subsidiaries declared and made in the past are not indicative of the dividends that we may pay in the future. There is no assurance that we will be able to declare or distribute any dividend in the future.

Furthermore, The PRC Government imposes foreign currency oversight policies, such policies may prevent cash maintained in the PRC or Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. In response to the persistent capital outflow and the RMB’s depreciation against the USD in the fourth quarter of 2016, the People’s Bank of China and SAFE, have implemented a series of capital management measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments, and shareholder loan repayments. The PRC government may in the future amend such foreign currency oversight policies, which could affect our PRC subsidiary’s dividends. The PRC government also imposes oversight on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from its profits of our PRC subsidiary, if any. Any limitation on the ability of our PRC subsidiary to pay dividends or make other kinds of payments to us could have a material adverse effect on our ability to conduct our business.

Our results of operation may be materially and adversely affected by a downturn in China or the global economy.

All of our operations are currently located in China, and all of our revenue was generated in China for the six months ended March 31, 2023 and the years ended September 30, 2022 and 2021. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by the political, economic and social conditions in China generally and by the continued economic growth in China as a whole. While the Chinese economy has experienced significant growth over the past decades, growth has been different, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

The rapid growth of the Chinese economy has slowed down since 2012 and such slowdown may continue. There exists also uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and the PRC, before 2020. Unrest, terrorist threats and the potential for war in the Middle East and elsewhere may increase market volatility across the globe. Any prolonged slowdown in the global or the Chinese economy may affect potential customers’ confidence in the financial market as a whole and have a negative impact on our financial condition. Further, recent global economic conditions including inflationary pressures, have not materially affected our operations in the PRC. However, continued pressure from global economic conditions may the PRC markets in the future and in turn, may affect our operations.

The continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs. We cannot assure that there will not be any unfavorable changes in the PRC economy that could impact the industries in which we operate, which could in turn diminish the demand for our services.

It may be difficult for overseas shareholders and/or regulators to conduct investigation in China.

Shareholder claims or regulatory investigations that are common in the U.S. are typically difficult to pursue as a matter of law or practicality in China. There are significant legal obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Chinese authorities may establish a regulatory cooperation agreement with the securities regulatory authorities of another jurisdiction to implement cross-border supervision and administration which may be difficult to achieve in the absence of mutual and practical cooperation.

We are required to obtain approval from PRC authorities to list on overseas stock exchanges and may not be able to complete the filing because the filing materials are incomplete or do not meet the requirements of the CSRC.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. The companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing. After obtaining approval from the CSRC and before the overseas offering and listing, the companies that have a major change to the main business or business license qualification, the right of control or equity structure, or the offering and listing plan shall promptly report to the CSRC and update the filing materials within three working days of the occurrence of the relevant matters.

Our PRC counsel, Commerce & Finance Law Offices, has advised us that, based on its understanding of the current PRC laws and regulations, our offering will be identified as an indirect overseas issuance and listing of New Brand by CSRC, in view of the fact that the Trial Measures have come into effect on 31 March 2023. On May 11, 2023, we submitted the filing materials to fulfill the filing procedure with the CSRC as per requirement of the Trial Measures, and we subsequently obtained approval from the CSRC on July 24, 2023. However, we may need to update the filing materials if any of the aforementioned material matters occurs.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may influence growth in China.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers, contract manufacturers, raw material vendors, and other partners. International trade disputes could result in tariffs and other protectionist measures which may materially and adversely affect our business.

There have also been concerns about the relationship between the PRC and other countries, including the surrounding Asian countries, which may potentially have economic effects. In particular, there is significant uncertainty about the future relationship between the United States and the PRC with respect to trade policies, treaties, government regulations and tariffs. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China.

Political uncertainty surrounding international trade disputes and the potential of the escalation to trade war and global recession could have a negative effect on customer confidence. We may have also access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or the PRC that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Fluctuations in currency exchange rates could have a material and adverse effect on the value of your investment.

Our revenue and expenses have been and are expected to continue to be primarily denominated in RMB, and we are exposed to the risks associated with the fluctuation in the currency exchange rate of RMB. Should RMB appreciate against other currencies, the value of the proceeds from this offering and any future financings, which are to be converted from US dollar or other currencies into RMB, would be reduced and might accordingly hinder our business development due to the lessened amount of funds raised. On the other hand, in the event of the devaluation of RMB, the dividend payments of our Company, which are to be paid in US dollars after the conversion of the distributable profit denominated in RMB, would be reduced. Hence, substantial fluctuation in the currency exchange rate of RMB may have a material adverse effect on our business, operations and financial position and the value of your investment in the Shares.

Changes in PRC political, economic and governmental policies may have an adverse impact on our business.

We expect that China will continue to be our principal market and place of operation. Accordingly, our business, financial condition and results of operations are subject to political, economic and legal developments in China to a significant degree. The Chinese economy has its own characteristics in many aspects, including the extent of government involvement, control of the foreign exchange, allocation of resources and capital investment. We cannot assure there will not be any changes in the political, economic and governmental policies and measures promulgated by the PRC government that could impact the industries in which we operate, which could in turn diminish the demand for our services.

We may be subject to civil complaints and regulatory actions under certain laws and regulations relating to labor, social insurance and housing provident fund.

Pursuant to the PRC Labor Contract Law (the “Labor Contract Law”), which became effective in January 2008, and its implementing rules, which became effective in September 2008, was amended in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner. We believe our current practice complies with the Labor Contract Law and its amendments. As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. We could be required to provide additional compensation to our employees and our financial condition could be materially and adversely affected.

In accordance with the PRC Social Insurance Law and the Regulations on the Administration of Housing Fund and other relevant laws and regulations, the PRC has established a social insurance system and other employee benefits, including basic pension insurance, basic medical insurance, work-related injury insurance, unemployment insurance, maternity insurance, housing fund, and a handicapped employment security fund, or collectively the “Employee Benefits”. An employer is required to pay the Employee Benefits for its employees in accordance with the rates provided under relevant regulations and to withhold the social insurance and other Employee Benefits that should be assumed by the employees. An employer that has not made social insurance contributions at a rate and based on an amount prescribed by the law, or at all, may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline and be subject to a late fee of up to 0.05% or 0.2% per day, as the case may be. If the employer still fails to rectify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from 1 to 3 times of the amount overdue.

Although we have not received any order or notice from the local authorities nor any claims or complaints from our current and former employees regarding our non-compliance in this regard, we cannot assure you that we will not be subject to any order to rectify non-compliance in the future, nor can we assure you that there are no, or will not be any, employee complaints regarding social insurance payment or housing provident fund contributions against us, or that we will not receive any claims in respect of social insurance payment or housing provident fund contributions under the PRC laws and regulation.

There are withholding tax liabilities of our PRC subsidiary under the PRC Enterprise Income Tax Law, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not enjoy certain treaty benefits.

Our PRC subsidiary New Brand generates substantially all of our profits through its business operations. Under the PRC Enterprise Income Tax Law and its implementation rules, the profits of a foreign-invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and the PRC, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in China company. Our current PRC subsidiary is wholly-owned by our Hong Kong subsidiary, Multi Ridge. Accordingly, Multi Ridge may qualify for a 5% tax rate in respect of distributions from its PRC subsidiary. Under the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated in 2009, the tax payer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These conditions include: (i) the tax payer must be the beneficial owner of the relevant dividends, and (ii) the corporate shareholder to receive dividends from the PRC subsidiary must have met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, the State Administration of Taxation (“SAT”) promulgated the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties in 2009, which limits the “beneficial owner” to individuals, enterprises or other organizations normally engaged in substantive operations, and sets forth certain detailed factors in determining “beneficial owner” status.

Entitlement to a lower tax rate on dividends according to tax treaties or arrangements between the PRC central government and governments of other countries or regions is subject to the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties, which provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. As a result, we cannot assure you that we will be entitled to any preferential withholding tax rate under treaties for dividends received from our PRC subsidiary.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from remitting the proceeds of this offering into China through loans or additional capital contributions to our PRC subsidiary, thereby diminishing our ability to fund and expand our business.

Any funds we transfer to our PRC subsidiary New Brand, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China regardless of the amount of the transfer. According to the relevant PRC regulations on foreign investment entities (“FIEs”) in China, capital contributions to our PRC subsidiary are subject to the filing with the Ministry of Commerce of the People’s Republic of China (“MOFCOM”) or their respective local branches and registration with a local bank authorized by SAFE. In addition, (i) any foreign loan procured by our PRC subsidiary is required to be registered with SAFE or their respective local branches and (ii) our PRC subsidiary may not procure loans which exceed the difference between their respective total project investment amount and registered capital or twice of their net worth. We may not be able to complete such registrations or obtain necessary approvals on a timely basis with respect to future capital contributions or foreign loans by us to our PRC subsidiary. If we fail to complete such registrations, our ability to use the proceeds of this offering, and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, the SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, (“SAFE Circular 19”), which took effect as of June 1, 2015. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the RMB fund converted from their foreign exchange capital for expenditure beyond their business scopes, providing entrusted loans or repaying loans between nonfinancial enterprises. The SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, (“SAFE Circular 16”), effective in June 2016. Pursuant to SAFE Circular 16, enterprises registered in China may also convert their foreign debts from foreign currency to RMB on a self-discretionary basis. SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in China. SAFE Circular 16 reiterates the principle that RMB converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted RMB will not be provided as loans to its non-affiliated entities. As Circular 16 is relatively new, there remains uncertainty as to its interpretation and application and any other future foreign exchange related rules. Violations of these circulars could result in severe monetary or other penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to use Renminbi converted from the net proceeds of this offering and our concurrent private placement, to invest in or acquire any other PRC companies through our PRC subsidiary.

If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the SAT issued a circular, known as SAT Circular 82, partially abolished on December 29, 2017, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in China; and (iv) at least 50% of voting board members or senior executives habitually reside in China.

We believe that, as a Cayman Islands exempted company, MIHL is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income on our worldwide income at the rate of 25%. Furthermore, we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our Shares. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of the Shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of the Shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our Shares.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an indirect transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such indirect transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the Shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or may be taxed if our company is a transferor in such transactions, and may be subject to withholding obligations if our company is a transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfers of Shares of our company by investors who are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections.

Hong Kong is a Special Administrative Region of the PRC and enjoys a high degree of autonomy under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function in a high degree of autonomy for its affairs, including currencies, immigration and custom, independent judiciary system and parliamentary system. Any changes in the state of political environment in Hong Kong may materially and adversely affect our business and operation. We cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us.

Risks Related to Our Business

We may be unable to timely and accurately respond to changes in fashion trends and consumer preferences.

We offer in-house product design services to our customers. We must stay abreast of emerging consumer preferences and anticipate product trends that will appeal to existing and potential consumers. We believe that our success is, to an important extent, attributable to the ability of our design and product development personnel to design apparel products that are responsive to changes in consumer preferences. Due to the highly subjective nature of the fashion trends and the rapid change in fashion trends for apparels as well as the preferences of our customers and consumers, we may be unable to capture or predict the future fashion trend and continue to develop appealing designs for our customers and consumers. If we fail to capture, predict or respond timely to changes in market preferences; or introduce appealing and commercially viable apparel designs in a timely manner, our customers may choose to work with our competitors with market-sensitive designs.

We rely on a limited number of major customers, of which may reduce or stop making purchase orders for our services and products.

Revenue generated from our top five customers accounted for 91%, 88% and 84% of our total revenue for the six months ended March 31, 2023 and the years ended September 30, 2022 and 2021, respectively. We do not have long-term agreements with any of our top five customers: their purchases are made on an order-by-order basis. Our business with our customers has been, and we expect it will continue to be, conducted based on the actual orders received from time to time. Our customers are not obligated in any way to continue placing orders with us at the same or increasing levels, or at all. Their level of demand for our apparel products may fluctuate significantly from period to period. Such fluctuation is attributable mainly to changes in customer demand, including their business strategies, operational needs, product portfolio and interpretation of fashion trends.

Customers may choose to do business with suppliers directly through online platforms.

We offer SCM services with ownership in a very limited number of proprietary apparel products. Customers pay for our services to leverage our industry knowledge, market connections and logistics management capability. It has been increasingly common for brand owners and retailers to place their orders directly to manufacturers through online platforms. If we are unable to provide other value-added SCM services such as product design and development, selection of suppliers, production management and logistics management, we face the risk of losing some of our existing customers, especially those with the confidence and savviness to order apparel products online. With the internet becoming more common in the current economic environment, market demand for our apparel SCM services may decrease.

We are exposed to credit risks of our customers.

We are exposed to credit risks of our customers. We do not have access to all the information necessary to form a comprehensive view on the creditworthiness. The complete financial and operational conditions of customers are not always available to us, and we may not be of individual customers in any position to obtain such information. As a result, if any of our major customers experience any financial difficulty and fail to settle the outstanding amounts due to us in accordance with the agreed credit terms, our working capital position may be adversely affected. Provisions for impairment or write-offs may also be required for trade receivables.

In the course of business, we may from time to time engage in actions, legal proceedings to collect unpaid or disputed amounts due from our customers. After all reasonable steps have been taken to attempt to recover outstanding payments, we may need to resolve by commencing legal actions. On September 30, 2021, we filed a civil complaint in the Shanghai Songjiang District People’s Court against our former customer Tianjin Xinfa Knitting Products Co., Ltd., seeking damages of RMB 11,521,595.75 for the unpaid services we rendered pursuant to their company’s orders. On November 8, 2021, we obtained a property preservation order from the court over Tianjin Xinfa Knitting Products Co., Ltd which prevents them from disposal of or transfer of their bank assets.

Any ongoing legal proceedings or disputes with customers may distract our senior management’s attention and consume our time and other resources. In addition, even if we ultimately succeed in our claims, there may be negative publicity attached to such actions, which may materially and adversely affect our reputation and brand names. In the case of an adverse verdict, we may be required to pay significant monetary damages, assume significant liabilities or suspend or terminate parts of our operations.

We may not be able to meet our cash requirements without obtaining additional capital from external sources.

Our audited financial statements have been prepared assuming that we will continue as a going concern, which contemplates the recovery of our assets and the satisfaction of our liabilities in the normal course of business. As of March 31, 2023, most of our current assets consisted of accounts receivables, and our cash level was low relative to our working capital needs. Unless we could collect some of the accounts receivable in time, we may not have sufficient working capital to fund our operations without additional financing. For the year ended September 30, 2022, we recorded operating cash outflow. We expect operating and capital expenditures to increase over the next several years as we expand our raw materials inventory and strengthen our SCM services to cover a larger customer base.

While our operations were profitable for the years ended September 30, 2022 and 2021, we had net loss for the six months ended March 31, 2023. We anticipate that cash provided by this offering and our operating activities will be sufficient to meet our currently estimated cash requirements for at least the next 12 months. Nonetheless, we operate in a market that makes our prospects difficult to evaluate. Until we could achieve a level of positive operating cash flows adequate to support our cost structure, we would need to rely on additional financing. There is no assurance such financing will be available to us when needed or that such financing would be available on under favorable terms. If we are unable to obtain sufficient funding, we may be required to significantly curtail our planned operations, which may have a material adverse impact on our ability to continue as a going concern.

Our sales are subject to seasonal fluctuation.

Our sales of finished garment products are generally highest from August to December and expect to continue to experience seasonal fluctuations. In contrast, our sales of yarn products do not exhibit obvious trend of seasonality, but this could change in any given year. Therefore, our operating results for a certain period within a calendar year, or between any interim periods, may not correctly indicate our performance for the entire calendar year. Prospective investors should be aware of this seasonal fluctuation when making any comparison of our operating results.

We rely on third parties for supplies of raw materials, manufacturing services and transport infrastructure.

We have an “asset-light” business model. Substantially all of the apparel products sold by us were produced by third-party contract manufacturers using raw materials that we sourced from raw material vendors. We do not enter into any long-term contracts with suppliers, and the terms of services provided by them may also be susceptible to fluctuations with regard to pricing, timing and quality. Business relationships with our key suppliers could deteriorate, and existing procurement arrangements could change without advance notice. We might have to accept substantial increment in price or a substantial reduction of quantities supplied in some cases, especially when we are unable to locate alternative suppliers in a timely manner and/or on comparable commercial terms. Moreover, as we do not have long-term contracts with our suppliers, we may not be able to exercise adequate control over their operations. As a result, we are not able to ensure their compliance with applicable laws and regulations. We are not in a position to ascertain whether our suppliers have obtained all licenses, permits and approvals necessary for their operations, or complied with all applicable laws and regulations. Failure on the part of any of our suppliers to comply with applicable laws and regulations may damage our corporate image, and adversely affect our customer relationships.

Inconsistent quality control may adversely affect our reputation and customer relationships.

Our customers have specific requirements for their apparel products, and these requirements could change from one carton to another, even for the same types of products with the same design. We rely on our internal quality control personnel to inspect the finished goods and rectify any defectiveness so that the goods can be delivered to our customers in a form that would meet their quality expectations. If we fail to meet the specifications of our customers, we may not be able to monitor the quality of our suppliers at all times. For apparel products that do not satisfy the quality standards or our customers’ specifications, we may be forced to provide products to our customers on a delayed basis or cancel their order, our reputation in the industry and customer relationships would be adversely affected, and we may suffer from loss of sales and be exposed to commercial claims.

Our profit margin may be adversely affected by the increasing costs of raw materials and labor.

Our raw materials include cashmere, wool, silk and cotton for the production of yarn products and finished garment products. Changes in the costs of raw materials or labor indirectly affect our cost structure. Any increase in production costs may be passed on to us, but we might not be able to pass on all or any part of the subsequent increase in costs to our customers, which may have a material adverse effect on our financial performance.

We do not have long-term contracts with third-party contract manufacturers and raw material vendors. We usually enter into fixed-price contracts with vendors and agree on raw materials pricing concurrently with our acceptance of each customer order, but in some cases a short time gap may be inevitable. Where market forces drive up raw material costs, we may from time to time fail to negotiate price terms that are advantageous to us and hence put pressure on our profit margin.

The global commerce chain is facing a shortage of skilled labor. Any increase in the wage of workers in the apparel manufacturing industry and capital expenditures to enhance working conditions could increase the operating costs of our suppliers. This increase may then be passed on to us through an increase in purchase costs. If we are not able to control our costs and/or pass on such additional costs to our customers or allocate such production work to other suppliers of similar quality at comparable terms, our profit margin could decrease, and we could record losses in some of our projects.

We face keen competition from other players in the market.

The apparel SCM industry in China has a large number of participants, which makes the industry highly fragmented and competitive. We compete with other apparel SCM companies on the basis of service quality and pricing. Some of our competitors may have more variety of services, greater pricing flexibility, stronger brand recognition, longer operating history and a more established customer base. As a result, these competitors have greater credibility with our potential customers in our target market segments. They may have greater resources to support their service offerings, such as better in-house technology infrastructure, stronger brand and pricing flexibility. Unless we remain competitive, we may face increasing pricing pressure and gradual loss of our orders.

We are dependent on our key executives and personnel.

Our future success depends upon our management, as they have critical industry experience and relationships that we need to implement our business strategy. They play a pivotal role in our daily operations and business strategies. They also develop strong bonds with the clients they serve. A loss of the services of any of our management members could negatively affect the implementation of our business plan. The remaining of our workforce are skilled personnel with many duties in their area of specialization. Our competitors may offer more favorable compensation packages to them. The loss of the services of any of our workforce members could negatively impact our operations, making it difficult to move forward with our expansion plan. We cannot assure that we will be able to attract or retain key executives and personnel to maintain or expand our business.

We may be unable to achieve our business objectives.

We accomplish our objectives through the implementation of our future plans. In the event that we fail to implement such growth strategy, or to do so in a timely manner, or on commercially acceptable terms, we may not be able to achieve our projected business growth and it may adversely affect our operating results. Moreover, the successful implementation of our future plans is subject to significant business, economic and competitive uncertainties and contingencies that are beyond our control and could postpone or increase the costs of implementation.

We may be unable to obtain sufficient funding on terms acceptable to us, or at all.

The future expansion of our business may require us to incur additional borrowings and diversify sources of funding. Whether we are able to raise additional capital at costs acceptable to us depends on the financial success of our current business and the successful implementation of our key strategic initiatives. This may be affected by various financial, economic and market conditions and other factors, some of which are beyond our control. If we are unable to obtain sufficient banking facilities on acceptable terms to meet our operational and expansion demands, this may put strains on our cash flow and our ability to successfully implement our expansion plans.

Our insurance coverage may be inadequate to protect us from potential losses.

We may not be fully insured for our losses under our current insurance policy. We do not maintain any business interruption or key person life insurance. If any of these occurs, it may result in us incurring substantial costs and the diversion of our resources, which are not covered by our insurance. It may in turn materially and adversely affect our business and financial condition.

Unforeseeable events, such as the global COVID-19 outbreak and local energy efficiency measures, could significantly disrupt our supply chain for a prolonged period of time.

Supply chain disruptions have become a major challenge for the global economy since the start of the COVID-19 pandemic. Shortages and slippage in production are significant and widespread in many industries. Lockdowns in several countries across the world, labor shortages, robust demand for tradable goods, disruptions to logistics networks, and capacity constraints have resulted in increases in freight costs and delivery times. Companies that are reliant on production or suppliers may suffer from plant closures and supply shortages across the extended supply network.

The PRC has already seen a rebound and a degree of normalization of supply and demand. The extent to which a COVID-19 outbreak may impact supply chain, as it depends on factors such as the geographic spread of COVID-19, mutation of the virus, duration of the outbreak, governmental actions to contain the outbreak, such as travel restrictions, quarantines, lockdowns, business closures, and their impact on commercial activities. At the same time, coal shortage and attempts to meet carbon emissions targets have resulted in strict power-rationing measures being imposed to energy intensive sectors like textile manufacturing in many PRC provinces and cities. The power rationing is creating delays in supply chains that rely on Chinese factories. This may directly affect our suppliers’ production capacity and the transportation network, which may in turn affect our ability to obtain safe and high-quality raw materials at reasonable costs, manufacture and transport our products in China, as well as cause temporary closure of our suppliers’ manufacturing facilities.

As of the date of this prospectus, our business has been adversely affected by COVID-19 pandemic primarily in the following aspects:

•        We temporarily closed our office in Shanghai and implemented a work-from-home policy for a period in early February, 2020, as required by relevant PRC regulatory authorities. We temporarily closed our office again in Shanghai during the months of April, 2022 and May, 2022, due to a resurgence in COVID-19 in the PRC, and the employees at our Shanghai offices were working from home, as required by relevant PRC regulatory authorities. Such closures and operation interruptions adversely affected our sales during the lockdown period.

•        Some of our customers for finished products have been negatively impacted and the demand for has been decreased. The pandemic also created short term adverse impacts on our supply chain such as warehousing and shipping of our products during the lock down period. We believe the negative impact on our business by the COVID-19 pandemic has been moderate due to occasional small outbreaks, which are usually under control quickly.

•        Our operating subsidiaries’ business depends on our employees. Due to the travel restrictions imposed by the local governments, some of our employees have not been able to get back to work during the lock down period in April 2022. The travel restrictions were eased due to the gradual control of the COVID-19 pandemic.

The extent to which COVID-19 impacts our operating subsidiaries’ business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, our operating subsidiaries’ ability to pursue their business objectives may be materially adversely affected. In addition, our ability to raise equity and debt financing which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

Any future impact on the results of operations of our operating subsidiaries will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control. Given the general slowdown in economic conditions globally, volatility in the capital markets as well as the general negative impact of the COVID-19 outbreak on the clothing market, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected. We will continue to closely monitor the situation throughout the rest of 2023 and beyond.

The war in Ukraine could materially and adversely affect our business and results of operations.

The recent outbreak of war in Ukraine has already affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the global markets, our customers’ businesses and potentially our business. As at the date of this prospectus, to the best knowledge of the Company, we and our PRC subsidiaries (i) do not have any direct business or contracts with any Russian or Ukraine entity as a supplier or customer, (ii) do not have any knowledge whether any our customers or suppliers have any direct business or contracts with any Russian entity, (iii) our business segments, products, lines of service, projects, or operations are not materially impacted by supply chain disruptions by the war in Ukraine, and (iv) have not been financially affected by the war in Ukraine. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our business, financial condition, results of operations, and prospects.

We do not anticipate any new or heightened risk of potential cyberattacks by state actors or others since Russia’s invasion of Ukraine, and we have not taken any actions to mitigate such potential risks. Our board of directors will continue to monitor any potential risks that might arise due to the war in Ukraine which are specific to the Company, including but not limited to risks related to cybersecurity, sanctions, and supply chain, suppliers, or service providers in affected regions as well as risks connected with ongoing or halted operations or investments in affected regions.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud.

Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and resources to address our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements for the years ended September 30, 2022 and 2021, we and our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting as well as other control deficiencies for the above mentioned periods. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting. There is a reasonable possibility that a material misstatement in our annual or interim financial statements may not be prevented or detected on a timely basis. The material weakness identified is related to (i) inadequate segregation of duties for certain key functions due to limited staff and resources; and (ii) a lack of independent directors and an audit committee.

We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including (i) hiring more qualified staff to fill up the key roles in the operations; (ii) appointing independent directors; (iii) establishing an audit committee; and (iv) strengthening our corporate governance. We intend to implement the above measures prior to the listing and we expect the remediation to be completed upon listing.

Effective internal control over financial reporting is important to prevent fraud. The market for and trading price of our Shares may be materially and adversely affected if we do not have effective internal controls. We may not be able to discover problems in a timely manner and our current and potential shareholders may lose confidence in our financial reporting, which may harm our business and the trading price of our Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Shares and may make it more difficult for us to raise funds in debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline and we may be unable to maintain compliance with the Nasdaq rules.

Our board of directors may decline to register the transfer of Shares in certain circumstances.

Our board of directors may, in its sole discretion, decline to register any transfer of any Share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any Share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of our class of ordinary shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four; (v) the Shares conceded are free of any lien in favor of us; or (vi) a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof. If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

Risks Related to Our Shares

There has been no public market for our Shares prior to this offering; if an active trading market does not develop you may not be able to resell our Shares at any reasonable price.

The offering under this prospectus is an initial public offering of our Shares. Prior to the closing of the offering, there was no public market for our Shares. While we plan to list our Shares on the Nasdaq Capital Market, our listing application may not be approved. If our application to the Nasdaq Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the Shares on the Nasdaq Capital Market, we will not complete the offering. In addition, an active trading market may not develop following the closing or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your Shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling Shares and may impair our ability to acquire other companies by using our Shares as consideration.

Our Shares price may never trade at or above the price in this offering.

Stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our Shares, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Shares shortly following this offering. If the market price of our Shares after this offering does not ever exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

The initial public offering price for our Shares may not reflect their actual value.

The initial public offering price for our Shares is and will be determined through negotiations between us and representatives of the underwriters. The price of our Shares may not be indicative of their actual value or any future market price for our securities. This price may not accurately reflect the value of the Shares or the value that potential investors will realize upon their disposition of Shares. The price does not necessarily bear any relationship to our assets, earnings, book value per Share or other generally accepted criteria of value.

Our Share price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our ordinary shares.

As mentioned above, the initial public offering price for our Shares will be determined by negotiations between us and representatives of the underwriters based on several factors. This price may vary from the market price of our Shares after this offering and the price for our Shares may be volatile and subject to wide fluctuations in response to factors including the following:

•        actual or anticipated fluctuations in results of operations;

•        actual or anticipated changes in our growth rate relative to our competitors, as well as announcements by us or our competitors of significant business developments, changes in relationships with our target customers, manufacturers or suppliers, acquisitions or expansion plans;

•        failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public, as well as variance in our financial performance from the expectations of market analysts;

•        issuance of new or updated research or reports by securities analysts;

•        Share price and volume fluctuations attributable to inconsistent trading volume levels of our Shares;

•        additions or departures of key management or other personnel;

•        our involvement in litigation;

•        disputes or other developments related to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technology;

•        announcement or expectation of additional debt or equity financing efforts;

•        sales of our Shares or other securities by us, our insiders or our other shareholders, or the perception that these sales may occur in the future;

•        the trading volume of our Shares;

•        market conditions in our industry;

•        changes in the estimation of the future size and growth rate of our markets;

•        market conditions in our industry;

•        changes in the estimation of the future size and growth rate of our markets; and

•        general economic, market or political conditions in the United States or elsewhere.

These and other market and industry factors may cause the market price and demand for our Shares to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their Shares and may otherwise negatively affect the liquidity of our Shares. In addition, the stock market in general, and Nasdaq Capital Market and emerging growth companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our ordinary shares. Such broad market fluctuations, and other factors (such as variations in operating results, and changes in regulations affecting us and our industry) may adversely affect the market price of our Shares, if a market for them develops.

Volatility in our Share price may subject us to securities litigation.

The market for our Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our Share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation, which could result in substantial costs and liabilities and could divert management’s attention and resources.

Our Shares are expected to initially trade under $5.00 per Share and thus would be known as a penny stock. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Shares.

Our Shares are expected to initially trade below $5.00 per Share. As a result, our Shares would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per Share, subject to certain exceptions. Depending on market fluctuations, our Shares could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on brokers/dealers who sell these securities to persons other than established Members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase and must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our Shares, and may negatively affect the ability of holders of our Shares to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

If we fail to meet applicable listing requirements, Nasdaq may delist our Shares from trading, in which case the liquidity and market price of our Shares could decline.

Assuming our Shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Shares, we and our shareholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for our Shares;

•        reduced liquidity for our Shares;

•        a determination that our Shares are “penny stock”, which would require brokers trading in our Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

Our pre-IPO shareholders will be able to sell their Shares after completion of this offering subject to restrictions under the Rule 144.

Under Rule 144 of the Securities Act, once we have been a reporting company subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for 90 days and assuming the availability of certain public information about us, (i) a non-affiliate who has beneficially owned our Shares for at least six months may rely on Rule 144 to sell their Shares in the U.S. public markets, and (ii) an affiliate who has beneficially owned our Shares for at least six months, would be entitled to sell in the U.S. public markets within any three-month period a number of Shares that does not exceed the greater of either of the following: (a) 1% of the number of Shares then outstanding, and (b) the average weekly reported volume of trading of our Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

These shareholders may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price our Shares, to the detriment of participants in this offering. Under rule 144, before our pre-IPO shareholders can sell their Shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Shares to be sold pursuant to Rule 144 during the pendency of this offering.

Immediately after the completion of the offering, our Controlling Shareholders will be subject to a contractual lock-up, which prohibits them generally from selling our Shares in the private and public markets. Our pre-IPO shareholders will be unable to sell our Shares in the public market as their holding period under Rule 144 has not expired. These restrictions, however, will end within six months of this offering. We cannot predict the timing or amount of future sales of their Shares. The sales of their Shares, or the perception that such sales could occur, may adversely affect prevailing market prices for our Shares.

If you purchase our Shares or the Selling Shareholder’s Shares in this offering, you will incur immediate and substantial dilution in the book value of your Shares.

Investors purchasing our Shares in this offering will pay a price per Share that substantially exceeds the pro forma as adjusted net tangible book value per Share. As a result, investors purchasing Shares in this offering will incur immediate dilution. For more information on the dilution you may experience as a result of investing in this offering, see “Dilution”.

Our Controlling Shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

As of the date of this prospectus, our Controlling Shareholders hold 92.0% or more of our Shares. After this offering, the Controlling Shareholders will hold 66.2% or more of our Shares. As a result, these shareholders will be able to control the management and affairs of our Company and most matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. The interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Shares as part of a sale of us or our assets, and might affect the prevailing market price of our Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

Under Listing Rule 5101, Nasdaq has discretionary authority to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq.

Additionally, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our initial public offering will be relatively small and the insiders of our company will hold a large portion of the company’s listed securities following the consummation of the offering. Therefore, we may be subject to the additional and more stringent criteria of Nasdaq for our initial and continued listing.

We have no immediate plans to pay dividends.

We plan to reinvest all of our future earnings, to the extent we have earnings, in order to expand our product offering and to cover operating costs, finance operations and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. As we are a company with a limited operating history, we may not be able to generate, at any time, sufficient surplus cash that would be available for distribution to the holders of our Shares as a dividend. Therefore, you should not expect to receive immediate cash dividends on the Shares we are offering. Consequently, investors may need to rely on sales of their Shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment. In addition, the laws of the Cayman Islands impose restrictions on our ability to declare and pay dividends.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Share price or trading volume to decline.

If a trading market for our Shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a newly public company, we may be slow to attract research coverage and the analysts who publish information about our Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our Share price, our Share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our Share price or trading volume to decline and result in the loss of all or a part of your investment in us.

Investors may have difficulty enforcing judgments against us, our directors and management.

MIHL is incorporated under the laws of the Cayman Islands and a majority of our directors and officers reside outside the United States. Moreover, many of these persons do not have significant assets in the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon these persons, or to recover against us or them on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.

There is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce judgments of U.S. courts obtained in actions against us or our directors and officers predicated upon the civil liability provisions of the U.S. federal securities laws, or entertain original actions brought in the Cayman Islands against us or our directors and officers predicated solely upon U.S. federal securities laws. Further, there is no treaty in effect between the United States and the Cayman Islands providing for the enforcement of judgments of U.S. courts in civil and commercial matters, and there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States. Some remedies available under the laws of U.S. jurisdictions, including remedies available under the U.S. federal securities laws, may not be allowed in the Cayman Islands courts if contrary to public policy in the Cayman Islands. As a result of all of the above, it may be difficult for you to recover against us or our directors and officers based upon such judgments.

The laws of the Cayman Islands relating to the protection of the interest of minority shareholders are different from those in the United States.

Our corporate affairs are governed by the Memorandum of Association and Articles of Association, and by the Cayman Islands Companies Act (Revised) and common law of Cayman Islands. The rights of shareholders to take action against our directors, action by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands and the Articles of Association. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The laws of the Cayman Islands relating to the protection of the interests of minority shareholders differ in certain respects from those established under statutes or judicial precedent in existence in the United States and other jurisdictions. Such differences may mean that the remedies available to our minority shareholders may be different from those they would have under the laws of other jurisdictions, including the United States. Potential investors should be aware that there is a risk that provisions of the Companies Act may not offer the same protection as the relevant laws and regulations in the United States may offer, and should consider obtaining independent legal advice on the implications of investing in foreign-incorporated companies.

Our status as a “foreign private issuer” under the SEC rules will exempt us from the U.S. proxy rules and the more detailed and frequent Exchange Act, reporting obligations applicable to a U.S. domestic public company.

Upon the closing of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

Our status as a foreign private issuer under the Nasdaq rules will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from the Nasdaq corporate governance listing standards applicable to a U.S. domestic Nasdaq listed company.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. Currently, we do not plan to rely on any home country practices with respect to our corporate governance after we complete this offering. Under the Nasdaq rules, we may in the future decide to use the home country practices exemption with respect to some or all of the other corporate governance rules, provided that we disclose the requirements we are not following and describe the home country practices we are following. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We will incur increased costs as a result of being a public company.

Upon consummation of this offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. Compliance with U.S. laws and regulations and the Nasdaq rules increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. As a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) and will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering; (b) in which we have total annual gross revenue of at least US$1.235 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Shares that is held by non-affiliates exceeds US$700 million as of the prior June 30th, and (ii) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior 3-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act in the assessment of the emerging growth company’s internal control over financial reporting. If we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important. The JOBS Act also provides an emerging growth company with the permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. We do not plan to opt-out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our reporting is not as transparent as the reporting of other companies in our industry. Such differences may prevent us from raising additional capital in the public market as and when we need it.

We may allocate the net proceeds from this offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding the industry and general economic conditions, and our future revenues and expenditures. We anticipate that we will use the net proceeds from this offering for the strengthening of our supply chain and other corporate purposes. However, the amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and rate of growth. Management has broad discretion over the use of proceeds of this offering and we may find it necessary or advisable to use all or portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds.” You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other shareholders may not agree with our decisions. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or preserve value. See “Use of Proceeds” for additional information.

We may be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for the current taxable year, which could result in adverse U.S. federal income tax consequences for U.S. Holders of our Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (1) at least 75% of its gross income for such year consists of certain types of passive income; or (2) at least 50% of the value of its assets (generally determined based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income. For this purpose, cash and assets readily convertible into cash are categorized as passive assets and goodwill and other unbooked intangibles will generally be taken into account in determining our asset value. A non-U.S. corporation’s PFIC status is a factual determination made annually after the close of each taxable year.

Our projected income for the current taxable year will represent a small portion of the net proceeds we will receive in this offering. We currently do not have any goodwill and other unbooked intangibles on our balance sheet, and our anticipated market capitalization following this offering will represent a small portion of the net proceeds we will receive in this offering. As such, there is a real risk that we may become a PFIC for the current taxable year. The result would be affected by how, and how quickly we spend our liquid assets (which are for this purpose considered assets that produce passive income), including the cash raised in any offering., our liquid assets and cash may then represent a greater percentage of our overall assets. Based upon our current and projected income and assets (including goodwill and taking into account our cash balances, including the anticipated proceeds from this offering) and the anticipated market price of our Shares in this offering, we do not expect to be classified as a PFIC for the current and future taxable years.

If we were to be, or become, classified as a PFIC for any taxable year during which a U.S. Holder (as defined in the section headed “Material Tax Considerations — U.S. Federal Income Tax Considerations”) holds our Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. We urge U.S. investors to consult their tax advisors regarding the possible application of the PFIC rules. See “Material Tax Considerations — U.S. Federal Income Tax Considerations.”

You are strongly urged to consult your tax advisors regarding the impact of our being a PFIC in any taxable year on your investment in our Shares as well as the application of the PFIC rules.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        our future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•        our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

•        current and future economic and political conditions;

•        our expectations regarding demand for and market acceptance of our services and the products and services we assist the distributions of;

•        our expectations regarding our client base;

•        competition in our industry;

•        relevant government policies and regulations relating to our industry;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        overall industry and market performance; and

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains certain data and information that we obtained from various government and industry publications through publicly available sources. Statistical data in these publications may include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Shares. In addition, the new and rapidly changing nature of the apparel industry, especially the increase in online activities among players at different stages of the production chain results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our SCM operations. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We expect that we will receive net proceeds from this offering of approximately $9.4 million, based on an assumed initial public offering price of $4.5 per Share, the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the representative of the underwriters exercise the option to purchase additional Shares in full, our net proceeds will be approximately $11.0 million after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We will not receive any proceeds from the sale of Shares by the Selling Shareholder.

We intend to use the net proceeds from our sale of Shares in this offering as follows:

•        20% to procure raw materials used in textile and garment manufacturing, including fiber and yarn, for upstream vertical expansion and lead time reduction;

•        20% to broaden our customer base and develop new customers through marketing and/or to increase our market presence in other key markets such as the United States or Europe;

•        20% to enhance our efficiency and our SCM service capabilities by enhancing our collaboration with our suppliers and logistic service providers or make investments in these areas;

•        10% to explore and introduce eco-friendly and sustainable raw materials for our customers’ consideration and to broaden our sourcing chain to cover quality suppliers of these materials; and

•        30% to fund other general working capital needs.

Pending such use of the net proceeds from this offering, we intend to hold some amounts as cash and to invest the remaining net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments denominated in currencies and with maturities that match our contracted expenditures and financial plans.

The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, results from our research and development efforts, business developments and opportunities and customer-facing and product support activities. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the proceeds from this offering. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used include:

•        the existence of unforeseen or other opportunities or the need to take advantage of changes in timing of our existing activities;

•        the need or desire on our part to accelerate, increase, reduce, or eliminate one or more existing initiatives due to, among other things, changing market conditions or competitive developments or interim results of research and development efforts;

•        results from our business development and marketing efforts;

•        the effect of relevant laws and regulations on our business; and

•        the presentation of strategic opportunities of which we are not currently aware (including acquisitions, joint ventures, licensing, and other similar transactions).

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized.

A $1 increase or decrease in the assumed initial public offering price of $4.5 per Share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease, as applicable, the net proceeds to us from this offering by approximately $2.4 million, assuming the number of Shares offered by us remains the same as set forth on the cover page of this prospectus and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

As required under the PRC Enterprise Income Tax Law, the dividends paid by New Brand to Multi Ridge were subject to a withholding tax rate of 10%. On August 5, 2019 and May 25, 2020, New Brand declared dividends in the aggregate amount of RMB7,748,951 to Multi Ridge, its sole shareholder, and such amount was settled in full net of withholding PRC tax through multiple payments by June 5, 2020. On April 7, 2021, New Brand declared dividends in the aggregate amount of RMB6,179,335 to Multi Ridge, and such amount was settled in full net of withholding PRC tax through multiple payments by June 10, 2021. In March 2021, Multi Ridge injected RMB7,000,000 as additional registered capital into New Brand. With respect to the 2021 capital injection, the first was made on March 26, 2021 with a contribution of RMB5,000,000, while the second worth RMB2,000,000 was made on April 9, 2021. In addition to the intragroup dividend payments, dividend payments were made from Multi Ridge to a company wholly-owned by our Controlling Shareholders; that company is not part of the group being listed. On December 11, 2019 and June 5, 2020, Multi Ridge declared dividends in the aggregate amount of HKD6,161,400, and such amount was paid in full through multiple payments by June 8, 2020. On June 25, 2021, Multi Ridge declared dividends in the amount of HKD5,820,000, and such amount was paid on February 14, 2022. Historical dividend distributions are not indicative of our future distribution policy and we give no assurance that dividends of similar amounts or at similar rates will be paid in the future.

Current PRC regulations permit New Brand to pay dividend to Multi Ridge only out of its accumulated profits which is determined in accordance with Chinese accounting standards and regulations. New Brand is required to set aside at least 10% of its after-tax profits as the statutory common reserve fund until the cumulative amount of the statutory common reserve fund reaches 50% or more of its registered capital, if any, to fund its statutory common reserves, which are not available for distribution as cash dividends. A PRC company is also not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each operating subsidiary.

Our PRC subsidiary New Brand generates substantially all of its revenue in RMB, which is, in general, freely convertible into other currencies. However, any restriction on currency exchange may limit the ability of our PRC subsidiaries to use their RMB revenues to pay dividends to us. In addition, under the PRC Enterprise Income Tax Law and its implementation rules, the profits of a foreign-invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and the PRC, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in China company. Our current PRC subsidiary is wholly-owned by our Hong Kong subsidiary, Multi Ridge. Accordingly, Multi Ridge may qualify for a 5% tax rate in respect of distributions from its PRC subsidiary.

Furthermore, if certain procedural requirements are satisfied, the payment of current account items, as defined in the relevant PRC laws and regulations, including profit distributions and trade and service related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE or its local branches. However, where RMB is to be converted into foreign currency and remitted out of the PRC to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with competent government authorities or their authorized banks is required. The PRC government may take measures at its discretion from time to time to restrict access to foreign currencies for current account or capital account transactions. To the extent that the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by MIHL’s subsidiaries to us, and such other factors as our board of directors may deem relevant.

Under Cayman Islands law, our board of directors may authorize payment of a dividend to shareholders at such time and of such an amount out of profits or our share premium account, if shares have been issued at a premium. No dividend may be paid out of our share premium account unless immediately following the payment we are able to pay its debts as they fall due in the ordinary course of business. Subject to compliance with applicable solvency requirements, there is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us by dividend.

As we are a holding company, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our PRC subsidiary New Brand.

Cash dividends, if any, on our Shares will be paid in U.S. dollars.

As an exempted company, we are not subject to any income, withholding or capital gains taxes in the Cayman Islands. Our shareholders will not be subject to any income, withholding or capital gains taxes in the Cayman Islands with respect to their shares and dividends received on those shares, nor will they be subject to any estate or inheritance taxes in the Cayman Islands.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2023:

•        an actual basis, giving effect to the share split at a ratio of 1-to-1.6 and the increase of the authorized shares to 800,000,000 Ordinary Shares, which was approved and effected on July 3, 2023; and;

•        a pro forma as adjusted basis to give effect to the sale of 2,500,000 Shares in this offering at the assumed initial public offering price of $4.5 per Share (the midpoint of the price range set forth on the cover page of this prospectus) after deducting the underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us, assuming the representative of the underwriters does not exercise the over-allotment option.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Summary Consolidated Financial Data,” “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As of March 31, 2023
	Actual RMB	Actual US$	Adjusted(1) US$

Shares, US$0.0000625 par value per Share: 800,000,000 Shares authorized; 18,000,000 Shares issued and outstanding; [*] Shares issued and outstanding pro forma
Additional paid-in capital
Statutory reserves
Accumulated other comprehensive income
Retained earnings
Total stockholders’ equity
Bank borrowings
Total capitalization

____________

(1)      Reflects the sale of Shares in this offering at an assumed initial public offering price of $4.5 per Share (the midpoint of the price range set forth on the cover page of this prospectus), and after deducting the underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts and commissions (underwriting discount equal to 4.5% per Share, non-accountable expense allowance (1.0%) and estimated offering expenses payable by us ($1,184,396). We estimate that such net proceeds will be approximately $9,446,854. For an itemization of an estimation of the total offering expenses payable by us, see “Expenses Related to Offering”.

DILUTION

If you invest in our Shares, your interest will be diluted for each Share you purchase to the extent of the difference between the initial public offering price per Share and our net tangible book value per Share after this offering. Dilution results from the fact that the initial public offering price per Share is substantially in excess of the net tangible book value per Share attributable to the existing shareholders for our presently outstanding Shares.

Our net tangible book value as of March 31, 2023 was approximately $(10,719,688), or $(0.09) per Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the as adjusted net tangible book value per Share from the initial public offering price per Share and after deducting the estimated commissions to the underwriter and the estimated offering expenses payable by us.

After giving further effect to our sale of 2,500,000 Shares in this offering at the assumed public offering price of $4.5 per Share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2023 is $[•], or $[•] per Share. This represents an immediate increase in as adjusted net tangible book value per Share $[•] to our existing stockholders and an immediate dilution in as adjusted net tangible book value per Share of $[•] to new investors purchasing Shares in this offering.

	Post- Offering(1)		Full Exercise of Over-allotment Option(2)
Assumed initial public offering price per Share		$4.5		$4.5
Net tangible book value per Share as of March 31, 2023	$		$
Increase in pro forma as adjusted net tangible book value per Share attributable to new investors purchasing Shares in this offering	$		$
Pro forma as adjusted net tangible book value per Share after this offering	$		$
Dilution per Share to new investors in this offering	$		$

____________

(1)      Assumes gross proceeds from the offering of 2,500,000 Shares, and assumes that the representative’ over-allotment option has not been exercised.

(2)      Assumes gross proceeds from the offering of 2,875,000 Shares, and assumes that the representative’ over-allotment option has been exercised in full.

To the extent that we issue additional Shares in the future, there will be further dilution to new investors participating in this offering.

The following table summarizes, on an as adjusted basis as of March 31, 2023, the differences between existing shareholders and the new investors, the total consideration paid and the average price per Share before deducting the estimated commissions to the underwriter and the estimated offering expenses payable by us.

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	%	Amount	%
Existing shareholders	18,000,000	87.8%	$1,059	0.0%	$—
New investors	2,500,000	12.2%	11,250,000	100%	$4.50
Total	20,500,000	100.0%	11,251,059	100%	$0.82

CORPORATE HISTORY AND STRUCTURE

We are the knitwear business of a group of companies founded by our Controlling Shareholders in the 1980s. As of the date of this prospectus, they beneficially own 92.0% of our issued share capital. Our Controlling Shareholders established the group initially as a garment manufacturing business in Hong Kong. It has since grown to a conglomerate over the past decades. The group has operations in Hong Kong and other parts of China, Cambodia and Europe and is involved in various businesses including but not limited to garments trading and manufacturing, real property investment and warehousing.

Our business was launched in 2013 through Multi Ridge, a Hong Kong company then wholly-owned by our Controlling Shareholders. In 2014, Multi Ridge established New Brand as its wholly-owned subsidiary in the PRC. Since its establishment, New Brand has been focusing on providing apparel SCM services in China.

MIHL was incorporated on November 3, 2021 as the holding company under the laws of Cayman Islands. Shortly after its incorporation, MIHL incorporated Nifty Holdings Limited (“Nifty”), a British Virgin Islands company, as its wholly-owned subsidiary. MIHL acquired, through Nifty, all the shares in Multi Ridge; in consideration thereof, issued 10,351,125 Shares to Action Holdings Limited, a British Virgin Islands company whose ultimate beneficial owners were our Controlling Shareholders, as part of the reorganization in contemplation of the proposed listing of MIHL. On the same day, the Company issued 561,375 Shares to Ms. Lok Yi Lui Jeanne and 337,500 Shares to Mr. Kim Sun Chan, respectively, individuals with no affiliation with the Company.

Action Holdings Limited then became our controlling shareholder with ownership in Shares representing 92.0% of the issued share capital of the Company. Our Controlling Shareholders held their beneficial interest in the Company through Keystone Holdings Limited, a British Virgin Islands company and other intermediate holding companies.

Our principal office is located at 22/F, China United Plaza, 1002-1008 Tai Nan West Street, Cheung Sha Wan, Kowloon, Hong Kong and our telephone number is +852 3915 2600. Our registered office in the Cayman Islands is located at the Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168.

The following diagram illustrates our corporate and shareholding structure as of the date of this prospectus:

Name	Background	Ownership
Nifty Holdings Limited	• A British Virgin Islands (“BVI”) company • Incorporated on November 23, 2021 • An intermediate holding company • Share capital of US$100	100% owned by MIHL
Multi Ridge	• A Hong Kong company • Incorporated on October 11, 2013 • An intermediate holding company • Share capital of HK$100	100% owned by Nifty
New Brand	• A PRC limited liability company • Established on February 14, 2014 • Registered capital of RMB8,000,000 • Engaged in apparel SCM services	100% owned by Multi Ridge

We are offering 2,500,0001 Shares, representing 18.2% of the Shares of the offering of MIHL, assuming no exercise of the representative’ over-allotment option. Upon closing of this offering, our directors, officers and principal shareholders will hold in aggregate, approximately 66.2%1 of our Shares.

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Share which such shareholder holds. There are no prohibitions to cumulative voting under the laws of the Cayman Islands, but our Memorandum and Articles of Association do not provide for cumulative voting.

Increase in authorized shares and share split

The authorized share capital of the Company at incorporation was 500,000,000 Shares of a par value of US$0.0001 each. As approved by our shareholders on July 3, 2023, the Ordinary Shares of the Company were split on a 1-to-1.6 basis, and the par value of the Ordinary Shares was changed from US$0.0001 each to US$0.0000625 each. Immediately after such share split, the authorised share capital of the Company became 800,000,000 Shares of a par value of US$0.0000625 each. All Ordinary Share and per Ordinary Share amounts used elsewhere in this prospectus and the consolidated financial statements have been retroactively restated to reflect the share split.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of its financial condition and results of operations should be read in conjunction with the financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Its actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a provider of SCM services in the apparel industry delivering one-stop solution to our customers for a broad range of yarn products, textiles and finished garments. We conduct our operations through our PRC subsidiary New Brand, which is headquartered in Shanghai, China. Through our integrated capabilities, we provide end-to-end supply chain solutions that are tailored to meet our customers’ unique needs.

Apparel products handled by us mainly comprise of yarn products and finished garments. Our customers span across different stages of the apparel supply chain, including brand owners, textile manufacturers, apparel sourcing agents and online fashion and garment retailers. We rely on raw material vendors, contract manufacturers and logistics service providers to produce and deliver customized apparel products to destinations designated by our customers.

Key Factors that Affect Results of Operations

Our results of operations have been and will continue to be affected by a number of factors, including those set out below:

Economic, political and social conditions in China, as well as its government policies, laws and regulations

All of our operations are currently located in China, and all of our revenue was generated in China for the six months ended March 31, 2023 and the years ended September 30, 2022 and 2021. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by the political, economic and social conditions in the PRC generally and by the continued economic growth in China as a whole. Accordingly, our results of operations and prospects are, to a significant degree, subject to economic, political and legal developments in the PRC. The economy of China has its own characteristics in many respects, including the extent of government involvement, its growth rate and its oversight over foreign exchange. In recent years, the PRC government has implemented measures emphasizing market forces for economic reform. The PRC government continues to play a significant role in regulating industrial development. It also exercises oversights over China’s economic growth through the allocation of resources, supervising payment of foreign currency-denominated obligations, setting monetary policies and providing preferential treatments to particular industries or companies to promote the economy of China. All of these factors could affect the economic conditions in China and, in turn, our business.

Competition from other players in the market

The apparel SCM industry in China has a large number of participants, which makes the industry highly fragmented and competitive. We compete with other apparel SCM companies on the basis of service quality and pricing. Some of our competitors may have more variety of services, greater pricing flexibility, stronger brand recognition, longer operating history and a more established customer base. As a result, these competitors have greater credibility with our potential customers in our target market segments. They may have greater resources to support their service offerings, such as better in-house technology infrastructure, stronger brand and pricing flexibility.

As the apparel SCM market in China is very large and fragmented, we face fierce competition among service providers in terms of product design, price, quality control and delivery of products. Our ability to compete against other market players is, to a significant extent, dependent on our ability to distinguish our services and products from those of our competitors by providing high quality products that appeal to consumers’ preferences at competitive prices. Our competitors may provide products comparable or superior to those we provide, and our competitors may adapt more quickly than we do to evolving industry trends or changing market requirements.

Product sales to our major customers

Revenue generated from our top five customers accounted for 91%, 88% and 84% of our total revenue for the six months ended March 31, 2023 and the years ended September 30, 2022 and 2021, respectively. We do not enter into long-term agreements with any of our top five customers whose purchases are made principally on an order-by-order basis. Our customers are not obligated in any way to continue placing orders with us at the same or increasing levels, or at all. Their level of demand for our apparel products may fluctuate significantly from period to period. Such fluctuation is attributable mainly to changes in customer demand, which are driven by their business strategies, operational needs, product portfolio and interpretation of fashion trends.

We anticipate that our dependence on a limited number of high-quality customers will continue for the foreseeable future. We cannot assure you that our customer relationships will continue to develop or if these customers will continue to generate significant revenue for us in the future. Any failure to maintain our existing customer relationships or to expand our customer base will materially and adversely affect our results of operations and financial condition.

Supply of quality raw materials and fluctuations of their prices

Our principal raw materials include cashmere, wool, silk, cotton, polyester and acrylic yarns. The purchase of yarns accounted for 77.6%, 94.1% and 78.2% of our total purchase for the six months ended March 31, 2023 and the years ended September 30, 2022 and 2021, respectively. We procure our raw materials mainly from reputable and large suppliers and generally do not enter into long-term supply agreements. Raw materials used in our production are subject to price volatility caused by external conditions, such as balance of supply and demand, commodity market dynamics, transit costs, changes in governmental policies and unforeseen circumstances such as natural disasters. Market prices of these raw materials are subject to cyclicality and volatility. Historically our raw materials have experienced fluctuations in their supply and market prices. Our ability to pass on increased raw material costs to our customers may be limited by market competitive pressure.

Impact of the stability of our supply chain

Supply chain disruptions have become a major challenge for the global economy since the start of the COVID-19 pandemic. These shortages and supply-chain disruptions are significant and widespread. Lockdowns in several countries across the world, labor shortages, robust demand for tradable goods, disruptions to logistics networks, and capacity constraints have resulted in increases in freight costs and delivery times. Companies that are reliant on the movement of goods and materials, such as our company, may suffer from plant closures and supply shortages across the extended supply network.

The PRC government may change its policy and measures from time to time in response to the latest COVID-19 situation and the country’s transition to a lower carbon economy. These changes could result in the suspension of manufacturing operations, quarantine of factory and transportation workers and our own staff, and cancellation of marketing activities with short notice. Any significant disruption in our supply chain would impact our costs and operational efficiencies.

Basis of Presentation

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and financial reporting requirements under the SEC rules. They include the financial statements of the Company and its subsidiaries. All transactions and balances among these entities have been eliminated upon consolidation.

In preparing our consolidated financial statements, our board of directors had given careful consideration of our future liquidity in light of the fact that our current liabilities exceeded our current assets as at September 30, 2022 and 2021. We are of the opinion that, taking into account of the present available banking facilities and internal financial resources we have, we have sufficient working capital to meet in full our financial obligations as they fall due in the foreseeable future. Hence, the consolidated financial statements have been prepared on going concern basis.

Critical Accounting Policies, Judgments and Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions. In particular, the COVID-19 pandemic and the resulting adverse impacts to global economic conditions, as well as our operations, may impact future estimates including, but not limited to, useful lives of property and equipment, impairment of long-lived assets, allowance for doubtful accounts, provision for contingent liabilities, revenue recognition, deferred taxes uncertain tax position and going concern. Actual results could differ from these estimates.

We believe the following critical accounting policies reflect the more significant judgments and estimates we used in the preparations of our combined and consolidated financial statements.

Revenue recognition

Our revenues consist of sales of yarns and sales of finished garments to third party customers. We adopted Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (ASC 606). The ASU requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that we (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) we satisfy the performance obligation.

We recognize sales at the point in time when we transfer physical possession of the goods to the customer who accepts, an event which indicates a transfer of control of the goods. Transaction price is determined and allocated to the goods prior to their transfer to the customer.

Accounts Receivable

Accounts receivable are recorded at the net value less provision for doubtful accounts. The management regularly reviews outstanding accounts and provides an allowance for doubtful accounts. Their reviews generally include ongoing credit evaluations of our customers, such as the existence of an ongoing relationships, financial standing and previous settlements. Account balances outstanding longer than the payment terms are considered past due and provisions are made for estimated uncollectible receivables. Such estimates are based on historical collection experience, a review of the current status of receivables, judgment of the credit quality of our customer and the condition of the general economy and the industry. Decisions to charge off receivables are based on management’s judgment after consideration of facts and circumstances surrounding potential uncollectible accounts. The allowance is based on management’s best estimates of specific losses on individual customer exposures. When collection of the original invoice amounts is no longer probable, we will either partially or fully write-off the balance against the allowance for doubtful accounts.

We estimate potential returns and record such estimates against its gross revenue to arrive at its reported net sales revenue. We have not encountered any incidents of sales returns.

Provision for doubtful accounts

We established a provision for doubtful accounts when there is objective evidence that we may not be able to collect amounts due.

Pursuant to Accounting Standards Codification 310-10-35-41, account balances are charged off against the provision for doubtful accounts when the accounts receivables and other receivables are deemed uncollectible.

Year ended September 30, 2021 and 2022

The table below sets forth the age analysis of our gross accounts receivable at the end of each period:

As of September 30,	Current	61 – 120 days	121 – 180 days	181 – 360 days	> 360 days	Total
2022 (USD)	7,246,349	137,815	414,372	183,396	1,561,677	9,543,609
2022 (RMB)	51,546,905	980,346	2,947,637	1,304,584	11,108,992	67,888,464
2021 (RMB)	20,169,386	14,421,993	20,596,119	4,297,028	615,189	60,099,715

The table below sets forth the subsequent settlements related to our accounts receivable as of September 30, 2022:

As of September 30,	Current	61 – 120 days	121 – 180 days	181 – 360 days	> 360 days	Total
2022 (USD)	4,221,420	—	—	—	30,487	4,251,907
2022 (RMB)	30,029,068	—	—	—	216,867	30,245,935

The table below sets forth the accounts receivable balance net of subsequent settlements as at February 6, 2023:

As of September 30,	Current	61 – 120 days	121 – 180 days	181 – 360 days	> 360 days	Total
2022 (USD)	3,024,929	137,815	414,372	183,396	1,531,190	5,291,702
2022 (RMB)	21,517,837	980,346	2,947,637	1,304,584	10,892,125	37,642,529

The table below sets forth the percentage of provision for doubtful accounts for each aging group of our accounts receivable at the end of each period:

As of September 30,	Current	61 – 120 days	121 – 180 days	181 – 360 days	> 360 days	Total
2022	—	—	—	—	100%	16.0%
2021	—	—	30%	100%	100%	18.4%

The table below sets forth the provision of doubtful accounts for each aging group of our gross accounts receivable at the end of each period:

As of September 30,	Current	61 – 120 days	121 – 180 days	181 – 360 days	> 360 days	Total
2022 (USD)	—	—	—	—	1,531,191	1,531,191
2022 (RMB)	—	—	—	—	10,892,125	10,892,125
2021 (RMB)	—	—	6,171,952	4,297,028	615,189	11,084,169

Six months ended March 31, 2023

The table below sets forth the age analysis of our gross accounts receivable at the end of each period:

As of March 31,	Current	61 – 120 days	121 – 180 days	181 – 360 days	> 360 days	Total
2023 (USD)	2,890,746	501,164	1,117,322	557,191	1,609,278	6,675,701
2023 (RMB)	19,852,486	3,441,797	7,673,318	3,826,564	11,051,878	45,846,043

The table below sets forth the subsequent settlements related to our accounts receivable as of March 31, 2023:

As of March 31,	Current	61 – 120 days	121 – 180 days	181 – 360 days	> 360 days	Total
2023 (USD)	(389,194)	(494,813)	(121,783)	(77,903)	—	(1,083,693)
2023 (RMB)	(2,672,830)	(3,398,179)	(836,358)	(535,000)	—	(7,442,367)

The table below sets forth the accounts receivable balance net of subsequent settlements as at July 31, 2023:

As of March 31,	Current	61 – 120 days	121 – 180 days	181 – 360 days	> 360 days	Total
2023 (USD)	2,501,552	6,351	995,538	479,289	1,609,278	5,592,008
2023 (RMB)	17,179,656	43,618	6,836,960	3,291,564	11,051,878	38,403,676

The table below sets forth the percentage of provision for doubtful accounts for each aging group of our accounts receivable at the end of each period:

As of March 31,	Current	61 – 120 days	121 – 180 days	181 – 360 days	> 360 days	Total
2023	—	—	—	—	98.8%	23.8%

The table below sets forth the provision of doubtful accounts for each aging group of our gross accounts receivable at the end of each period:

As of March 31,	Current	61 – 120 days	121 – 180 days	181 – 360 days	> 360 days	Total
2023 (USD)	—	—	—	—	(1,590,361)	(1,590,361)
2023 (RMB)	—	—	—	—	(10,921,962)	(10,921,962)

Taxes

Cayman Islands

We are incorporated in the Cayman Islands. The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

BVI

We own Nifty Holdings, which incorporated in the BVI and is not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

Hong Kong

Nifty Holdings owns New Brand, our operating subsidiary, through Multi Ridge. Multi Ridge was incorporated in Hong Kong and is subject to Hong Kong profit tax at a rate of 16.5%. Under Hong Kong tax law, Multi Ridge is exempted from income tax on is foreign-derived income and there is no withholding tax in Hong Kong on remittance of dividends.

China

New Brand is subject to enterprise income tax on their worldwide taxable income as determined under PRC tax laws and accounting standards at a rate of 25%.

New Brand is a value-added tax (“VAT”) general taxpayer. Products sold by New Brand in the PRC are subject to VAT. Revenue represents the invoiced value of service, net of VAT. VAT is based on gross sales price and VAT rates range up to 17%, depending on the type of service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in tax payable. All of the VAT returns are subject to examination by the tax authorities for five years from the date of filing.

Dividends paid by New Brand to Multi Ridge will be subject to a withholding tax rate of 10%, unless Multi Ridge satisfies all the requirements under the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and receives approval from the relevant tax authority. If Multi Ridge satisfies all the requirements under the tax arrangement and receives approval from the relevant tax authority, then the dividends paid to Multi Ridge would be subject to withholding tax at the standard rate of 5%.

If our holding company in the Cayman Islands or any of the subsidiaries outside of China were deemed to be a “resident enterprise” under the PRC Enterprise Income Tax Law, it would be subject to enterprise income tax on its worldwide income at a rate of 25%. See “Regulations — Regulations on Tax” for more information.

Recently issued accounting pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Summary of Significant Accounting Policies”.

Results of Operations

Year ended September 30, 2021 compared to year ended September 30, 2022

The following table sets forth a summary of the consolidated results of operations of us for the periods indicated.

	For the year ended September 30,
	2021	2022
	RMB	RMB	US$
Revenue
Sales of yarns	89,181,243	108,993,087	15,322,006
Sales of finished garments	10,340,373	5,555,247	780,944
Total revenue	99,521,616	114,548,334	16,102,950

Cost of revenue
Costs of yarns	(75,453,451)	(95,461,334)	(13,419,742)
Costs of finished garments	(9,795,881)	(4,943,570)	(694,956)
Cost of revenue	(85,249,332)	(100,404,904)	(14,114,698)

Gross profit	14,272,284	14,143,430	1,988,252

Selling and marketing expenses	(436,766)	(350,209)	(49,232)
General and administrative expenses	(3,324,698)	(3,170,139)	(445,651)
(Provision)/reversal of provision for doubtful accounts	(2,243,276)	192,045	26,997
Income from operations	8,267,544	10,815,127	1,520,366
Interest income	4,415	42,337	5,952
Interest expenses	(1,363,350)	(1,566,397)	(220,201)
Other income, net	911,293	334,030	46,957
Income before income taxes	7,819,902	9,625,097	1,353,074
Income tax expense	(2,605,975)	(2,398,240)	(337,139)
Net income	5,213,927	7,226,857	1,015,935

Revenue

For the years ended September 30, 2022 and 2021, we generated our revenue through two revenue streams: sales of yarns and sales of finished garments.

The following table presented our revenue disaggregated by service lines for the years ended September 30, 2022 and 2021:

	For the year ended September 30,
	2021	2022	2022
	RMB	RMB	US$
Sales of yarns	89,181,243	108,993,087	15,322,006
Sales of finished garments	10,340,373	5,555,247	780,944
	99,521,616	114,548,334	16,102,950

Our revenue increased by 15.1% to RMB114,548,334 (US$16,102,950) for the year ended September 30, 2022 from RMB99,521,616 for the year ended September 30, 2021 mainly due to the increase in sales of yarns. While we recorded a stable growth from sales of yarns, our sales of finished garments were affected by the COVID-19 pandemic and pandemic prevention measures in the PRC in particular from mid-March to April 2022, which decreased by 46.3% to RMB5,555,247 (US$780,944) for the year ended September 30, 2022 from RMB10,340,373 from the year ended September 30, 2021.

Gross profit and gross profit margin

The following table presented our gross profit and gross profit margin disaggregated by products for the years ended September 30, 2022 and 2021:

Product category	For the year ended September 30,
	2021				2022
	RMB Revenue	RMB Costs	RMB Gross profit	Gross profit %	RMB Revenue	RMB Costs	RMB Gross profit	Gross profit %
Yarns	89,181,243	75,453,451	13,727,792	15.4%	108,993,087	95,461,334	13,531,753	12.4%
Finished garments	10,340,373	9,795,881	544,492	5.3%	5,555,247	4,943,570	611,677	11.0%
	99,521,616	85,249,332	14,272,284	14.3%	114,548,334	100,404,904	14,143,430	12.3%

Our overall gross profit decreased by 0.9% to RMB14,143,430 for the year ended September 30, 2022 from RMB14,272,284 for the year ended September 30, 2021. Our overall gross profit margin decreased by 2.0 percentage points to 12.3% for the year ended September 30, 2022 from 14.3% for the year ended September 30, 2021.

The gross profit of yarns remained relatively stable at RMB13,727,792 and RMB13,531,753 for the years ended September 30, 2021 and 2022. The gross profit margin of yarns decreased by 3.0 percentage points to 12.4% for the year ended September 30, 2022 from 15.4% for the year ended September 30, 2021 mainly due to the increase in average purchasing cost of yarns caused by the interruption of the supply chain due to the COVID-19 pandemic since 2021.

Our gross profit of finished garments increased by 12.3% to RMB611,677 for the year ended September 30, 2022 from RMB544,492 for the year ended September 30, 2021. Our gross profit margin of finished garments increased by 5.7 percentage points to 11.0% for the year ended September 30, 2022 from 5.3% for the year ended September 30, 2021. This increase was due to our strategy to sell more profitable products during the year.

Selling and marketing expenses

For the years ended September 30, 2022 and 2021, our selling and marketing expenses consisted of exhibition expense and other miscellaneous expenses. The following table sets forth a breakdown of our selling and marketing expenses for the years ended September 30, 2022 and 2021:

	For the year ended September 30,
	2021	2022	2022
	RMB	RMB	US$
Exhibition expenses	88,043	—	—
Others	348,723	350,209	49,232
Total selling and marketing expenses	436,766	350,209	49,232

Our selling and marketing expenses decreased by 19.8% to RMB350,209 (US$49,232) for the year ended September 30, 2022 from RMB436,766 for the year ended September 30, 2021 because no exhibitions were attended due to COVID-19 pandemic and pandemic prevention measures in PRC in particular from mid-March to April 2022.

General and administrative expenses

For the years ended September 30, 2022 and 2021, our general and administrative expenses consisted of rental and office expense, travelling expenses, depreciation and amortization, staff costs and other miscellaneous expenses. The following table sets forth a breakdown of our general and administrative expenses for the years ended September 30, 2022 and 2021:

	For the year ended September 30,
	2021	2022	2022
	RMB	RMB	US$
Rental and office expenses	280,144	276,756	38,906
Travelling expenses	115,345	113,176	15,910
Depreciation and amortization	391,493	414,443	58,261
Legal and professional fee	148,519	90,541	12,728
Staff costs	2,197,451	2,163,016	304,072
Others	191,746	112,207	15,774
	3,324,698	3,170,139	445,651

Our general and administrative expenses remained relatively stable at RMB3,170,139 (US$445,651) and RMB3,324,698 for the year ended September 30, 2022 and 2021, respectively.

(Provision)/reversal of provision for doubtful accounts

The allowance for doubtful debts is based on management’s best estimates of specific losses on individual customer exposures by referring to credit periods, subsequent settlements, business relation and history, customer reputation, etc. at the end of the periods indicated.

The following table sets forth a breakdown of its (provision)/reversal of provision for doubtful accounts for years ended September 30, 2022 and 2021:

	For the year ended September 30,
	2021	2022	2022
	RMB	RMB	US$
Tianjin Xinfa Knitting Products Co., Ltd.,	(2,243,276)	216,867	30,487
Shanghai Metersbonwe Fashion & Accessories Co., Ltd.	—	(24,822)	(3,490)
	(2,243,276)	192,045	26,997

On September 30, 2021, we filed a civil complaint in the Shanghai Songjiang District People’s Court against a former customer Tianjin Xinfa Knitting Products Co., Ltd., seeking damages of RMB11,521,595.75 in total for the unpaid services rendered. The provision for doubtful accounts for the years ended September 30, 2021 was related to the accounts receivable from Tianjin Xinfa Knitting Products Co., Ltd. The court ruling was in favor of us and as of the date of this prospectus, RMB216,867 was recovered. The provision of doubtful accounts for the year ended September 30, 2022 related to a customer with insignificant overdue accounts receivable balance which remained unsettled.

Interest expense

Our interest expense represented interest expense for our short-term bank borrowings, which increased by 14.9% to RMB1,566,397 (US$220,201) for the year ended September 30, 2022 from RMB1,363,350 for the year ended September 30, 2021. The increase was principally attributable to the increase in our average bank borrowing balance for the year ended September 30, 2022.

Other income, net

Other income, net primarily comprised of government subsidies, exchange gain (loss), net and other miscellaneous (expenses) income.

The following table sets forth a breakdown of other income, net for the years ended September 30, 2022 and 2021:

	For the year ended September 30,
	2021	2022	2022
	RMB	RMB	US$
Government subsidies	751,800	335,330	47,140
Exchange gain (loss), net	189,032	(2,269)	(319)
Others	(29,539)	969	136
	911,293	334,030	46,957

Our other income, net decreased by 63.3% to RMB334,030 (US$46,957) for the year ended September 30, 2022, from RMB911,293 for the year ended September 30, 2021, mainly attributable to the decrease in government subsidies received. There were no unfulfilled conditions or other contingencies relating to the government subsidies.

Provision for income tax expense

The following table sets forth a breakdown of provision for income tax expense for the years ended September 30, 2022 and 2021:

	For the year ended September 30,
	2021	2022	2022
	RMB	RMB	US$
Current
– Hong Kong	626,787	—	—
– PRC	2,540,007	2,350,239	330,391
	3,166,794	2,350,239	330,391
Deferred
– PRC	(560,819)	48,001	6,748
	2,605,975	2,398,240	337,139

Provision for income tax expense primarily comprised current profit tax and deferred credit benefits. Current profit tax included tax recorded in Hong Kong and the PRC. The Hong Kong current profit tax represented the 10% withholding tax levied by the PRC government when dividends were distributed by New Brand, our PRC subsidiary to its sole shareholder, Multi Ridge, in 2021.

PRC current profit tax represented 25% of Enterprise Income Tax (“EIT”), resulting from the operations of New Brand in China. Deferred tax (credit) expense arose from the (provision) reversal of provision for doubtful accounts in the same periods. The amount was computed based on 25% of EIT on the amount of (provision) reversal recorded by us.

EIT decreased by 7.5% to RMB2,350,239 (US$330,391) for the year ended September 30, 2022 from RMB2,540,007 for the year ended September 30, 2021. Our effective tax rate decreased by 8.4 percentage points to 24.9% for the year ended September 30, 2022 from 33.3% for the year ended September 30, 2021. It was mainly because of the recognition of 10% withholding tax for dividend distributed from New Brand to Multi Ridge in 2021.

Net income

Our net income increased by 38.6% to RMB7,226,857 (US$1,015,935) for the year ended September 30, 2022 as compared to RMB5,213,927 for the year ended September 30, 2021. The increase in net income was predominantly due to the decrease in provision for doubtful accounts during the year ended September 30, 2022.

Six months ended March 31, 2022 compared to six months ended March 31, 2023

The following table sets forth a summary of the consolidated results of operations of us for the periods indicated.

	For the six months ended March 31,
	2022	2023
	RMB	RMB	US$
Revenue
Sales of yarns	32,543,010	28,963,293	4,217,382
Sales of finished garments	2,557,312	3,066,684	446,544
Total revenue	35,100,322	32,029,977	4,663,926

Cost of revenue
Costs of yarns	(27,156,326)	(26,988,903)	(3,929,889)
Costs of finished garments	(2,214,524)	(2,619,622)	(381,446)
Cost of revenue	(29,370,850)	(29,608,525)	(4,311,335)

Gross profit	5,729,472	2,421,452	352,591

Selling and marketing expenses	(217,608)	(805)	(117)
General and administrative expenses	(1,698,078)	(1,901,378)	(276,862)
Provision for doubtful accounts	—	(29,837)	(4,345)
Income from operations	3,813,786	489,432	71,267
Interest income	1,030	51,985	7,570
Interest expenses	(798,142)	(989,085)	(144,022)
Other gain (loss), net	6,275	(192,184)	(27,984)
Income (loss) before income taxes	3,022,949	(639,852)	(93,169)
Income tax expense	(971,143)	(677,656)	(98,674)
Net income (loss)	2,051,806	(1,317,508)	(191,843)

Revenue

For the six months ended March 31, 2023 and 2022, we generated our revenue through two revenue streams: sales of yarns and sales of finished garments.

The following table presented our revenue disaggregated by service lines for the six months ended March 31, 2023 and 2022:

	For the six months ended March 31,
	2022	2023	2023
	RMB	RMB	US$
Sales of yarns	32,543,010	28,963,293	4,217,382
Sales of finished garments	2,557,312	3,066,684	446,544
	35,100,322	32,029,977	4,663,926

Our total revenue decreased by 8.7% to RMB32,029,977 (US$4,663,926) for the six months ended March 31, 2023 from RMB35,100,322 for the six months ended March 31, 2023 mainly due to the decrease in sales of yarns. While we recorded a stable growth from sales of finished garments, our sales of yarns were decreased by 11.0% to RMB28,963,293 (US$4,217,382) for the six months ended March 31, 2023 from RMB32,543,010 from six months ended March 31, 2022 due to decrease of average selling price of yarns resulting from sluggish economy and lower market demand.

Gross profit and gross profit margin

The following table presented our gross profit and gross profit margin disaggregated by products for the six months ended March 31, 2023 and 2022:

Product category	For the six months ended March 31,
	2022				2023
	RMB Revenue	RMB Costs	RMB Gross profit	Gross profit %	RMB Revenue	RMB Costs	RMB Gross profit	Gross profit %
Yarns	32,543,010	27,156,326	5,386,684	16.6%	28,963,293	26,988,903	1,974,390	6.8%
Finished garments	2,557,312	2,214,524	342,788	13.4%	3,066,684	2,619,622	447,062	14.6%
	35,100,322	29,370,850	5,729,472	16.3%	32,029,977	29,608,525	2,421,452	7.6%

Our overall gross profit decreased by 57.7% to RMB2,421,452 (US$352,591) for the six months ended March 31, 2023 from RMB5,729,472 for the six months ended March 31, 2022. Our overall gross profit margin decreased by 8.7 percentage points to 7.6% for the six months ended March 31, 2023 from 16.3% for the six months ended March 31, 2022.

The gross profit of yarns decreased by 63.3% to RMB1,974,390 (US$287,493) for the six months ended March 31, 2023 from RMB5,386,684 for the six months ended March 31, 2022 and the gross profit margin of yarns decreased by 9.8 percentage points to 6.8% for the six months ended March 31, 2023 from 16.6% for the six months ended March 31, 2022 mainly due to the decrease in average selling price resulting from sluggish economy and lower market demand.

The gross profit margin of finished garments remained stable at 13.4% and 14.6% for the six months ended March 31, 2022 and 2023.

Selling and marketing expenses

For the six months ended March 31, 2023 and 2022, our selling and marketing expenses consisted of exhibition and advertising expenses and other miscellaneous expenses. The following table sets forth a breakdown of our selling and marketing expenses for the six months ended March 31, 2023 and 2022:

	For the six months ended March 31,
	2022	2023	2023
	RMB	RMB	US$
Exhibition and advertising expenses	210,771	—	—
Others	6,837	805	117
Total selling and marketing expenses	217,608	805	117

Our selling and marketing expenses decreased by 99.6% to RMB805 (US$117) for the six months ended March 31, 2023 from RMB217,608 for the six months ended March 31, 2022, primarily due to decrease in exhibition and advertising expenses.

General and administrative expenses

For the six months ended March 31, 2023 and 2022, our general and administrative expenses consisted of rental and office expenses, depreciation and amortization, legal and professional fee, staff costs, bad debt and other miscellaneous expenses. The following table sets forth a breakdown of our general and administrative expenses for the six months ended March 31, 2023 and 2022:

	For the six months ended March 31,
	2022	2023	2023
	RMB	RMB	US$
Rental and office expenses	113,552	146,459	21,326
Travelling expenses	51,398	12,700	1,849
Depreciation and amortization	226,161	251,993	36,693
Legal and professional fee	7,426	14,707	2,142
Staff costs	1,235,319	1,357,352	197,646
Bad debt	—	29,838	4,345
Others	64,222	88,329	12,861
	1,698,078	1,901,378	276,862

Our general and administrative expenses increased by 12.0% to RMB1,901,378 (US$276,862) for the six months ended March 31, 2023 from RMB1,698,078 for the six months ended March 31, 2022. The slight increase was mainly due to increase in staff costs by 9.9% to RMB1,357,352 (US$197,646) for the six months ended March 31, 2023 from RMB1,235,319 for the six months ended March 31, 2022.

Interest expense

Our interest expense represented interest expense for our short-term bank borrowings, which increased by 23.9% to RMB989,085 (US$144,022) for the six months ended March 31, 2023 from RMB798,142 for the six months ended March 31, 2022. The increase was principally attributable to the increase of our bank borrowing balance for the six months ended March 31, 2023.

Other gain (loss), net

Other gain (loss), net primarily comprised of government subsidies, exchange gain (loss), net and other miscellaneous expenses.

The following table sets forth a breakdown of other income, net for the six months ended March 31, 2023 and 2022:

	For the six months ended March 31,
	2022	2023	2023
	RMB	RMB	US$
Government subsidies	5,327	52,258	7,609
Exchange gain, net	1,159	(244,442)	(35,593)
Others	(211)	—	—
	6,275	(192,184)	(27,984)

We recorded other loss of RMB192,184 (US$27,984) for the six months ended March 31, 2023 mainly attributable to a exchange loss of RMB244,442 (US$35,593) for the six months ended March 31, 2023 as a result of depreciation of RMB. There were no unfulfilled conditions or other contingencies relating to the government subsidies.

Provision for income tax expense

The following table sets forth a breakdown of provision for income tax expense for the six months ended March 31, 2023 and 2022:

	For the six months ended March 31,
	2022	2023	2023
	RMB	RMB	US$
Current
– Hong Kong	—	—	—
– PRC	971,143	685,105	99,760
	971,143	685,105	99,760
Deferred
– PRC	—	(7,449)	(1,086)
	—	(7,449)	(1,086)
	971,143	677,656	98,674

Provision for income tax expense represented current profit tax and deferred tax credit. Both the current profit tax and deferred tax credit were recorded in the PRC.

PRC current profit tax represented 25% of Enterprise Income Tax (“EIT”), resulting from the operations of New Brand in China. EIT decreased by 30.2% to RMB685,105 (US$99,760) for the six months ended March 31, 2023 from RMB971,143 for the six months ended March 31, 2022. Our overall effective tax rate decreased to (105.9)% for the six months ended March 31, 2023 from 32.1% for the six months ended March 31, 2022. The decrease in EIT was mainly due to the decrease in operating profit before tax of New Brand for the six months ended March 31, 2023.

Net income (loss)

We recorded net loss of RMB1,317,508 (US$191,844) for the six months ended March 31, 2023 mainly due to the decrease in revenue from sales of yarns.

LIQUIDITY AND CAPITAL RESOURCES

The following table sets forth a breakdown of our current assets and liabilities as of the dates indicated.

	As at September 30,			As of March 31,
	2021	2022	2022	2023	2023
	RMB	RMB	US$	RMB	US$
CURRENT ASSETS
Cash and cash equivalents	105,710	1,166,538	163,989	1,266,666	184,441
Accounts receivable, net	49,015,545	56,996,339	8,012,419	34,924,081	5,085,340
Deposits, prepayments and other receivables	5,228,282	5,725,212	804,838	12,296,512	1,790,512
Other receivables – related parties	—	10,528,284	1,480,043	6,580,054	958,130
Inventories	16,014,965	4,626,020	650,316	7,150,055	1,041,129
Total current assets	70,364,502	79,042,393	11,111,605	62,217,368	9,059,552

CURRENT LIABILITIES
Bank borrowings	28,498,588	35,500,000	4,990,511	35,500,000	5,169,200
Accounts payable	7,137,112	18,035,360	2,535,371	14,132,330	2,057,827
Accruals and other payables	293,497	1,794,441	252,261	562,135	81,853
Other payables – related parties	32,245,003	20,598,031	2,895,625	16,611,985	2,418,892
Dividend payable	4,830,233	—	—	—	—
Contract liabilities	1,669,281	272,647	38,328	129,916	18,917
Lease liabilities	389,792	66,742	9,382	380,851	55,456
Taxes payable	640,121	1,081,250	152,000	2,631	383
Total current liabilities	75,703,627	77,348,471	10,873,478	67,319,848	9,802,528
Net current (liabilities) assets	(5,339,125)	1,693,922	238,127	(5,102,480)	(742,976)

Accounts receivable, net

Accounts receivable represented receivables from our customers arising from our sales. We generally grant our customers a credit period ranging from 0 to 90 days, depending on their reputation, transaction history and the products purchased. Our accounts receivable increased by 16.3% to RMB56,996,339 (US$8,012,419) as of September 30, 2022 from RMB49,015,545 as of September 30, 2021, which was in line with our increase in revenue during the year ended September 30, 2022.

Our accounts receivable decreased by 38.7% to RMB34,924,081 (US$5,085,340) as of March 31, 2023 from RMB56,996,339 as of September 30, 2022, which was driven by (i) settlement of accounts receivables from customers; and (ii) the decrease in sales of yarns in the first quarter of 2023.

Our management regularly reviews outstanding accounts and provides an allowance for doubtful accounts. When collection of the original invoice amounts is no longer probable, we will either partially or fully write-off the balance against the allowance for doubtful accounts. In establishing the required allowance for doubtful accounts, management considers historical collection experience, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial conditions of the customers. Our management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after all means of collection have been exhausted and that the likelihood of collection is not probable.

For details of the accounts receivables, please refer to the section headed ‘‘Provision for doubtful accounts’’ in this prospectus.

Deposits, prepayments and other receivables

The following table sets forth a breakdown of our deposits, prepayments and other receivables as of the dates indicated:

	As of September 30,			As of March 31,
	2021	2022	2022	2023	2023
	RMB	RMB	US$	RMB	US$
Deposits	—	66,790	9,389	66,790	9,725
Prepayments	4,466,682	710,287	99,851	5,801,948	844,829
VAT receivables	756,200	—	—	265,837	38,709
Deferred IPO costs	—	4,915,669	691,034	6,098,781	888,051
Others	5,400	32,466	4,564	63,156	9,198
Total	5,228,282	5,725,212	804,838	12,296,512	1,790,512

Our deposits, prepayments and other receivables increased by 9.5% to RMB5,725,212 (US$804,838) as of September 30, 2022 from RMB5,228,282 as of September 30, 2021. The increase was primarily attributable to the increase of deferred IPO costs of RMB4,915,669 (US$691,034) in relation to our proposed listing which was offset by a decrease in prepayments to suppliers by 84.1% to RMB710,287 (US$99,851) as of September 30, 2022 from RMB4,466,682 as of September 30, 2021 as we reduced making prepayments to suppliers as part of our strategy to strengthen our liquidity.

Our deposits, prepayments and other receivables increased by 114.8% to RMB12,296,512 (US$1,790,512) as of March 31, 2023 from RMB5,725,212 as of September 30, 2022. The increase was primarily attributable to (i) an increase in prepayments to suppliers, which increased by 716.8% to RMB5,801,948 (US$844,829) as of March 31, 2023 from RMB710,287 as of September 30, 2022 as part of our strategy to secure the stability of supplies; and (ii) an increase in deferred IPO costs, which increased by 24.1% to RMB6,098,781 (US$888,051) as of March 31, 2023 from RMB4,915,669 as of September 30, 2022 as our listing progresses.

Other receivables — related parties

The following table set forth the breakdown of our other receivables — related parties as of the dates indicated:

	As of September 30,			As of March 31,
	2021	2022	2022	2023	2023
	RMB	RMB	US$	RMB	US$
Action Holdings Limited	—	7,281	1,024	7,035	1,024
Easy Rich Industries (Shanghai) Limited (“Easy Rich SH”)	—	10,521,003	1,479,019	6,573,019	957,106
Total	—	10,528,284	1,480,043	6,580,054	958,130

The amounts due from Action Holdings Limited and Easy Rich SH represented fund advances to them. The balances were unsecured, interest free with no specific repayment terms and of non-trade nature. All balances with related parties will be repaid by the related parties upon listing.

Inventories

Our inventories consisted of raw materials and finished garments. Our inventories decreased by 71.7% to RMB4,626,020 (US$650,316) as of September 30, 2022 from RMB16,014,965 as of September 30, 2021. The decrease was mainly because we speed up the inventory turnover to enhance our liquidity during the year ended September 30, 2022.

Our inventories increased by 54.6% to RMB7,150,055 (US$1,041,129) as of March 31, 2023 from RMB4,626,020 as of September 30, 2022, due to the increase in purchase of raw materials prior to period end.

We review our inventory levels on a regular basis. We believe that maintaining appropriate levels of inventories can help us better plan raw material procurement and deliver our products to meet customer demand in a timely manner without straining our liquidity.

During the six months ended March 31, 2023 and the years ended September 30, 2023 and 2022, we experienced no obsolete and slow-moving inventories. We had no provision for inventories for the six months ended March 31, 2023 and the years ended September 30, 2022 and 2021.

Accounts payable

Our accounts payable mainly related to the purchase of raw materials from our suppliers. Our yarn suppliers usually granted us a credit period between 30 and 45 days. Certain suppliers, especially cashmere suppliers, may request prepayment before delivery.

Our accounts payable increased by 152.7% to RMB18,035,360 (US$2,535,371) as of September 30, 2022 from RMB7,137,112 as of September 30, 2021, which was due to our increase in purchase during the year ended September 30, 2022.

Our accounts payable decreased by 21.6% to RMB14,132,330 (US$2,057,827) as of March 31, 2023 from RMB18,035,360 as of September 30, 2022, mainly because we increased our prepayment to suppliers.

Accruals and other payables

Our accruals and other payables were comprised of interest payables, VAT payables, and other taxes and levies. Our accruals and other payables increased by 511.4% to RMB1,794,441 (US$252,261) as of September 30, 2022 from RMB293,497 as of September 30, 2021, principally due to the VAT payable of RMB1,287,347 (US$180,972).

Our accruals and other payables decreased by 68.7% to RMB562,135 (US$81,835) as of March 31, 2023 from RMB1,794,441 as of September 30, 2022, which was principally due to the decrease in VAT payables.

Other payables — related parties

The following table set forth the breakdown of our other payables — related parties as of the dates indicated:

	As of September 30,			As of March 31,
	2021	2022	2022	2023	2023
	RMB	RMB	US$	RMB	US$
Ms. Yuk Yin Judy Li (“Ms. Li”)	11,080,000	8,756,000	1,230,899	3,808,000	554,488
Easy Rich SH	19,706,436	—	—	—	—
Meridian Industries Limited (“MIL”)	1,391,307	11,069,514	1,556,128	12,052,717	1,755,012
Meridian Group Holdings Limited (“MDIGH”)	—	705,257	99,143	684,008	99,599
Leisure Bright Trading Limited (“Leisure Bright”)	67,260	67,260	9,455	67,260	9,793
Total	32,245,003	20,598,031	2,895,625	16,611,985	2,418,892

The amounts due to Ms. Li, Easy Rich SH, and MIL consisted of fund advances from them. The balance was unsecured, interest free with no specific repayment terms and of non-trade nature.

The amount due to Easy Rich SH consisted of fund advances in 2021. Easy Rich is an indirect wholly-owned subsidiary of Action Holdings Limited. The balance was unsecured, interest free with no specific repayment terms and was of non-trade nature.

The amount due to MIL represented fund advances to us. The balance was unsecured, interest free with no specific repayment terms and of non-trade nature. Ms. Li is one of our Controlling Shareholder. Easy Rich SH and MIL are our affiliates under common control by both of our Controlling Shareholders.

The amount due to MDIGH represented advances to us for operational purposes. The balance was unsecured, interest free with no specific repayment terms and of non-trade nature. MDIGH is an intermediate holding company of us.

The amount due to Leisure Bright principally represented rent payable for our office premises in Shanghai. Our PRC subsidiary New Brand is a party to an office lease agreement with Leisure Bright Trading Limited dated February 25, 2020, pursuant to which Leisure Bright Trading Limited has agreed to lease to New Brand a property situated at room 1703B, Changtai Enterprise World Plaza, 899 Haining Road, Shanghai, China. Ms. Li is the sole shareholder of Leisure Bright. The term of the lease is three years, commencing from February 2, 2020 and ended on January 31, 2023. The monthly rental cost is RMB33,630. The lease was subsequently extended on January 15, 2023 for a term of two years, commencing from February 1, 2023 to January 31, 2025, with the monthly rental remaining unchanged at RMB33,630. See “Certain Relationships and Related-Party Transactions” and Note 11 to the consolidated financial statements and unaudited condensed consolidated financial statements, respectively.

All balances with related parties will be repaid upon listing.

Contract liabilities

Our contract liabilities mainly relate to the receipt in advance from customers of our finished garments. Our contract liabilities decreased by 83.7% to RMB272,647 (US$38,328) as of September 30, 2022 from RMB1,669,281 as of September 30, 2021 because of the decrease in prepayments from customers. As a matter of our credit policy, we generally required new customers to make a deposit upon their placement of orders. The amount required was usually between 30% and 50% of the total dollar amount of the order.

Our contract liabilities decreased by 52.4% to RMB129,916 (US$18,917) as of March 31, 2023 from RMB272,647 as of September 30, 2022 because of the decrease in advance payment from our customers.

Tax payable

Our tax payable mainly related to our profit tax payable, which increased by 68.9% to RMB1,081,250 (US$152,000) as of September 30, 2022 from RMB640,121 as of September 30, 2021, which was in line with the increase in profit before tax.

Our tax payable decreased by 99.8% to RMB2,631 (US$383) as of March 31, 2023 from RMB1,081,250 as of September 30, 2022, due to decrease in profit by New Brand.

Cash Flows

Our use of cash primarily related to operating activities and payment of dividends. We have historically financed our operations primarily through our cash flow generated from our operations and advances from related parties.

The following table sets forth a summary of our cash flows information for the periods indicated:

	Year ended September 30,			Six months ended March 31,
	2021	2022	2022	2022	2023	2023
	RMB	RMB	US$	RMB	RMB	US$
Cash and cash equivalent at the beginning of the year	158,724	105,710	14,860	105,710	1,166,538	169,861
Net cash (used in)/generated from operating activities	(31,373,286)	21,477,895	3,019,314	12,809,055	5,744,407	836,450
Net cash (used in)/generated from investing activities	(26,991)	(10,553,063)	(1,483,526)	(5,841)	3,948,230	574,907
Net cash generated from/(used in) financing activities	31,445,456	(9,858,312)	(1,385,859)	(9,846,446)	(9,591,231)	(1,396,591)
Effect of exchange	(98,193)	(5,692)	(800)	(1,783)	(1,278)	(186)
Cash and cash equivalent at the end of the year	105,710	1,166,538	163,989	3,060,695	1,266,666	184,441

Cash (used in) generated from operating activities

Our cash inflow from operating activities was principally from receipt of sales. Our cash outflow used in operating activities was principally for payment of purchases of raw materials and contract manufacturing services, staff costs and other operating expenses.

For the year ended September 30, 2021, we had net cash used in operating activities of RMB31,373,286 (US$4,853,540), reflecting our net profit of RMB5,213,927 (US$806,611), as adjusted for non-cash items, the effects of which were offset by cash used due to change in operating activities of RMB36,587,213 (US$5,660,151). Adjustments for non-cash items consisted of (i) depreciation of property and equipment, RMB19,377 (US$2,988); (ii) amortization of right-of-use assets of RMB372,116 (US$57,567); (iii) provision for doubtful accounts of 2,243,276 (US$347,041); and (iv) deferred tax benefits of RMB560,819(US$86,760). Changes in operating assets and liabilities mainly include (i) increase in accounts receivable of RMB28,886,741 (US$4,468,865) due to increase in our revenue during the year; (ii) increase in inventories of RMB10,184,658 (US$1,575,597) as we increased the purchase of raw materials to minimize the impact of rising raw material prices, in particular prices of cashmere during the year; and (iii) increase in deposits, prepayments and other receivables of RMB5,014,990 (US$775,834) mainly due to our increased prepayments to our suppliers as part of our strategies to secure raw material sources at competitive price, and partially offset by (i) increase in accounts payable of RMB5,191,645 (US$803,163) mainly due to our purchases made before year end remained unsettled; and (ii) increase in contract liabilities of RMB1,076,130 (US$ 166,481) which was in line with our increase in revenue during the year ended September 30, 2021.

For the year ended September 30, 2022, we had net cash generated from operating activities of RMB21,477,895 (US$3,019,314), reflecting our net profit of RMB7,226,857 (US$1,015,935), as adjusted for non-cash items, the effects of which were offset by cash used due to change in operating activities of RMB13,980,639 (US$1,965,367). Adjustments for non-cash items consisted of (i) depreciation or plant and equipment of RMB24,651 (US$3,465), (ii) amortization of right-of-use assets-operating lease of RMB389,792 (US$54,796); (iii) reversal of provision, net for doubtful accounts of RMB192,045 (US$26,997); and (iv) deferred tax benefit of RMB48,001 (US$6,748). Changes in operating assets and liabilities mainly include (i) decrease in inventories of RMB11,388,945 (US$ 1,601,033) because we speed up the inventory turnover to enhance our liquidity, (ii) increase of accounts payable of RMB10,898,248 (US$1,532,051) mainly due to our increase in purchase during the year, and (iii) increase in accruals and other payables of RMB1,500,943 (US$210,999) due to an increase of VAT payable, and partially offset by (i) increase in accounts receivable of RMB7,788,749 (US$1,094,925) which was in line with our increase in revenue, (ii) increase of deposits, payments and other receivables of RMB1,063,243 (US$149,468) due to the deferred IPO costs in relation to our proposed listing; and (iii) decrease in contract liabilities of RMB1,396,634 (US$196,336) due to the decrease in prepayments from customers.

For the six months ended March 31, 2023, we had net cash generated from operating activities of RMB5,744,407 (US$836,450), reflecting our net loss of RMB1,317,508 (US$191,843), as adjusted for non-cash item, the effect of which were offset by cash used due to change in operating activities of RMB7,061,915 (US$1,028,293). Adjustment for non-cash item consisted of (i) depreciation of property and equipment of RMB15,118 (US$2,201), (ii) provision for doubtful accounts of RMB29,837 (US$4,345) and (iii) deferred tax credit of RMB7,449 (US$1,096). Changes in operating assets and liabilities mainly include: (i) decrease in accounts receivable of RMB22,042,421 (US$3,209,625) principally due to settlement of accounts receivables from customers and the decrease in sales of yarns in the first quarter of 2023; and partially offset by (i) increase in inventories of RMB2,524,035 (US$367,528) due to the increase in purchase of raw materials prior to period end, (ii) increase in deposits, prepayments and other receivables of RMB6,137,291 (US$893,695) as we continued to make prepayments to certain raw material suppliers as part of our strategy to secure the stability of supplies and an increase in deferred IPO costs, (iii) decrease in accounts payable of RMB3,909,030 (US$568,325) because we increased our prepayment to suppliers, (iv) decrease in accruals and other payables which was principally due to the decrease in VAT payables, (v) decrease in contract liabilities of RMB142,731 (US$20,783) because of the decrease in advance payment from our customers and (vi) decrease in tax payable of RMB1,078,619 (US$157,059) due to decrease in profit by New Brand.

Cash (used in)/from investing activities

For the year ended September 30, 2021, net cash used in investing activities was RMB26,991 (US$4,148) which related to the acquisition of computer and office equipment.

For the year ended September 30, 2022, net cash used in investing activities was RMB10,553,063 (US$1,483,526) which related to the acquisition of computer and office equipment, and (ii) increase in other receivables — related party of RMB10,528,284 (US$1,480,043) due to fund advances.

For the six months ended March 31, 2023, net cash from investing activities was RMB3,948,230 (US$574,907) which related to repayment from our related parties.

Net cash from (used in) financing activities

For the year ended September 30, 2021, net cash generated from financing activities of RMB31,445,456 (US$4,864,706) consisted of (i) proceeds from short-term bank borrowings of RMB6,498,588 (US$998,821); and (ii) advance from other payables — related parties of RMB 25,318,985 for advances to support our operation, the effects of which were partially offset by (i) payment of amounts due under the operating lease of our Shanghai premises of RMB372,117 (US$57,194); and (ii) payment of dividend of RMB4,830,233 (US$742,398).

For the year ended September 30, 2022, net cash used in financing activities of RMB9,858,312 (US$1,385,859) consisted of (i) repayment for short-term bank borrowings of RMB41,854,725 (US$5,883,844); (ii) repayment to other payables — related parties of RMB11,646,971 (US$1,637,305); and (iii) payment of dividend of RMB4,830,233 (US$679,023), the effects of which were partially offset by the proceed from short-term bank borrowings of RMB48,856,137 (US$6,868,087).

For the six months ended March 31, 2023, net cash used in financing activities of RMB9,591,231 (US$1,396,591) consisted of (i) settlement of short-term bank borrowings of RMB35,500,000 (US$5,169,200); (ii) repayment to other payables — related parties of RMB3,986,046 (US$580,413); and (iii) payment of dividend of RMB5,605,185 (US$816,178); the effects of which were partially offset by proceeds from short-term bank borrowings of RMB35,500,000 (US$5,169,200).

Transfers of Cash To and From Our Subsidiaries

Cash is transferred through our organization in the following manners: (i) funds are transferred to New Brand, our key operating entity in the PRC, from MIHL as needed through our BVI and/or Hong Kong subsidiaries in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by New Brand to MIHL through our Hong Kong and BVI subsidiaries.

We do not expect to pay dividends on our Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. As we are a holding company, our ability to make dividend payments, if any, would be contingent upon our receipt of funds from our PRC operating subsidiary New Brand through intermediate holding companies. Any payment of dividend from New Brand will be subject to the restrictions under PRC laws, including registered capital requirements, foreign exchange control system, and payment of withholding tax. The PRC government may promulgate regulations or policies to restrict the remittance of RMB into or out of the PRC. See “Dividend Policy” and “Risk Factors — We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our PRC subsidiary” for more information.”

During the six months ended March 31, 2023 and the years ended September 30, 2022 and 2021, the only transfer of assets among MIHL and its subsidiaries consisted of cash. As required under the PRC Enterprise Income Tax Law, the dividends paid by New Brand to Multi Ridge were subject to a withholding tax rate of 10%. On August 5, 2019 and May 25, 2020, New Brand declared dividends in the aggregate amount of RMB7,748,951 to Multi Ridge, its sole shareholder, and such amount was settled in full net of withholding PRC tax through multiple payments by June 5, 2020. On April 7, 2021, New Brand declared dividends in the amount of RMB6,179,335 to Multi Ridge, and such amount was settled in full net of withholding PRC tax through multiple payments by June 10, 2021. In March 2021, Multi Ridge injected RMB7,000,000 as additional registered capital into New Brand. With respect to the 2021 capital injection, the first was made on March 26, 2021 with a contribution of RMB5,000,000, while the second worth RMB2,000,000 was made on April 9, 2021. In addition, dividend payments were made from Multi Ridge to a company wholly-owned by our Controlling Shareholders; that company is not part of the group being listed. On December 11, 2019 and June 5, 2020, Multi Ridge declared dividends in the aggregate amount of HKD6,161,400, and such amount was paid in full through multiple payments by June 8, 2020. On June 25, 2021, Multi Ridge declared dividends in the amount of HKD5,820,000, and such amount was paid on February 14, 2022.

Under the laws of Cayman Islands, MIHL is permitted to provide funding to its subsidiaries through loans or capital contributions without restrictions on the amounts of the funds, provided that such funding is in the best interest of the Company. Subject to the Cayman Companies Act (Revised) and our Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit out of profits or our share premium account, if shares have been issued at a premium. No dividend may be paid out of our share premium account unless immediately following the payment we are able to pay its debts as they fall due in the ordinary course of business. Subject to compliance with applicable solvency requirements, there is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us by dividend. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

New Brand’s sole shareholder is Multi Ridge, a Hong Kong company. Under Hong Kong law, if Multi Ridge were able to declare dividends, such dividends could only be paid by Multi Ridge out of its distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HKD into foreign currencies and the remittance of currencies out of Hong Kong. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Current PRC regulations permit New Brand to pay dividend to MIHL only out of its accumulated profits which is determined in accordance with Chinese accounting standards and regulations. New Brand is required to set aside at least 10% of its after-tax profits as the statutory common reserve fund until the cumulative amount of the statutory common reserve fund reaches 50% or more of its registered capital, if any, to fund its statutory common reserves, which are not available for distribution as cash dividends. A PRC company is also not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each operating subsidiary.

According to the relevant PRC regulations on foreign-invested enterprises (“FIEs”), the combined amount of offshore capital contributions and loans cannot exceed the FIE’s approved total investment amount. Any funds Multi Ridge transfer to our PRC subsidiary, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration or filing with relevant governmental authorities in China. Capital contributions to our PRC subsidiary are subject to registration with the State Administration for Market Regulation, or the SAMR, the information reporting in the online enterprise registration system, and foreign exchange registration with qualified banks. In addition, (a) any foreign loan procured by our PRC subsidiary is required to be filed with SAFE through the online filing system of SAFE, and (b) our PRC subsidiary may not procure loans which exceed a statutory upper limit. Any loan to be provided by us to our PRC subsidiary with a term of more than one year must be recorded and registered by the NDRC or its local branches.

Pursuant to the PRC Foreign Exchange Regulations, RMB is, in general, freely convertible for payment under current account items such as foreign exchange transactions relating to trading, services and payment of dividend, but not for payment under capital account items including capital transfer, direct investment, securities investment, derivative products or loan, except with prior approval granted by the State Administration for Foreign Exchange (the “SAFE”). Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from, registration or filing with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. Foreign-Invested enterprises established in China, through providing certain documents (such as the board resolution and tax registration permit), can purchase foreign exchange for dividend payments, trading or services without the approval from the SAFE. The PRC government may also from time to time impose controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits. Furthermore, if our PRC subsidiary New Brand, incurs debt on its own in the future, the instrument governing the debt may restrict its ability to pay dividends or make other payments. If the Company or its subsidiaries are unable to receive all of the revenues from our operations in China, we may be unable to pay dividends on our Shares. See “Regulations — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from remitting the proceeds of this offering into China through loans or additional capital contributions to our PRC subsidiary, thereby diminishing our ability to fund and expand our business.”

Capital Expenditures

We incurred capital expenditures of nil, RMB26,991 and RMB24,779 for the six months ended March 31, 2023 and the years ended September 2021 and 2022, respectively, which mainly related to the acquisition of computer and office equipment.

Contractual Obligations

The following table summarized our contractual obligations as of March 31, 2023:

	Payment due by period				Total
	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years
	RMB	RMB	RMB	RMB	RMB
Contractual Obligations:
Operating lease obligation	403,562	269,042	—	—	672,604
Total contractual obligations	403,562	269,042	—	—	672,604
	Payment due by period				Total
	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years
	US$	US$	US$	US$	US$
Contractual Obligations:
Operating lease obligation	58,763	39,176	—	—	97,939
Total contractual obligations	58,763	39,176	—	—	97,939

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, and credit risk support or other benefits.

INDUSTRY

Introduction of apparel supply chain management

Apparel SCM is a planning and managing process consisting mainly of market trend analysis, product design and development, raw material sourcing, production and quality control and logistics management. The business scope of an apparel SCM company depends on its management capability over each step of the process. Raw material and production sourcing are the core services provided by apparel SCM companies. An apparel SCM company should have strong production and raw material know-hows, in-house designers who can keep abreast of market trends in order to meet customers’ needs on a timely basis, be capable of controlling quality of the products, and have the flexibility to cater to different lead times with short notice in a cost-effective manner.

SCM services are designed for retailers that want to focus on their core competencies. The increasing focus on fashion and speed has increased demand for quick turnaround and flexibility in order to respond to evolving consumer trends. Some of these retailers see strategic value in finding a partner to outsource their buying and sourcing operations so that they can refocus on their strengths to compete effectively on the other sections of the apparel business. SCM services in the apparel industry in China can be broadly categorized into three sections based on their ordering in the process chain: upstream, midstream and downstream. Apparel SCM service providers play an important role in connecting the upstream and downstream.

Upstream

Raw material vendors, raw material traders and SCM service providers are involved in, and play different roles, in the upstream section. Some apparel companies outsource their production to service providers that offer a one-stop service, including product design, raw material sourcing, and production management. Individual retailers or wholesalers, acting through sourcing agents, usually group together as a single purchasing unit so that they have stronger bargaining power when negotiating with raw material suppliers. Some parties in the value chain may also choose to engage in the trading of raw materials as commodities.

Midstream

The midstream section consists of SCM service providers and manufacturers of apparel products. Some of the manufacturers offer services to different customers on a project-by-project basis, while some manufacture only their own designs. The service scope of SCM service providers varies, mostly driven by their core strengths and business strategy. Some service providers outsource apparel production process to contract manufacturers in other regions where labor cost is lower. Contract manufacturers purchase raw materials from raw material vendors for further processing. For service providers with their own manufacturing plants, products are shipped to warehouses and apparel distributors directly. For service providers that receive products from third-party manufacturing contractors, they will conduct their own quality checks before packaging.

Downstream

The downstream section involves distributors and retailers. Due to differences in their market positioning and retail strategies, the types and sizes of distribution channels vary quite significantly between branded apparel companies and regional apparel distributors. Typically, high-quality finished garments are sold as branded fashion in department stores and boutiques, whereas lower-priced apparels are sold in local marketplaces and online.

Market size of the apparel SCM industry in China

The apparel retail market in China is large and fast-growing. It has expanded rapidly in the past decades with the increased purchasing power of domestic consumers. According to the National Bureau of Statistics of China, the turnover of Chinese apparel retail market increased from RMB47.6 billion in 2009 to RMB71.0 billion in 2019, representing a CAGR of 4.08%.

Market Size of Apparel Retail Market in China
(in RMB' billion)
120
100
80
60
40
20
0
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
Source: National Bureau of Statistics of China

Major market drivers of SCM market in China

Transition towards a consumption-driven economy

Under the 14th Five-Year Plan (2021-2025), the national strategy of China is to transit into an economy more dependent on consumption-driven growth. This would require increasing the PRC citizens’ income level by diversifying and expanding their income portfolio. Based on the statistics from the National Bureau of Statistics of China, between 2016 and 2020, disposable income per capita has increased from 23,821 in 2016 to 32,189 in 2020, with a CAGR of 7.82%, while consumption expenditure per capita increased from 17,111 in 2016 to 21,210 in 2020, with a CAGR of 5.52%. As a result, consumer attitudes, behaviors and purchasing habits are expected to shift to a more consumption-focused direction. With stronger purchasing power, these consumers are more willing to spend more for a fashionable outlook through high-quality and branded apparels. At the same time, many online retailers are also launching their own private label line, which is a major trend with the pure play online retailers and will present significant opportunities for the SCM market.

Advanced manufacturing techniques and experienced workers

Some reputable international apparel companies have established manufacturing plants in China, bringing with them advanced manufacturing techniques which an increasing number of Chinese apparel manufacturers have adopted. Moreover, due to China’s long history in apparel manufacturing, there is an abundant supply of experienced and skilled workers in China. Compared to other low-cost countries, China has the advantage of possessing a large, skilled labor force. Although apparel manufacturing typically involves low-skilled work, having skilled managers increases the efficiency and productivity of a factory and thereby shortens lead times.

Developed value chain and logistics network

China has developed a mature apparel industry value chain with advanced transportation infrastructure and logistics network, which has made some Chinese apparel manufacturers more appealing to international branded apparel companies. Additionally, China has widespread high-speed rail networks, bus routes, and subway systems, allowing for timely inspection of factories and completion of due diligence and quality control.

Big data improves efficiency and reduce unnecessary expenses in SCM

As e-commerce develops rapidly during recent years, the number of online retailers is simultaneously growing. Greater selection of products, wider price ranges, more accessible payment options, and time convenience are the driving factors for online shopping for apparels. According to the National Bureau of Statistics of China, e-commerce sales in China has experienced rapid growth from RMB1736.53 billion in 2013 to RMB8418.34 billion in 2019, representing a CAGR of 30%. The trend towards online shopping further accelerated in 2020 amid the COVID-19 pandemic when more consumers began shopping online while some physical retail stores were temporarily closed.

While business efficiency at all operational levels is critical for the success of e-commerce, big data analytics is playing an instrumental role in improving supply chain management. Modern data and information technology allows supply chain partners to exchange data and information such as sales data, sales forecasts, and promotions, in real time. Big data is making an impact on all supply chain activities. It ranges from improving delivery times to identifying ways to reduce the communication gap between manufacturers and suppliers. The existing models of the apparel supply chain are based upon the visibility of information while future models will be based on multi-participant information sharing platforms.

In China, a trend to combine different distribution channels has developed. According to the National Bureau of Statistics of China, the number of retail stores increased from 10,507 in 2012 to 19,993 in 2019. As retail stores begin to share data with online platforms, customers’ preference can be analyzed via the big data management on those platforms. Big data is used to analyse data points of a customer’s journey from exploration to sale. Through the analysis, the influence factors of large data on consumer behaviour can help retailers adjust strategy and make more informed decisions. The processing chain including production and the retailers will be able to better fit to customers’ needs and to manage operation in a timelier basis, for example, by predicting and managing the retailers’ inventory levels based on the data including the shipment or delivery schedule and the quantity required. As a result, the expected delivery time between upstream and downstream can be reduced. These changes reflect the fact that the whole supply chain will increase efficiency and reduce unnecessary expenses.

Entry barriers of SCM market in China

Increasing labor cost and land cost

As some Southeast Asian countries have begun to develop their manufacturing industry vigorously, the global manufacturing center has been gradually shifted to Southeast Asia from China due to the lower production costs in countries of the region. Labor costs and land costs in China have risen year by year. According to the National Bureau of Statistics of the PRC, the annual salary of employees from urban manufacturing industry grew from RMB55,324 in 2015 to RMB78,147 in 2019, representing a CAGR of 9.0%. While the growth rate of clothing consumption in major developed countries has slowed, rising labor costs may put a strain on profitability. These factors combined make it more difficult to generate profit which creates a higher barrier to entry for newcomers.

Long-tail market tendency caused by fierce competition

The apparel SCM market in China is quite fragmented and has the tendency to become long-tail, the strategy of selling low amounts of niche products to many customers. Long-tail market is usually caused by fierce competition among service providers in terms of product development, price, quality control and delivery of products. In this kind of market, there is usually a large number of competitors, and most of which have a market share of 0.5% or less. Some small-to-medium sized service providers are consistently faced with the pressure from the leading ones in this market considering that the latter have already established long-term and close cooperative relationships with local and international retailer brands.

Effective management team

An effective management team ensures the smooth communication between the company and its manufacturer suppliers, trading company suppliers or customers. Changes or new information requested by the customers must be clearly communicated to the manufacturers to guarantee the delivery time and production. Furthermore, the management team should be equipped with an in-depth understanding of each key part of the market so as to effectively coordinate the entire business flow for the company.

Individualization, differentiation and segmentation

The demand in the Chinese market is quite diverse, which results in the individualization, differentiation and segmentation of the order. Individuals in different regions, social class and upbringing, among many others have different preferences, ranging from size to style to color. Such differentiation and the quantity of orders put upward pressure on the inventory cost due to overstocking. A low inventory turnover rate reflects that a company may be overstocking or deficiencies in the product line, so a company will need to consider how to handle excess inventory. Thus, a quick response is needed in such an up-to-date market for apparel SCM service providers to maintain a competitive edge in the marketplace.

High requirements for design innovation

Popular style is always changing, as new trends rise and fall. Changing consumer trend requires businesses to assess market demand and enact effective strategies. A company has to pay great attention to fashion trends and design innovation and development. Well-designed apparels help to increase sales volume by encouraging consumption willingness. Some brand retailers prefer to partner with market players equipped with product development capabilities. Besides, local famous brands may already dominate the public opinion, which leaves new entrants in a passive position. New entrants in the absence of such capability may face shrinkage of profit margin or are likely to be eliminated.

BUSINESS

OVERVIEW

We are a provider of SCM services in the apparel industry delivering one-stop solution to our customers for a broad range of yarn products, textiles and finished garments. We conduct our operations through our PRC subsidiary New Brand, which is headquartered in Shanghai, the PRC. Our service offerings encompass every key aspect of the supply chain of these products: market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management. Through our integrated capabilities, we provide end-to-end supply chain solutions that are tailored to meet our customers’ unique needs.

Apparel products handled by us mainly comprise of yarn products and finished garments. Our customers span across different stages of the apparel supply chain, including brand owners, textile manufacturers, apparel sourcing agents and online fashion and garment retailers. We seek to deliver services that are complementary to our customers’ in-house supply chain, so that they can focus on their core strengths to respond timely to the fast-evolving trends in the apparel industry, especially when time-to-market and cost have become sources of competitive advantage in China apparel market. We believe our customers value us for our integrated capabilities, dependable services, deep category expertise, market insight and ability to innovate and adapt to the fast-changing market.

We rely on raw material vendors, contract manufacturers and logistics service providers to produce and deliver customized apparel products to destinations designated by our customers. Our value is premised on our capability of building and managing a supply chain tailored to the budgets, design specifications and manufacturing techniques specified by our customers within a tight time frame, so that they can devote their resources to other activities, such as product pricing, marketing and distribution.

OUR COMPETITIVE STRENGTHS

We have a vertically integrated operation to provide one-stop apparel SCM services

We position ourselves as a one-stop apparel SCM solution to our valued customers. Our services cover design, planning, execution, control, and monitoring of supply-chain activities with the objective of creating a competitive infrastructure for customers in the apparel industry. We maintain close contact with our customers to gain a thorough understanding of their needs. Based on ideas, paper drawings and specifications of our customers, we develop customized product designs or provide expert advice on their own designs. Leveraging on our market knowledge and an established network of suppliers, we source and procure suitable raw materials at competitive prices from selected vendors. We also make logistics arrangements for the delivery of apparel products to our customers. Our vertically integrated SCM offers our customers solutions along the supply chain so they may prioritize on their core competencies and activities. We are able to exercise a high level of control in ensuring the delivery of consistent products and services to our customers in a more cost-effective and efficient manner.

We work with a diverse range of quality suppliers to address different customer demands

We collaborate with raw material vendors, contract manufacturers and logistics service providers. This approach provides flexibility, agility and speed without taking on unnecessary risk and capital investment, and drives improved unit economics and operating leverage. We select suppliers based on reputation, customer demands, including their budgets, design specifications and manufacturing techniques. For instance, we source a variety of raw materials from Consinee, a professional yarn supplier of high-end cashmere and natural fiber blended yarns and a major cashmere yarn exporter in China.

By leveraging our in-depth industry knowledge of PRC apparel suppliers, we are capable of procuring suitable raw materials and contracting manufacturing services to address the specific needs of our customers in a cost-effective manner. We differentiate ourselves from other industry players in our knowledge of the strengths, turnaround time and pricing of different kinds of suppliers and a good working relationship with each of them. Drawing on our well-established relationships with a network of suppliers, we maintain a certain degree of flexibility in ensuring that our customers’ orders are completed on schedule.

We are capable of turning a design concept into finished garments under a short lead time

Industry knowledge and SCM process experimentation are at the core of everything we do. We leverage our industry knowledge to increase the effectiveness of our services, calibrate our pricing and optimize our turnaround time. Experimentation enables us to fine-tune our supply, sourcing and logistics models and to streamline the supply chain that we tailor-make for our customers. In recent years, an increasing number of apparel brands are demanding rapid changes in their inventory, with some launching a new “collection” every month instead of the traditional four collections a year. We devote resources to streamline our supply model to accommodate this industry trend of short fashion cycles. We scrutinize each stage of our supply model to streamline our process and monitor the capacity and quality of suppliers to reduce the odds of defective goods. Our ability to achieve a specific lead time depends on a number of factors, such as product complexity, raw material availability, production process design, production equipment and final destination. To reduce lead time and cost, we strategically procure certain categories of raw materials, typically wool fiber, in large volume based on market intelligence and industry data. We also keep a broad range of garment design templates and update them continually to reflect the latest fashion trends. We believe that we have a competitively short lead time in turning a fashion sketch into a batch of finished garments.

Our management members have deep industry knowledge and proven track records

Our management members bring with them an average of over ten years of experience in the apparel industry. Yuk Yin Judy Li, our chairperson of the board, focuses on our development plan and business strategy. She has over 28 years of management and operating experience in apparel manufacturing and trading. Suqin Li, our chief executive officer, is mainly responsible for developing and expanding our business in China market. She has over 15 years of experience in the garment industry with heavy involvement in the garment sourcing and trading business. We believe that our cohesive corporate culture inspires innovation, motivates quality service and encourages collaboration. The collective industry knowledge and skills of our management give us the capability to manage risks, respond timely to market trends, and capture lucrative market opportunities. We believe the in-depth industry experience, knowledge of SCM and established connections with customers of our management differentiate us from our competitors.

OUR BUSINESS STRATEGIES

Broaden our customer base and strengthen our customer relationships

We plan to focus on providing quality services to customers in the apparel industry, and we expect China to remain an important market for us in the near future. In addition to China, we also plan to diversify our customer base to other key markets such as the United States and Europe. Our goal is to diversify our customer base and revenue source and position ourselves as their trusted partner and first choice for SCM. We seek to differentiate ourselves from competitors by building on our vertically integrated capability, specialization in apparel industry and personalized customer experience. As our customers continue to expand their footprint in the apparel industry, we will bring our category expertise and creative vision to enhance their product offerings and refine their supply chain. We will continue to broaden the range of apparel products handled by us and strengthen our design and development capabilities in different categories, so that we can tap into new markets and attract new customers. We will also increase the frequency of our liaison with existing customers to better understand their needs and enhance our tailor-made SCM services.

Maintain a quality supplier base and develop strategic relationships with suppliers

Our business model requires us to maintain a stable, consistent supply of raw materials and support from reliable contract manufacturers. We also intend to selectively pursue strategic alliances with suppliers that can help us strengthen our capabilities and expand our product and service offerings such as adding quality suppliers with sufficient production capacity, new production technologies, and more competitive pricing. We will also enhance our internal evaluation system, so that we can collect and analyze relevant data on a timely basis to help us choose optimal suppliers in different projects based on various metrics such as locations and costs.

We intend to strengthen our collaboration with select, such as entering into framework agreements that provide the terms governing and securing raw material sources at a more competitive price through pre-payment deposits to our suppliers as a means to stabilize the price of the raw materials concerned and manage our cost.

Enhance quality of apparel products and efficiency of their production

We place considerable emphasis on quality and efficiency, as both are essential to our reputation and long-term business success and are the anchor of our customer relationships. Quality is reflected in our garment products. Our personnel are cautiously aware of their responsibility to ensure that apparel products handled by us are of high quality. They follow the protocols in our quality control program, which cover the sourcing of raw materials, selection of suppliers, production process design, and examination of finished products. We plan to further enhance the efficiency of our SCM model, especially lead time, by improving its configuration using the latest industry knowledge and customer feedback. We will increase investment in our technology infrastructure so that its functionalities can cater to changes in our product and service offerings and cover broader aspects of the SCM. We will also enhance our collaboration with our suppliers and logistic service providers or make investments in these areas to improve our efficiency.

Integrate sustainability aspects into product sourcing and environmental marketing

One of our goals is to integrate sustainability into our business model, a model where sustainability concepts shape the driving force of the firm and its decision making. We believe that sustainability is a factor influencing consumers’ decisions and more of them are concerned about the environmental impact of products they purchase. We will seek to identify opportunities to strengthen the environmental footprint of our own operations, especially in areas that are in sync with the priorities of our customers. Among others, we will explore new categories of raw materials that would enable our yarn products to be produced in a sustainable way, with social and environmental impacts taken into consideration. We will also identify suppliers that, for instance, operate a recycled production line, such as those using the wastage from the spinning and production process and the unsold products in the market. In addition, we intend to integrate environmental marketing into consultations with customers. We will provide informative guidance and make recommendations as to eco-friendly yarn compositions and the usage of recycled, regenerated and traceable yarn products that fall within their budgets and specification.

OUR BUSINESS OPERATIONS

We are a provider of SCM services in the apparel industry in China. Apparel products handled by us mainly comprise of yarn products and finished garments. Our customers span across different stages of the apparel supply chain, including brand owners, textile manufacturers, apparel sourcing agents and online fashion and garment retailers. We offer a full suite of services in the apparel supply chain, including market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management. For each customer, we first hold consultations to understand its apparel products, assess its needs and recommend services that would add value to its supply chain. The customer may then elect to use our full vertically-integrated capabilities or select specific elements of our capabilities that best fit their needs.

The following diagram illustrates the operation flow of our apparel SCM services:

We handle a wide range of apparel products, substantially all of which fall into one of the two main categories: yarn products and finished garments. Each series of apparel products handled by us is arguably unique, as they are manufactured according to our customers’ specifications.

•        Yarn products.    Our major category of yarn products is pure cashmere and cashmere-mix yarn and, to a lesser extent, merino wool, cotton and fancy yarn. In addition to raw yarn, our sales in knitted panel (processed yarn product) account for a significant portion of our revenue. We provide value-added services to manufacturers by supplying knitted panel according to their specified quality and measurement requirement.

•        Finished garments.    As a garment manufacturer, we frequently accept orders with production specification (design concept or sketches, quality requirement, measurement instruction and so on) from customers. To differentiate ourselves from competitors, we set up a design team to prepare our Ladies’ Knitwear Collection for each season. Our design focuses a working woman aged 25 to 60, style ranging from casual wears to office attire. We provide one-stop and total satisfaction services to customers as they come to our showroom to shop what they see. Our customers are fashion wholesalers, online retailers, buyers from brands and chain stores.

Market Trend Analysis

We monitor changes in market trend continuously through fashion magazines, fashion websites, and trade shows participation. Our goal is to keep abreast of the changes in global fashion trends and the local market response to different styles featured in the latest trend. We also meet with online fashion retailers, textile manufacturers and apparel sourcing agents regularly to deepen our understanding of market needs. Through communications with key market players and our regular customers, we have developed a good understanding of the requirements of PRC apparel companies as to budgets and design preferences for the season.

We capitalize on the market intelligence collected to formulate our business plan for the season. Our seasonal business plan usually involves strategic procurement of raw materials, especially natural fibers, and creation of design sketches responsive to consumer preferences for the season. We usually produce a series of yarn products and finished garments for display in our showroom. We believe that an inspiring showroom is a great marketing tool for business development and brand image, and the samples displayed are compelling testaments to our strengths in apparel design and development.

Product Design and Development

We have the capability to design our apparel products in-house. With the in-depth technical apparel know-how that we possess, we discuss with our customers the various specifications they may have in terms of colors, details, construction, fabrics and cutting instructions. We recommend to our customers on ways to better achieve their design concept and intended function of the proposed product. We maintain a fashion showroom with a selection of apparel samples for our customers’ selection, constantly updated to reflect fashion trend of the latest seasons.

As part of our yarn and garment solutions for customers, we have in-house design and analysis resources to transform customer ideas into prototypes with specifications. Our experienced in-house design specialists analyze fashion trends, conceptualize and produce a wide range of apparel and accessories. We offer yarn design service which involves giving suggestions on the choice of the nature, form and thickness of fiber; methods of blending different fibers and fiber ratios; colors used in dyeing; and spinning methods. In addition, we offer garment design service in which our in-house designer provides the work fashion sketch drawing, pattern making and process sheet making. We aim to deliver an individualized and differentiated experience to each customer by generating ideas, content and suggestions for design.

We tailor our apparel designs to fit individual customer needs. Customers can choose any of our design templates and make modifications to fit their needs and specifications. In the alternative, customers can submit their own design, in which case we will make modifications so that the apparel product can be produced within their budget and other specifications. Some customers present their concept to us, and we are capable of generating design based on their concept and make modifications to the design together.

Based on design works approved by customers, we will identify a suitable manufacturer to produce several samples or prototypes. Prototyping is a critical stage in the development of new products. During this stage, our design team will collaborate with the manufacturer to make multiple adjustments, including changes in style, fabric and other specifications, to respond to customer preferences.

Once our customers are satisfied with prototypes of their product, we will seek to finalize our service terms in a customer order, which specifies quantity, price, product specifications, payment terms and delivery arrangement.

Raw Material Sourcing

We source raw materials from third party vendors in China. In most cases, raw materials procured by us are delivered to the production facilities directly. Our raw materials consist of two main categories: cashmere products and non-cashmere products. The prices of our principal raw materials are subject to fluctuations in the market. In order to mitigate against price fluctuations, we sometimes procure our key raw materials based on projected needs and store them in our warehouse.

We have quality control procedures in place to evaluate the performance of new raw material vendors and throughout the production process. Our evaluation is based on a number of factors, including technical capabilities, quality, manufacturing capacity, industry reputation, years of experience, timely delivery records, costs and payment terms. Whenever necessary, we perform laboratory tests on random samples and compare the test results against local and international standards. We perform on-site inspections on the raw materials used in the manufacturing process to ensure that they meet our quality standards and comply with our customer specifications.

Production and Quality Control

Our production management services consist of our monitoring of production schedule, evaluation of manufacturing services and conducting quality control on finished goods. We typically require the manufacturer to follow production schedules ahead of time. During the production process, we communicate with manufacturers regularly through various channels and check their production schedule regularly to ensure that they are able to deliver the finished goods on time. We also perform on-site quality inspections regularly on raw materials, semi-finished products and finished products for quality control purposes.

Market players in the apparel industry are under increasing pressure to reduce lead time of their products. Lead time is the amount of time that passes from the start of a process until its conclusion. We measure our lead time based on the number of days needed for us to convert a product design into mass-produced finished goods. We devote substantial resources to improve our lead time by collecting and analyzing the operating data generated in the pre-processing, processing, and post-processing stages of individual projects. By comparing our calibrated data against established benchmarks, we determine where inefficiencies exist.

As part of our commitment to customers, we have stringent quality control procedures throughout the supply chain. Finished goods are examined before packaging. If any defect is found in the finished goods, we will require suppliers to rectify the defects. Until all defects are fixed and we are confident that the goods meet our customers’ requirements, we will not instruct the logistics service provider to pick up the finished goods.

Logistics Management

Our logistics management services cover every movement of inventory in our customers’ supply chain. Although we rely on third party firms for transportation services, we keep track of the process and monitor the whereabouts of our inventory. An important part of our logistics management services is the delivery of finished goods to locations designated by our customers within the timeline specified by them.

PRICING

All of our revenue is generated in China, and our services are quoted in RMB. We usually adopt a cost-plus pricing strategy and generally price our services based on the following factors: (i) nature of raw material; (ii) complexity of design; (iii) quotations from third party suppliers, such as costs of raw materials, contract manufacturing services and transportation; (iv) volume of order; (v) timing requirements; (vi) retail price of similar apparel products in the market; and (vii) profit margin within the industry. To accommodate the budgets of our customers, we are capable of offering alternative fabrics, styling and pattern without compromising the style of the product.

We usually require customers to make a deposit between 30% and 50% of the total price. To minimize market risk, we seek to enter into contracts with raw material suppliers, contract manufacturers shortly after our receipt of the deposit. The balance is usually settled immediately prior to our product delivery, but we allow select customers, usually larger corporate entities with an ongoing relationship with us, to settle the balance within a reasonable period after delivery. For yarns, we could offer a credit period of between 60 and 90 days. For finished garments, we could offer a credit period of between 40 and 90 days.

CUSTOMERS

Our customers include brand owners, textile manufacturers, apparel sourcing agents and online fashion retailers, and all of them are located in China.

Although our customers are fairly concentrated, we believe that a number of factors will help mitigate any material adverse impact of such concentration on our business operations and financial condition. We do not have production facilities, manufacturing or other equipment or proprietary technology specifically designed for one or more particular customers. Our resources are flexible, scalable and adaptable. Our system contains all the information necessary to prescribe our standard set of SCM services. For every customer account, we will create and maintain a dedicated file on our system and customize our SCM services to reflect its specific requirements. We could achieve this outcome with minimal upfront costs through coordination with each customer, our design and development team and the relevant suppliers. We have infrastructure capable of addressing customers with different needs.

Our goal is to diversify our customer base and revenue source and position ourselves as a reliable and trusted SCM service provider. We will constantly strengthen our design and development capabilities and expand our product and service offerings. We also seek to coordinate closely with new and existing customers to pursue projects with more aggressive budgets, design requirements and preferences and leverage our suite of capabilities to introduce and sell more value-added solutions to them.

Our top five customers accounted for approximately 91%, 88% and 84% of our revenue, respectively, for the six months ended March 31, 2023 and the years ended September 30, 2022 and 2021.

We do not enter into long-term agreements with our customers, which we believe is in line with market practice. Set out below are the salient terms of our customer orders:

•        Product description.    The order must contain a description of the product. For yarn products, they include fiber composition, yarn count, and appearance grade; and for garment products, they include design and other specifications, raw materials to be used, color and size.

•        Quantity.    The order must specify the quantity of the products ordered. For yarn products, they must also include the weight (kg).

•        Delivery.    The order must indicate an estimated delivery time. The delivery method is mainly by ground transportation.

•        Termination.    We do not allow our customers to unilaterally terminate their orders.

•        Payment terms.    The order must specify the unit price and total amount. We issue invoices directly to our customers and request our customers by wire transfer directly to us. Sometimes we may request advance deposits from new customers. We do not require minimum purchase, whether in terms of quantity or monetary value.

SUPPLIERS

Our main suppliers are raw material vendors, contract manufacturers and logistics service providers, all of which are independent third parties and all of them are based in China. We select our raw material vendors and contract manufacturers based on established policies and procedures and evaluated performance. We compile this list based on established policies and procedures and evaluate their performance based on a pre-defined set of criteria, such as size, quality, reputation, price and on-time delivery records.

We seek to maintain flexibility in our selection of raw material vendors, as the range of fiber, fabric, garment accessories needed could vary significantly among customers. We do not enter into any long-term supply agreements with our raw material vendors, which we believe is in line with market practice. Except for certain categories of raw materials that we purchase in bulk in anticipation of market demand, we usually place raw material procurement orders only after a customer order is secured. We do not have the unilateral right to terminate a production order once the order is placed. We usually direct our suppliers to deliver the raw materials to our contract manufacturers directly.

We leverage our industry experience and market knowledge in our selection of contract manufacturers, as the decision must take into account of the design, budget and timing of the order. In most cases, our choice of contract manufacturer is largely driven by customer requirements, as it is our duty to identify and retain a manufacturer with the necessary equipment, experience and capability to produce the specific apparel item, as well as the capacity and commitment to deliver the finished goods based on our customer’s timetable. Many raw material vendors in China have their own manufacturing facilities. If a raw material vendor has the capability to produce the type of product that we are handling, we will be more inclined to use its manufacturing services.

Contract manufacturing allows us to direct a third party with the relevant equipment, skilled labor, experience and capacity to produce a specified volume of goods, with the finished goods bearing all the design characteristics, formulas, and specifications furnished by us, along with our customer’s branding and labeling. Because of the nature of the work and the details involved, we usually memorialize the parties’ understanding in a formal contract. In the contract, we usually insist on incorporating clauses that expressly prohibit the contract manufacturer from retaining unused raw materials, surplus stock and samples without our authorization and manufacturing similar goods that might infringe the intellectual property rights of our customers.

For the six months ended March 31, 2023 and the years ended September 30, 2022 and 2021, our five largest suppliers accounted for approximately 77.6%, 94.1%, and 78.2% of our costs of goods sold.

We do not enter into long-term agreements with our suppliers, which we believe is in line with market practice. Set out below are the salient terms of our supplier orders with raw material vendors:

•        Material description.    The order must contain a description of the raw material. For yarn products, they must include the fiber composition, yarn count and appearance grade.

•        Weight.    The order must contain an approximate weight (kg) of yarn.

•        Delivery.    The order must indicate an estimated delivery time. The delivery method is mainly by ground transportation.

•        Termination.    Raw material vendors normally do not allow us to unilaterally terminate production orders.

•        Payment terms.    The order must specify the unit price per kilogram and total amount. We usually settle the payment in full upon delivery by wire transfer directly to raw material vendors. Sometimes they request advance deposits from us. In some cases, we also agree to advance deposits in exchange for a more favourable price.

Set out below are the salient terms of our supplier orders with contract manufacturers:

•        Product description.    The order must contain a description of the product. For garment products, they include design and other specifications, raw materials to be used, and color. We usually provide the contract manufacturer the key raw materials needed, in which case we will direct our raw materials suppliers to deliver these directly to the contract manufacturer.

•        Quantity.    The order must specify the quantity of the garment products ordered, supplemented by a breakdown of the number by color and size.

•        Delivery.    The order must indicate an estimated delivery time. The delivery method is mainly by ground transportation.

•        Termination.    Contract manufacturers normally do not allow us to unilaterally terminate production orders.

•        Payment terms.    The order must specify the unit price and total amount. We usually settle the payment in full upon delivery by wire transfer directly to contract manufacturers. Sometimes they request advance deposits from us.

Set out below are the salient terms of our supplier orders with logistics service providers:

•        Service description.    The order must contain a description of services. Logistics service providers normally agree to furnish all labor, vehicles, equipment and customary work necessary to fully and adequately provide the services.

•        Delivery.    The order must indicate an estimated delivery time. The delivery method is mainly by ground transportation.

•        Termination.    The order must indicate the circumstances under which the legal relationship can be terminated.

•        Payment terms.    The order must specify the payment due dates and total amount. We usually settle the payment in full upfront by wire transfer directly to logistics service providers.

•        Liability Limitation.    The order will specify the maximum amount of liability the logistics service provider will be exposed to if a claim arises from the provision of transportation services.

PRODUCT RETURN

We do not have a product return or warranty policy. Customers have the right to inspect the finished goods before delivery for defects and deviation from specifications. We do not assume the risk of damages or losses after the finished goods are delivered to the place designated by our customers. Like all responsible SCM service providers, however, we value the importance of maintaining a positive and long-term business relationship with our customers. After the completion of a project, we follow up with our customers to gauge their level of satisfaction and solicit feedback on specific aspects of the project. We take each customer complaint seriously and are willing to discuss and agree on a feasible commercial solution to address the complaint by references to the facts and circumstances of the case. Where quality issue is concerned, we follow up closely with our customers on any claims or requests for product return, payment refund, rectification or price discount. Where our supplier is at fault, we usually exercise the contractual right to return substandard products and to rectify product defects on a timely basis.

For the six months ended March 31, 2023 and the years ended September 30, 2022 and 2021, we were not aware of any material claims against us in relation to defective products, nor any material product returns from our customers.

MARKETING

We implement a number of marketing and promotion measures to source new customers. We regularly attend fashion shows and trade shows in China to promote our apparel products and yarn fiber products and identify potential customers. Our new customers are primarily referrals from our existing customers which, in our view, are a reflection of our existing customers’ satisfaction with our services. We also approach potential customers for business opportunities by contacting them through our business network and through business referrals that we receive from time to time from our customers.

Our marketing activities also include paying visits to potential and existing customers as well as inviting them to our showroom in China to present to them our new product samples. We believe that a well decorated and inspiring showroom is a great marketing tool for an apparel SCM company, for business development and brand image. By displaying our visually compelling new product samples in our showroom, we can demonstrate our capability of production development via visual experience. Our showroom has served as an effective platform for customer relationship development, as it facilitates face-to-face meetings, allows our customer to understand our latest design collections and significantly enhances customer experience with us. Our business strategy is to enhance mutual understanding with our customers regarding the products and services they require and our ability to meet their requirements, thereby maintaining long-term business relationships with existing customers and generating sales from new customers.

SEASONALITY

The apparel market exhibits seasonality with dynamic changes in trends and consumers’ preferences. Our sales of garment products are generally highest from August to December, mainly attributable to climate change and frequent online sales events during these months. Our garment products are mainly sold domestically in China. In contrast, our sales of yarn products do not exhibit seasonality. The sales generated in these months in aggregate accounted for approximately 91%, 93%, 95% and 93% of our total revenue for the six months ended March 31, 2023 and 2022 and for the years ended September 30, 2022 and 2021, respectively.

COMPETITION

We face fierce competition among service providers in terms of the product design, the price, the quality control and delivery of products. The apparel SCM market in China is very large and fragmented. Our ability to compete against other market players is, to a significant extent, dependent on our ability to distinguish our services and products from those of our competitors by providing high quality products that appeal to consumers’ preferences at competitive prices. Our competitors may provide products comparable or superior to those we provide, and our competitors may adapt more quickly than we do to evolving industry trends or changing market requirements.

Moreover, the changing demands from the consumption market drive various retail brands to require for higher quality, shorter lead time and competitive prices in the apparel SCM market. We believe that the leading players in the apparel SCM market of China share some common characteristics: the provision of integrated SCM solutions along with comprehensive value-added services such as the procurement of raw materials, the design and consulting of products are involved. Based on our extensive operations experience in the apparel market, we have established long-term cooperative relationships with raw material suppliers from the upstream, which provide us with a sufficient supply for mass production. The lower sourcing cost and the high large-volume production capacity further lead to more stable lead time and competitive price.

INTELLECTUAL PROPERTY

To date, we do not own any patents, copyrights, domains or license agreements. We own one China trademark.

INSURANCE

We believe our insurance coverage is adequate to insure against the risks relating to our operations, given the size and nature of our business. Our insurance coverage includes, among others, employees’ compensation, business interruption and fire. We believe that our insurance coverage is in line with our industry norm. We review our insurance policies from time to time for adequacy in the breadth of coverage.

FACILITIES

We do not own any real property. Our principal executive office is located in Shanghai, China. The office has a size of approximately 2833.6 square feet, which we use as office space. We have signed a three year lease agreement expired on January 31, 2023, which was extended to January 31, 2025.

We had signed a one year lease agreement for a warehouse located in Zhongshan, China, which will expire on November 30, 2023. The warehouse had a size of approximately 6458.4 square feet, which we used for raw materials inventory storage such inventory largely consists of raw yarn, such as cashmere wool, that was used in the production our yarn products.

LICENSES, PERMITS AND APPROVALS

We have obtained all necessary licenses, permits and approvals that are material to our business operations, all of which are valid and current as of March 31, 2023. We are not aware of any circumstances that would significantly hinder or delay the renewal of such licenses, permits and approvals.

EMPLOYEES

As of March 31, 2023, we employed a total number of nine full-time employees, all of whom are based in China. Our employees are employed in the areas of human resources and administration, management, product design and development, sourcing and logistics, and quality control.

We have employment contracts with each of our employees in accordance with the applicable employment laws in China. The remuneration package offered to our employees generally includes basic salary, bonuses and cash allowances or subsidies. The salary assigned is determined on the basis of the employee’s qualifications, position, relevant experience and seniority. We conduct an annual review on salary adjustment and promotions based on each employee’s performance.

We provide our employees with on-the-job training as part of our continuing efforts to provide training to our high caliber employees. We also regularly conduct employee trainings in the areas of risk management, company culture and communications. We occasionally provide financial support to our employees to attend external courses relevant to their job duties for further improvement in their skills and knowledge. We also provide training about new apparel products and yarn fiber products to our employees in the design and development team.

As required by regulations in China, we participate in various government statutory social security plans for our employees that are administered by local governments, including pension, medical insurance, unemployment insurance, work-related injury insurance, maternity insurance, and housing provident fund. We are required under PRC law to contribute to social security plans at specified percentages of the salaries, bonuses and certain allowances of our employees up to a maximum amount specified by the local government from time to time.

LEGAL PROCEEDINGS

On September 30, 2021, we filed a civil complaint in the Shanghai Songjiang District People’s Court against our former customer Tianjin Xinfa Knitting Products Co., Ltd., seeking damages of RMB 11,521,595.75 for the unpaid services we rendered pursuant to its orders. On October 22, 2021, the court issued a summon requiring the parties to appear before the court on December 9, 2021. On November 8, 2021, we obtained a property preservation order from the court over Tianjin Xinfa Knitting Products Co., Ltd which prevents them from disposal of or transfer of their bank assets. The court issued a civil mediation on August 26, 2022, which has taken legal effect. Since Tianjin Xinfa Knitting Products Co., Ltd. did not fulfill the obligations determined by the effective legal documents, we applied to the court for enforcement on October 24, 2022. During the execution, the court withheld the deposit of RMB 216,867 from Tianjin Xinfa Knitting Products Co., Ltd., apart from that, no other property in the name of the executor was found available for execution. The court has listed Tianjin Xinfa Knitting Products Co., Ltd. as defaulted execute, and issued a consumption restriction order against its legal representative. On February 15, 2023, the court ruled to terminate the execution procedure, and the executor has the obligation to continue to perform its debts to us. If we find that the executor has property available for execution, we can apply to the court to resume execution. The application for resumption of execution is not subject to the limitation period for application for execution.

From time to time, we may become involved in legal proceedings arising in the ordinary course of business. Other than the civil proceeding mentioned above, we are not involved in any litigation, arbitration or claim of material importance, nor any material impact non-compliance incidents or systemic non-compliance incidents in respect of applicable laws and regulations.

REGULATIONS

This section sets forth a summary of the most significant rules and regulations that affect our business in China.

Regulations in China

We principally operate through our PRC subsidiary New Brand. Set out below are summaries of certain aspects of the PRC laws and regulations which are relevant to the operation and business of our PRC subsidiary.

Regulations Relating to Foreign Investments

Investment activities in China by foreign investors are principally governed by the Industry Guidelines of Encouraged Foreign Investment, or the Industry Guidelines, and the Special Administrative Measures for Entrance of Foreign Investment (Negative List), or the Negative List, which are promulgated and amended from time to time by MOFCOM, and National Development and Reform Commission (“NDRC”), and together with the PRC Foreign Investment Law and its respective implementation rules and ancillary regulations. The Industry Guidelines and the Negative List lay out the basic framework for foreign investments in China, classifying businesses into three categories with regard to foreign investments: “encouraged”, “restricted” and “prohibited”. Industries not listed in the Industry Guidelines or the Negative List are generally deemed as falling into a fourth category “permitted” unless specifically restricted by other PRC laws.

On December 27, 2020, MOFCOM and NDRC released Industry Guidelines of Encouraged Foreign Investment (2020 Version), which took effect on January 27, 2021. On June 23, 2020, MOFCOM and NDRC promulgated the Special Administrative Measures for Entrance of Foreign Investment (Negative List) (2020 Version), which became effective on July 23, 2020.

On March 15, 2019, the National People’s Congress, or NPC, approved the PRC Foreign Investment Law, which took effect on January 1, 2020 and replaced three then existing laws on foreign investments in China, namely, the PRC Sino-Foreign Equity Joint Venture Enterprise Law, the PRC Sino-Foreign Cooperative Joint Venture Enterprise Law and the PRC Wholly Foreign-invested Enterprise Law. The PRC Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic invested enterprises in China. The PRC Foreign Investment Law establishes the basic framework for the access to and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

According to the PRC Foreign Investment Law, foreign investments shall enjoy pre-entry national treatment, except for those foreign-invested entities that operate in industries deemed to be either “restricted” or “prohibited” in the “negative list.” While foreign investors shall refrain from investing in any of the foreign “prohibited” industries, foreign-invested entities operating in foreign “restricted” industries shall require market entry clearance and other approvals from relevant PRC governmental authorities. The PRC Foreign Investment Law does not comment on the concept of “de facto control” or contractual arrangements with variable interest entities, however, it has a catch-all provision under the definition of “foreign investment” to include investments made by foreign investors in China through means stipulated by laws or administrative regulations or other methods prescribed by the PRC State Council. Furthermore, the PRC Foreign Investment Law provides that foreign-invested enterprises that have been established before the implementation of PRC Foreign Investment Law according to the said three existing laws regulating foreign investments may maintain their structure and corporate governance within five years after the implementation of the PRC Foreign Investment Law.

On December 26, 2019, the State Council promulgated the Regulations for Implementing the PRC Foreign Investment Law, which took effect on January 1, 2020. The implementation regulations further clarified that the State encourages and promotes foreign investments, protects the lawful rights and interests of foreign investors, regulates foreign investment administration, continues to optimize foreign investment environment, and advances a higher-level opening.

On December 30, 2019, MOFCOM and the State Administration for Market Regulation, or SAMR, jointly promulgated the Measures for Information Reporting on Foreign Investment, which became effective on January 1, 2020. Pursuant to the Measures for Information Reporting on Foreign Investment, where a foreign investor carries out investment activities in China directly or indirectly, the foreign investor or the foreign-invested enterprise shall submit the investment information to the competent commerce department.

Regulations Relating to Product Quality and Consumer Protection

The Product Quality Law, which was promulgated by Standing Committee of NPC on February 22, 1993 and most recently amended on December 29, 2018, applies to all production and sale activities in China. Pursuant to this law, products offered for sale must satisfy relevant quality and safety standards. Enterprises may not produce or sell counterfeit products in any fashion, including forging brand labels or giving false information regarding a product’s manufacturer. Violations of state or industrial standards for health and safety and any other related violations may result in civil liabilities and administrative penalties, such as compensation for damages, fines, suspension or shutdown of business, as well as confiscation of products illegally produced and sold and the proceeds from such sales. Severe violations may subject the responsible individual or enterprise to criminal liabilities. Where a defective product causes physical injury to a person or damage to another person’s property, the victim may claim compensation from the manufacturer or from the seller of the product. If the seller pays compensation and it is the manufacturer that should bear the liability, the seller has a right of recourse against the manufacturer. Similarly, if the manufacturer pays compensation and it is the seller that should bear the liability, the manufacturer has a right of recourse against the seller.

Pursuant to the Civil Code of the PRC, or the Civil Code, which was promulgated on May 28, 2020 and became effective on January 1, 2021, the infringed party may claim for compensation from the manufacturer or the seller of the relevant product in which the defects have caused damage. Where the product defects are caused by the producers, the sellers shall have the right to recover the same from the producers after paying compensation. If the products are defective due to the fault of the seller, the producer may, after paying compensation, claim the same from the seller.

According to the Standardization Law of the PRC (中華人民共和國標準化法), which was promulgated on 29 December 1988 and came into effect on 1 April 1989 and amended on 4 November 2017, and Regulations for the Implementation of the Standardization Law of the PRC (中華人民共和國標準化法實施條例), which was promulgated and came into effect on 6 April 1990, the enterprises must comply with the compulsory standards and shall comply with the national standards or trade standards when produce, sell or import relevant products.

Where the product of an enterprise fails to meet the compulsory standards, the competent authority has the power to suspend its production or sales, confiscate the product, supervise the destruction or conduct the necessary technical treatment; impose fines or administrative sanction; where serious consequences are caused and a crime is constituted, the authority shall investigate, according to the laws, the criminal responsibility of the persons held directly responsible.

Pursuant to the GB/T8685-2008 Textiles — Regulation on Standardized Symbols for Care Labels, which was promulgated by the General Administration of Quality Supervision, Inspection and Quarantine of the People’s Republic of China and the Standardization Administration of the People’s Republic of China on 18 June 2008 and was implemented on 1 March 2009, the standard system of symbols for the labels of textile products was established. It also provides information on the most stringent care procedures that will not cause any irreversible damage to the products and specifies the methods of use of these symbols on the care labels. This standard includes the domestic care methods, like washing, bleaching, drying and ironing and pressing as well as professional textile care methods, such as dry cleaning and wet cleaning, but excluding industrial laundering.

Pursuant to the GB 18401-2010 National General Safety Technical Code for Textile Products promulgated by the Standardization Institute of Textile Industry and China National Textiles Supervision Testing Center on 14 January 2011 and implemented on 1 August 2012, the textile products shall comply with the basic safety technical requirements, test methods and inspection rules. This code is applicable to the production and sales of garment, decorations and domestic textile products in China. Products can be exported according to the terms of the respective agreements.

According to the GB 5296.4-2012 Instructions for Use of Consumer Products — Part 4: Textiles and Apparel promulgated by the General Administration of Quality Supervision, Inspection and Quarantine of the People’s Republic of China and the Standardization Administration of the People’s Republic of China on 31 December 2012

and implemented on 1 May 2014, the “GB 5296.4-1998 Instructions for Use of Consumer Products — Instructions for Use of Textiles and Apparel” was replaced and the basic principles, contents and requirements of the instructions for use of textiles and apparel, which is applicable to the textiles and apparel sold in the domestic market was specified.

The Consumer Rights and Interests Protection Law or the Consumer Protection Law, which was promulgated by Standing Committee of NPC on October 31, 1993 and most recently amended on October 25, 2013, sets out the obligations of business operators and the rights and interests of the consumers in China. Pursuant to this law, business operators must guarantee that the commodities they sell satisfy the requirements for personal or property safety, provide consumers with authentic information about the commodities, and guarantee the quality, function, usage and term of validity of the commodities. Failure to comply with the Consumer Protection Law may subject business operators to civil liabilities such as refunding purchase prices, replacement of commodities, repairing, ceasing damages, compensation, and restoring reputation, and even subject the business operators or the responsible individuals to criminal penalties when personal damages are involved or if the circumstances are severe. The Consumer Protection Law was further amended in October 2013 and became effective in March 2014. The amended Consumer Protection Law further strengthens the protection of consumers and imposes more stringent requirements and obligations on business operators, especially on the business operators through the internet. For example, the consumers are entitled to return the goods (except for certain specific goods, such as custom-made goods, fresh and perishable goods, digital products (e.g. audio-visual products, computer software downloaded online or unpacked by the consumer), newspapers and periodicals delivered and other goods for which non-return of goods is confirmed by the consumer at the time of purchase based on the characteristics of the goods) within seven days upon receipt without any reasons when they purchase the goods from business operators on the internet. The consumers whose interests have been damaged due to their purchase of goods or acceptance of services on online marketplace platforms may claim damages from sellers or service providers. Where the providers of the online marketplace platforms are unable to provide the real names, addresses and valid contact details of the sellers or service providers, the consumers may also claim damages from the providers of the online marketplace platforms. Providers of online marketplace platforms that know or should have known that sellers or service providers use their platforms to infringe upon the legitimate rights and interests of consumers but fail to take necessary measures must bear joint and several liabilities with the sellers or service providers. Moreover, if business operators deceive consumers or knowingly sell substandard or defective products, they should not only compensate consumers for their losses, but also pay additional damages equal to three times the price of the goods or services.

Regulations on Leasing

The Urban Real Estate Administration Law of the PRC, which took effect in January 1995 with the latest amendment on August 26, 2019, provides that lessors and lessees are required to enter into a written lease contract, containing such provisions as the term of the lease, the use of the premises, rental price, liability for repair, and other rights and obligations of both parties. Both lessor and lessee are also required to file for registration and record the lease contract with the real estate administration department. Pursuant to Administrative Measures for Commodity Housing Leasing, which took effect in February 1, 2011, if the lessor and lessee fail to go through the registration procedures timely provided that the competent administrative authority ordered to rectify within a time limit, both lessor and lessee may be subject to fines. According to the Civil Code, the validity of the lease contract shall not be affected due to the failure of registration and record of lease contract.

Pursuant to the Civil Code, the lessee may sublease the leased premises to a third party, subject to the consent of the lessor. Where the lessee subleases the premises, the lease contract between the lessee and the lessor remains valid. The lessor is entitled to terminate the lease contract if the lessee subleases the premises without the consent of the lessor. In addition, if the lessor transfers the premises, the lease contract between the lessee and the lessor will still remain valid.

Regulations Relating to Intellectual Property Rights

The PRC has adopted comprehensive legislation governing intellectual property rights, including trademarks.

Trademark

Registered Trademarks are protected by the PRC Trademark Law which was adopted by the Standing Committee of NPC on August 23, 1982 and most recently amended on April 23, 2019 as well as the Implementation Regulation of the PRC Trademark Law which was adopted by the State Council on August 3, 2002 and amended on April 29, 2014. The Trademark Office of the National Intellectual Property Administration under SAMR handles trademark registrations and grants a term of ten years to registered trademarks which may be renewed for consecutive ten-year periods upon request by the trademark owner. For licensed use of a registered trademark, the licensor shall file record of the licensing of the said trademark with the Trademark Office, otherwise it may not defend against a bona fide third party. The PRC Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. Where a trademark for which a registration has been made is identical or similar to another trademark which has already been registered or been subject to a preliminary examination and approval for use on the same kind of or similar commodities or services, the application for registration of such trademark may be rejected. Any person applying for the registration of a trademark may not prejudice the existing right first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such party’s use.

Under PRC law, any of the following acts will be deemed as an infringement to the exclusive right to use a registered trademark: (i) use of a trademark that is the same as or similar to a registered trademark for identical or similar goods without the permission of the trademark registrant; (ii) sale of any goods that have infringed the exclusive right to use any registered trademark; (iii) counterfeit or unauthorized production of the label of another’s registered trademark, or sale of any such label that is counterfeited or produced without authorization; (iv) change of any trademark of a registrant without the registrant’s consent, and selling goods bearing such replaced trademark on the market; or (v) other acts that have caused any other damage to another’s exclusive right to use a registered trademark.

According to the PRC Trademark Law, in the event of any of the foregoing acts, the infringing party will be ordered to stop the infringement immediately and may be imposed a fine; the counterfeit goods will be confiscated. The infringing party may also be held liable for the right holder’s damages, which will be equal to the losses suffered by the right holder as a result of the infringement, including reasonable expenses incurred by the right holder for stopping the infringement, or the gains obtained by the infringing party if the losses are difficult to be ascertained. If both gains and losses are difficult to be ascertained, the damages may be determined by referring to the amount of royalties for the license of such trademarks, which will be one to five times of the royalties in the case of any serious infringement with malicious intent. If the gains, losses and royalties are all difficult to be ascertained, the court may render a judgment awarding damages no more than RMB5 million. Notwithstanding the above, if a distributor does not know that the goods it sells infringe another’s registered trademark, it will not be liable for infringement provided that the seller shall prove that the goods are lawfully obtained and identify its supplier.

Regulations Relating to Foreign Currency Exchange and Dividend Distribution

Foreign Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations which was promulgated by the State Council on January 29, 1996 and most recently amended on August 5, 2008. Under the Foreign Exchange Administration Regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, may be made in foreign currencies without prior approval from State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities or banks is required where RMB is to be converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of foreign currency denominated loans or foreign currency is to be remitted into the PRC under the capital account, such as a capital increase or foreign currency loans to our PRC subsidiaries.

On August 29, 2008, SAFE promulgated the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 142, regulating the conversion by a foreign invested enterprise, or an FIE, of foreign currency into Renminbi by restricting how the converted Renminbi may be used. SAFE Circular 142 requires that the registered capital of an FIE settled in Renminbi converted from foreign currencies may only be used for purposes within the business scope approved by the applicable government authority and may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the registered capital of an FIE settled in Renminbi converted from foreign currencies. The use of such Renminbi capital may not be changed without SAFE’s approval, and may not, in any case, be used to repay Renminbi loans if the proceeds of such loans have not been used. On March 30, 2015, SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19, which took effect as of June 1, 2015 and superseded SAFE Circular 142 on the same date, and was partially amended on December 30, 2019. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi converted from their foreign exchange capitals for expenditure beyond their business scopes. On June 9, 2016, SAFE promulgated the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, which took effect on the same date. Pursuant to SAFE Circular 16, FIEs (excluding financial institutions) may go through foreign exchange settlement formalities for their foreign debts at their discretion. Violations of such SAFE circulars could result in severe monetary or other penalties. On October 23, 2019, SAFE issued the Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-border Trade and Investment, or SAFE Circular 28, pursuant to which FIEs whose approved business scope does not include equity investments are allowed to use their capital funds obtained from foreign exchange settlement to make domestic equity investments in China, provided that such investments do not violate the Negative List and the target investment projects are genuine and in compliance with laws.

In November 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment, or SAFE Circular 59, which was further amended in May 2015. Pursuant to this circular, the opening of various special purpose foreign exchange accounts, such as pre-establishment expenses accounts, foreign exchange capital accounts and guarantee accounts, the reinvestment of RMB proceeds by foreign investors in China, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible previously. In addition, SAFE promulgated the Circular on Printing and Distributing the Provisions on Foreign Exchange Administration over Domestic Direct Investment by Foreign Investors and the Supporting Documents in May 2013, which was further revised in 2015, 2018 and 2019, specifying that the administration by SAFE or its local branches over direct investment by foreign investors in China shall be conducted by way of registration and banks shall process foreign exchange business relating to the direct investment in China based on the registration information provided by SAFE and its branches.

On January 26, 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, which took effect on the same day. This circular sets out various measures to tighten genuineness and compliance verification of cross-border transactions and cross-border capital flow, which include without limitation requiring banks to verify board resolutions, tax filing form, and audited financial statements before wiring FIEs’ foreign exchange distribution above US$50,000, and strengthening genuineness and compliance verification of foreign direct investments.

Dividend Distribution

The principal regulations governing distribution of dividends of FIEs include the PRC Foreign Investment Law, the Implementation Rules of the PRC Foreign Investment Law, and the Company Law which was issued on December 29, 1993 and most recently amended on October 26, 2018.

Under these laws and regulations, WFOEs in China may pay dividends only out of their accumulated after-tax profits, if any. In addition, WFOEs in China are required to allocate at least 10% of their respective accumulated after-tax profits each year, if any, to fund certain reserve funds until these reserves have reached 50% of the registered capital of the enterprises. These reserves are not distributable as cash dividends.

Regulations on Tax

Enterprise Income Tax

The PRC enterprise income tax, or EIT, is calculated based on the taxable income determined under the Enterprise Income Tax Law, or the EIT Law, which became effective on January 1, 2008 and was most recently amended on December 29, 2018. The EIT Law imposes a uniform enterprise income tax rate of 25% on all PRC resident enterprises, including FIEs. The EIT Law and its implementation rules permit “high and new technology enterprises” to benefit from a preferential enterprise income tax rate of 15% subject to these high and new technology enterprises meeting certain qualification criteria.

Moreover, under the EIT Law, enterprises organized under the laws of jurisdictions outside the PRC with their “de facto management bodies” located within the PRC may be considered PRC resident enterprises and are therefore subject to PRC enterprise income tax at the rate of 25% on their worldwide income. Though the implementation rules of the EIT Law define “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. of an enterprise”, the only detailed guidance currently available for the definition of “de facto management body” as well as the determination of offshore incorporated PRC tax resident status and its administration are set forth in the Circular Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprise on the Basis of De Facto Management Bodies, or Circular 82, and the Administrative Measures for Enterprise Income Tax of Chinese-Controlled Offshore Incorporated Resident Enterprises (Trial), or SAT Bulletin 45, both issued by SAT, which provide guidance on the administration as well as determination of the tax residency status of a Chinese-controlled offshore-incorporated enterprise, defined as an enterprise that is incorporated under the law of a foreign country or territory and that has a PRC company or PRC corporate group as its primary controlling shareholder.

According to Circular 82, a Chinese-controlled offshore-incorporated enterprise will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income if all of the following conditions set forth in Circular 82 are met: (i) the primary location of the day-to-day operational management and the places where they perform their duties are in China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval of organizations or personnel in China; (iii) the enterprise’s primary assets, accounting books and records, company seals and board and shareholder resolutions are located or maintained in China; and (iv) 50% or more of voting board members or senior executives habitually reside in China. In addition, SAT Bulletin 45 provides clarification on the resident status determination, post-determination administration, and competent tax authorities. It also specifies that when provided with a copy of a PRC resident determination certificate from a resident Chinese-controlled offshore-incorporated enterprise, the payer should not withhold 10% income tax when paying certain PRC-sourced income such as dividends, interest and royalties to the Chinese-controlled offshore-incorporated enterprise.

Dividend Withholding Tax

The EIT Law and the implementation rules provide that an income tax rate of 10% will normally be applicable to PRC outsourced income of “non-PRC resident enterprises,” which (i) do not have an establishment or place of business in China or (ii) have an establishment or place of business in China, but the relevant income is not actually connected with the establishment or place of business to the extent such dividends and gains are derived from sources within the PRC. The State Council or a tax treaty between the PRC and the jurisdictions in which the non-PRC investors reside may reduce such income tax. Pursuant to an Arrangement Between the Mainland of the PRC and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation on Income and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. However, based on the Notice on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, or SAT Circular 81, issued by SAT on February 20, 2009, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. Based on the Circular on Issues concerning the “Beneficial Owner” in Tax Treaties, or SAT Circular 9, issued by SAT on February 3, 2018, which became effective on April 1, 2018, a comprehensive analysis shall be conducted based on the factors set out in the present article and in combination with the actual conditions of specific cases, and certain factors which will negatively affect the determination of an applicant’s status as a “beneficial owner” are provided, such as the business activities engaged in by the applicant do not constitute substantive business activities. On October 14, 2019, SAT promulgated the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatment under Treaties, or SAT Circular 35, which became effective on January 1, 2020. SAT Circular 35 provides that non-PRC resident enterprises are not required to obtain pre-approval from the relevant tax authorities in order to enjoy the reduced withholding tax. Instead, non-PRC resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and include necessary forms and supporting documents in the tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities.

Indirect Transfer of Properties

On February 3, 2015, SAT issued a Public Notice Regarding Certain Enterprise Income Tax Matters on Indirect Transfer of Assets by Non-PRC Resident Enterprises, or SAT Public Notice 7. In December 2017, Article 13 and Paragraph 2 of Article 8 of SAT Public Notice 7 were abolished by Decision of the State Administration of Taxation on Issuing the Lists of Invalid and Abolished Tax Departmental Rules and Taxation Normative Documents effective on December 29, 2017 and the Circular on Issues concerning Withholding of Enterprise Income Tax for Non-PRC Resident Enterprises, or the SAT Circular 37, effective on December 1, 2017, which was amended on June 15, 2018, respectively. By promulgating and implementing these notices, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-PRC resident enterprise. Pursuant to the SAT Public Notice 7, as amended, in the event that a non-PRC resident enterprise indirectly transfers equities and other properties of a PRC resident enterprise to evade its obligation of paying EIT by implementing arrangements that are not for reasonable commercial purpose, such indirect transfer shall be re-identified and recognized as a direct transfer of equities and other properties of the PRC resident enterprise. The SAT Public Notice 7, as amended, provides clear criteria for assessment of reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Public Notice 7 also brings challenges to both offshore transferor and transferee (or another person who is obligated to pay for the transfer) of taxable assets. Where a non-PRC resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an offshore holding company, which is an Indirect Transfer, the non-PRC resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the offshore holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to EIT, and the transferee or another person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

Issues concerning the withholding of EIT of the PRC -sourced income, which refers to income obtained from sources within the PRC by non-PRC resident enterprises that (a) do not have an establishment or place of business in China or (b) have an establishment or place of business in China, but the relevant income is not effectively connected with the establishment or place of business in China, shall be subject to the SAT Circular 37. PRC-sourced income includes income from equity investment such as dividend and bonus, income from interest, rental and royalties, income from the property transfer, and other income. Pursuant to the SAT Circular 37, non-PRC resident enterprises shall pay EIT in relation to their PRC -sourced income, and the entities which have the direct obligation to make certain payments to a non-PRC resident enterprise shall be the relevant tax withholders for such non-PRC resident enterprise. The tax withholders shall, within seven days of the day on which the withholding obligation occurs, which is the day when the payment is made in fact or becomes due, declare and remit the withholding tax to the competent tax authority. When declaring and remitting the withholding tax payable, the tax withholders shall complete the Withholding Statement of the PRC for Enterprise Income Tax. In the event that the tax withholder fails to withhold and remit the taxable EIT for a non-PRC resident enterprise, or is unable to perform its obligation mentioned above, the non-PRC resident enterprise shall declare and pay the EIT to the competent tax authority, and complete the Withholding Statement of the PRC for Enterprise Income Tax.

Value-Added Tax

On March 23, 2016, the Ministry of Finance, or MOF and SAT jointly issued the Circular on Comprehensively Promoting the Pilot Program of the Collection of Value-Added Taxes in Lieu of Business Taxes, or the SAT Circular 36. Effective from May 1, 2016, the PRC tax authorities will collect Value-Added Tax, or the VAT, in lieu of business tax on a trial basis within the PRC territory, and in industries such as construction industries, real estate industries, financial industries, and living service industries. On November 19, 2017, the State Council issued the Decision on Abolishing the Provisional Regulation of China on Business Taxes and Amending the Provisional Regulation of China on Value-Added Taxes, pursuant to which, PRC tax authorities will collect VAT in lieu of business taxes for all industries where business taxes should have been collected within the PRC territory. Pursuant to the Provisional Regulation of China on Value-Added Taxes, as amended in 2017, entities and individuals that sell goods, provide labor services of processing, repairs or maintenance, or sell services, intangible assets or real property in China, or import goods to the PRC, are subject to VAT at a rate ranging from 6% to 17%.

On April 4, 2018, MOF and SAT jointly promulgated the Circular of the Ministry of Finance and the State Administration of Taxation on Adjustment of Value-Added Tax Rates, or Circular 32, which took effect on May 1, 2018. According to Circular 32: (i) for VAT taxable sales or importation of goods originally subject to VAT rates of 17% and 11% respectively, tax rates are adjusted to 16% and 10%, respectively; (ii) for purchase of agricultural products originally subject to deduction rate of 11%, the deduction rate is adjusted to 10%; (iii) for purchase of agricultural products for the purpose of production and sales or consigned processing of goods subject to the tax rate of 16%, the taxes are calculated at the deduction rate of 12%; (iv) for exported goods originally subject to the tax rate of 17% and export tax refund rate of 17%, the export tax refund rate is adjusted to 16%; and (v) for exported goods and cross-border taxable acts originally subject to the tax rate of 11% and export tax refund rate of 11%, the export tax refund rate is adjusted to 10%. To further reduce VAT, on March 20, 2019, MOF, SAT, and the General Administration of Customs jointly promulgated the Announcement on Relevant Policies for Deepening Value-Added Tax Reform, which took effect on April 1, 2019. According to the announcement: (i) for VAT taxable sales or importation of goods originally subject to VAT rates of 16% and 10%, tax rates are adjusted to 13% and 9%, respectively; (ii) for purchase of agricultural products originally subject to deduction rate of 10%, the deduction rate is adjusted to 9%; (iii) for purchase of agricultural products for the purpose of production and sales or consigned processing of goods subject to the tax rate of 13%, the taxes are calculated at the deduction rate of 10%; (iv) for exported goods originally subject to the tax rate of 16% and export tax refund rate of 16%, the export tax refund rate is adjusted to 13%; and (v) for exported goods and cross-border taxable acts originally subject to the tax rate of 10% and export tax refund rate of 10%, the export tax refund rate is adjusted to 9%. Announcement 39 came into effect on April 1, 2019 and shall be prevail in case of any conflict with existing provisions.

Regulations Relating to Employment Laws

The PRC Labor Law, which became effective on January 1, 1995, and was amended on August 27, 2009 and December 29, 2018, and the PRC Labor Contract Law, which became effective on January 1, 2008 and was amended on December 28, 2012, provide requirements concerning employment contracts between an employer and its employees. Pursuant to the Labor Contract Law, a written labor contract is required when an employment relationship is established between an employer and an employee. An employer is obligated to sign a labor contract with an employee with an indefinite term if the employer continues to employ the employee after two consecutive fixed-term labor contracts. The Labor Contract Law and its implementation rules also require compensation to be paid upon certain terminations. Other labor-related regulations and rules of the PRC stipulate the maximum number of working hours per day and per week as well as the minimum wages. An employer is required to set up occupational safety and sanitation systems, implement the national occupational safety and sanitation rules and standards, educate employees on occupational safety and sanitation, prevent accidents at work and reduce occupational hazards.

On October 28, 2010, Standing Committee of NPC promulgated the PRC Social Insurance Law, which became effective on July 1, 2011 and was amended on December 29, 2018. In accordance with the PRC Social Insurance Law and other relevant laws and regulations, the PRC establishes a social insurance system including basic pension insurance, basic medical insurance, work-related injury insurance, unemployment insurance and maternity insurance. An employer must pay the social insurance for its employees in accordance with the rates provided under relevant regulations and must withhold the social insurance that should be assumed by the employees. The authorities in charge of social insurance may request an employer’s compliance and impose sanctions if such employer fails to pay and withhold social insurance in a timely manner. Under the Regulations on the Administration of Housing Fund, which was promulgated on April 3, 1999, and was most recently amended on March 24, 2019, PRC companies must register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank. Both PRC companies and their employees are required to contribute to the housing funds. An enterprise that fails to make housing fund contributions may be ordered to rectify the noncompliance and pay the required contributions within a stipulated deadline; otherwise, an application may be made to a local court for compulsory enforcement.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information concerning our directors and executive officers, including their ages as of the date of this prospectus:

Name	Age	Position
Yuk Yin Judy Li	59	Chairperson of the Board of Directors
Sek Yan Ko	64	General Manager
Suqin Li	44	Director and Chief Executive Officer
Xueyuan Chen	42	Chief Financial Officer
To-Wai Suen	49	Independent Non-executive Director
Wai Kei Kevin Ng	42	Independent Non-executive Director
Taylor Carl Coplen*	30	Independent Non-executive Director Nominee

____________

*        Mr. Coplen has accepted our appointment to be our independent director, effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

Ms. Yuk Yin Judy Li has served as our chairperson of the board of directors since December 2021. She is one of our two co-founders and Controlling Shareholders. Ms. Li has been serving in this capacity in our business since its establishment also concurrently serves as a director of Nifty. Ms. Li has over 28 years of experience in the apparel industry, from supply chain management to retail. She has been primarily responsible for our corporate strategic planning, business development and overall management and operations. Ms. Li graduated from Rosaryhill School in Hong Kong. We believe Ms. Li is well qualified to serve on our board of directors based on her extensive operating and management experience and knowledge of the apparel industry.

Mr. Sek Yan Ko has served as our general manager since November 2021. Mr. Ko is one of our two co-founders and Controlling Shareholders. Mr. Ko has been serving in this capacity in our business since its establishment also concurrently serves as a director of New Brand, Multi Ridge and Nifty. Mr. Ko has over 36 years of experience in sourcing, manufacturing and distribution of apparel. Mr. Ko has been primarily responsible for overseeing management of the operations and corporate strategic planning. Mr. Ko graduated from Salesian English School in 1979. We believe Mr. Ko is well qualified to serve on our board of directors based on his extensive experience in business development, manufacturing operations and supply chain.

Ms. Suqin Li has served as our director since November 2021 and chief executive officer since December 2021. Ms. Li has also been serving as the general manager of New Brand since January 2018. Ms. Li has over 15 years of experience in the garment industry. Ms. Li has been primarily responsible for expanding our business in China market. Ms. Li manages our yarn trading and sourcing business segment and oversees daily operations including quality control aspects. From November 2002 to December 2017, Ms. Li held the roles of assistant merchandiser and business manager at various garment trading companies. Ms. Li received a bachelor’s degree in silk engineering from Zhejiang Sci-Tech University (formerly known as Zhejiang Institute of Science and Technology) in 2002. We believe Ms. Li is well qualified to serve on our board of directors based on her expertise and skills in the sourcing and manufacturing and the distribution of apparel.

Ms. Xueyuan Chen has served as our chief financial officer since December 2021 and the chief financial officer of New Brand since August 2019. Ms. Chen has over 15 years of financial-related work experience. Ms. Chen is proficient in financial system establishment, capital control, financial investments, operations analysis, tax planning, cost control and corporate international control. Prior to August 2019, Ms. Chen worked as an accounting supervisor of C&M Industries Ltd, which engages in the textile and garment import and export business. Ms. Chen received a bachelor’s degree with intermediate level accounting credentials from the Harbin Institute of Technology in 2004. We believe Ms. Chen is well qualified to serve on our board of directors based on her knowledge of the PRC accounting system and tax policies as well as her relevant experience in the apparel industry.

Mr. To-Wai Suen has served as our independent non-executive director since December 2021. Mr. Suen has over 15 years of experience in accounting and finance. He is currently an independent director of China Zenix Auto International Limited, a company listed on the OTC Markets of the U.S. (stock code: ZXAIY), and MingZhu Logistics Holdings Limited, a company listed on NASDAQ (stock code: YGMZ), since April 2018 and October 2020, respectively. In addition, he is also currently an independent non-executive director of Ping An Securities Group (Holdings) Limited, a company listed on the Stock Exchange of Hong Kong (stock code: 231), and Huisen Household International Group, a company listed on the Stock Exchange of Hong Kong (stock code: 2127), since February 2020 and December 2020, respectively. He was an independent non-executive director of CT Environmental Group Limited, a company listed on the Stock Exchange of Hong Kong (stock code: 1363), from February 2018 to April 2019. Other than serving as an independent director, he served as the chief financial officer and company secretary of China Saite Group Company Limited, a company listed on the Stock Exchange of Hong Kong (stock code: 153), from May 2015 to August 2016. In addition, he served as the company secretary to certain companies including IDT International Limited, a company listed on the Stock Exchange of Hong Kong (stock code: 167), from January 2017 to April 2017, China Smarter Energy Group Holdings Limited, a company listed on the Stock Exchange of Hong Kong (stock code: 1004), from February 2017 to April 2019, and Asia Energy Logistics Group Limited, a company listed on the Stock Exchange of Hong Kong (stock code: 351), from July 2020 to April 2021, respectively. He also worked at Deloitte Touche Tohmatsu from January 2001 to January 2012 with his last position as a senior manager. Mr. Suen is a practising member of the Hong Kong Institute of Certified Public Accountants. He obtained a bachelor’s degree in commerce from The University of Western Australia in March 2001. We believe Mr. Suen is well qualified to serve on our board of directors based on his extensive work experience in accounting and finance.

Mr. Wai Kei Kevin Ng has served as our independent non-executive director since December 2021. Mr. Ng has over 10 years of experience in banking and finance. In July 2019, Mr. Ng founded Fundergo Limited, an e-platform that assists mortgage borrowers to obtain loans from non-bank lenders, and has served as a director since its incorporation and the chief executive officer since September 2019. From May 2018 to August 2019, Mr. Ng served as the head of the corporate banking department of United Overseas Bank Limited. From September 2014 to May 2018, Mr. Ng served as a director and division head of the commercial clients department of Standard Chartered Bank (Hong Kong) Limited. From June 2011 to September 2014, Mr. Ng served as the vice president of the commercial banking department of The Hongkong and Shanghai Banking Corporation Limited. From August 2009 to June 2011, Mr. Ng served as a relationship manager at the Local Commercial Bank of Citi Markets & Banking Department of Citibank. Mr. Ng received a bachelor’s degree in mechanical engineering at The University of Hong Kong in 2004; and an executive master’s degree in business administration, jointly from Northwestern University’s Kellogg School of Management and the Hong Kong University of Science and Technology in 2019. We believe Mr. Ng is well qualified to serve on our board of directors because he can supervise and provide independent advice on matters concerning banking and finance.

Mr. Taylor Carl Coplen has accepted our appointment to be our independent director, effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. Mr. Coplen has almost over 10 years of experience in the education industry. Since 2023, Mr. Coplen has been serving as a research fellow at the Center for Khmer Studies. From June 2015 to June 2023, Mr. Coplen served as an assistant director of Admission Consultation at ARCH Education Center, an education center, in Hong Kong. Mr. Coplen co-founded Trellis Academic Counseling, an academic admission counseling institution in Cambodia since 2023. Mr. Coplen received a bachelor of arts degree in philosophy and history philosophy, & social studies of science and Medicine at The University of Chicago in 2015; a master of arts degree in China development Studies from The University of Hong Kong in 2019. Mr. Coplen is currently enrolled in the doctor of philosophy degree in History of Science at Harvard University. We believe Mr. Coplen is well qualified to serve on our board of directors because he can supervise and provide independent advice on matters concerning banking and finance.

Family Relationship

There are no family relationships among our directors and executive officers.

Compensation of Directors and Executive Officers

For so long as we qualify as a foreign private issuer, we are not required to comply with the proxy rules applicable to U.S. domestic companies, including the requirement applicable to emerging growth companies to disclose the compensation of our executive officers on an individual, rather than an aggregate, basis. For the years ended September 30, 2022 and 2021, we paid an aggregate compensation of RMB813,995 and RMB671,200, respectively, to our executive officers and directors. We have not set aside any amount to provide pension, retirement or other similar benefits to our executive officers and directors. We have also not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

Our PRC subsidiary New Brand is required by law to make contributions equal to certain percentage of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance and other statutory benefits and housing provident fund.

Corporate Governance Practices

Foreign Private Issuer

After the consummation of this offering, we will qualify as a “foreign private issuer” under the SEC rules and Nasdaq rules. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Also, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we will submit to the SEC from time to time, on Form 6-K, reports of information that would likely be material to an investment decision in our Shares.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), except that we must comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640), and that we have an audit committee that satisfies Rule 5605(c)(3), including having committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). The exemptions are subject to our disclosure of which requirements we are not following and the equivalent Cayman Islands requirements. Below are some of the exemptions afforded to foreign private issuers under the Nasdaq rules:

•        Exemption from the requirement that we disclose within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers.

•        Exemption from the requirement that our board of directors be composed of independent directors.

•        Exemption from the requirement that our audit committee have a minimum of three members.

•        Exemption from the requirement that we hold annual shareholders’ meetings.

•        Exemption from the requirement that our board of directors have a remuneration committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•        Exemption from the requirement that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors and governed by a formal written charter or board resolution, as applicable, addressing the nomination process as adopted.

We intend to comply with all of the rules generally applicable to U.S. domestic companies listed on the Nasdaq. We may in the future decide to use the foreign private issuer exemption with respect to some or all of the other Nasdaq corporate governance rules. We also intend to comply with Cayman Islands corporate governance requirements under the Companies Act applicable to us at the same time. If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Board of Directors

Our board of directors will consist of five directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director who is, directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our company shall declare the nature of his or her interest at a meeting of our directors. A director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he or she may be interested therein and if he or she does so his or her vote shall be counted and he or she may be counted in the quorum at any meeting of our directors at which any such contract or transaction or proposed contract or transaction is considered. Our directors may exercise all the powers of our

Company to issue debentures, debenture stock, bonds, and other securities, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party. None of our non-executive directors have a service contract with us that provides for benefits upon termination of service.

We recognize the importance and benefit of having a board of directors composed of highly talented and experienced individuals having regard to the need to foster and promote diversity among board members with respect to attributes such as gender, ethnicity and other factors. In support of this goal, we will consider criteria that promote diversity, including with regard to gender, ethnicity, and other dimensions; and consider the level of representation of women on our board of directors along with other markers of diversity.

Committees of the Board of Directors

A company of which more than 50% of the voting power held by a single entity is considered a “controlled company” under the Nasdaq rules. A controlled company is not required to comply with the Nasdaq corporate governance rules requiring a board of directors to have a majority of independent directors to have independent audit, compensation, and nominating and corporate governance committees. Following the completion of this offering, we will be a “controlled company” as defined under the Nasdaq rules.

We will establish three committees under the board of directors immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part: an audit committee, a compensation committee, and a nominating and corporate governance committee. We expect to adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of Mr. To-Wai Suen, Mr. Coplen, and Mr. Wai Kei Kevin Ng. All of them are financially literate and two of whom have accounting or related financial management expertise. Mr. To-Wai Suen will be the chairperson of our audit committee. We have determined that each of our audit committee members satisfies the “independence” requirements of Rule 5605(c)(2) of the Nasdaq rules and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Suen qualifies as an “audit committee financial expert” within the meaning of the SEC rules and possesses financial sophistication within the meaning of the Nasdaq rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related-party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee will consist of Mr. To-Wai Suen, Mr. Coplen, and Mr. Wai Kei Kevin Ng. Mr. Wai Kei Kevin Ng will be the chairman of our compensation committee. We have determined that each of our compensation committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq rules. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs, or similar arrangements; and

•        selecting compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee will consist of Mr. To-Wai Suen, Mr. Coplen, and Mr. Wai Kei Kevin Ng. Mr. Coplen will be the chairman of our nominating and corporate governance committee. We have determined that each of our nominating and corporate governance committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq rules. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•        selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

•        reviewing annually with the board the current composition of the board in regard to characteristics such as independence, knowledge, skills, experience, and diversity;

•        making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•        advising the board periodically in regard to significant developments in the law and practice of corporate governance, as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.1

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our company. These include, among others (i) duty to act in good faith in what the director believes to be in the best interests of the company as a whole; (ii) duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and (v) duty to exercise independent judgment. In addition to the above, our directors also owe a duty to act with skill, care and diligence. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, our directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•        convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of the officers;

____________

1        They are not mandatory. Under Nasdaq rules, a foreign private issuer may follow its home country practice in lieu of the general standard, but it must disclose in its public filings that it follows its home country practice and describe its home country practice.

•        exercising the borrowing powers of our company and mortgaging the property of our company; and

•        approving the transfer of Shares in our company, including the registration of such Shares in our Share register.

Terms of Directors and Officers

Our directors may be elected by a resolution of our board of directors or by an ordinary resolution of our shareholders. Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of our shareholders, unless the director is appointed on such express terms that he or she shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period). A director will cease to be a director automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors generally, (ii) dies or is found by our company to be or becomes of unsound mind, (iii) resigns his or her office by notice in writing to our company, or (iv)is removed from office pursuant to our articles of association.

Our officers are selected by and serve at the discretion of our board of directors.

Employment Agreements with Executive Officers

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for a specified time period. We may terminate, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. An executive officer may terminate his or her employment at any time with a one-month prior written notice.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our Board, including but not limited to gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity and length of service. The ultimate decision of the appointment will be based on merit and the contribution which the selected candidates will bring to our board.

Our directors have a balanced mix of knowledge and skills. We have three independent directors with different industry backgrounds, representing a majority of the members of our board. We also achieved gender diversity by having two female directors out of the total of five directors (including independent directors). Our board is well balanced and diversified in alignment with the business development and strategy of the Company.

Equity Incentive Plans

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of March 31, 2023,we had no outstanding equity awards.

PRINCIPAL AND SELLING SHAREHOLDER

The following table sets forth information with respect to the beneficial ownership of our Shares as of the date of this prospectus, by:

•        each person or entity known by us to own beneficially more than 5% of our outstanding Shares;

•        each of our directors, executive officers, and director nominees; and

•        all of our executive officers, directors, and director nominees as a group.

Beneficial ownership of our Shares is determined in accordance with the SEC rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. The percentage of Shares beneficially owned prior to the offering is based on 18,000,000 Shares outstanding as described in “Corporate History and Structure” section, including the 1,250,000 of our ordinary shares that the Selling Shareholder is selling in this offering. We do not have any options or warrants that are outstanding. The percentage of Shares beneficially owned after the offering is based on the number of Shares outstanding prior to the offering plus the Shares that we are selling in this offering.

The percentages of Shares beneficially owned after the offering assume that the representative of the underwriters will not exercise their option to purchase additional Shares in the offering. Except where otherwise indicated, we believe, based on information furnished to us by such owners, that the beneficial owners of the Shares listed below have sole investment and voting power with respect to such shares.

Upon the closing of this offering, none of our shareholders will have different voting rights from other shareholders. To the best of our knowledge, we are not owned or controlled, directly or indirectly, by any another corporation or by any foreign government. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

	Shares Beneficially Owned Prior to the Offering		Shares Beneficially Owned After the Offering
Name of Beneficial Owner	Number	Percentage	Number	Percentage
Directors, director nominees, and executive officers
Ms. Yuk Yin Judy Li(1)(3)	16,561,800	92.0%	15,311,800	74.7%
Mr. Sek Yan Ko(1)(3)	16,561,800	92.0%	15,311,800	74.7%
Ms. Suqin Li(1)	—	—	—	—
Ms. Xueyuan Chen(1)	—	—	—	—
Mr. To-Wai Suen(1)(2)	—	—	—	—
Mr. Wai Kei Kevin Ng(1)(2)	—	—	—	—
Mr. Taylor Carl Coplen(1)(7)	—	—	—	—

5% or greater shareholders
Ms. Yuk Yin Judy Li(1)(3)	16,561,800	92.0%	15,311,800	74.7%
Mr. Sek Yan Ko(1)(3)	16,561,800	92.0%	15,311,800	74.7%
Keystone Holdings Limited(4)	16,561,800	92.0%	15,311,800	74.7%
Meridian Group Holdings Limited(5)	16,561,800	92.0%	15,311,800	74.7%
Action Holdings Limited(6)	16,561,800	92.0%	15,311,800	74.7%

____________

As of the date of this prospectus, none of our outstanding Shares are held by record holders in the United States.

(1)      Except as otherwise indicated below, the business address for our directors and executive officers is at 22/F, China United Plaza, 1002-1008, Tai Nan West Street, Cheung Sha Wan, Kowloon, Hong Kong.

(2)      Each of Mr. To-Wai Suen and Mr. Wai Kei Kevin Ng has accepted the appointment as our independent non-executive director, effective from December 2021.

(3)      Mr. Sek Yan Ko and Ms. Yuk Yin Judy Li, co-founders of our company, each owns 50% and 50% of the equity interests in Keystone Holdings Limited and are the company’s only two directors. Ms. Li is the spouse of Mr. Ko.

(4)      Keystone Holdings Limited is controlled by Mr. Ko and Ms. Li. Pursuant to Section 13(d) of the Exchange Act and the rules promulgated thereunder, each of Mr. Ko and Ms. Li may be deemed to have voting and investment power with respect to the 62,643 shares held by Keystone Holdings Limited. The registered address of Keystone Holdings Limited is Vistra Corporate Services Centre, Wickhams Cay II Road Town, Tortola, VG1110, British Virgin Islands.

(5)      Meridian Group Holdings Limited is controlled by Keystone Holdings Limited and indirectly controlled by Mr. Ko and Ms. Li. Pursuant to Section 13(d) of the Exchange Act and the rules promulgated thereunder, Keystone Holdings Limited may be deemed to beneficially own all of the shares held by Meridian Group Holdings. The registered address of Meridian Group Holdings Limited is Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

(6)      Action Holdings Limited is controlled by Meridian Group Holdings Limited and indirectly controlled by Keystone Holdings Limited. Pursuant to Section 13(d) of the Exchange Act and the rules promulgated thereunder, Meridian Group Holdings Limited may be deemed to beneficially own the 10,351,125 shares held by Action Holdings Limited. The registered address of Action Holdings Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(7)      Mr. Coplen has accepted our appointment to be our independent director, effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

Selling Shareholder

This prospectus covers the offering of 1,250,000 Ordinary Shares by the Selling Shareholder. This prospectus and any prospectus supplement will only permit the Selling Shareholder to sell the number of Shares identified in the column “Maximum Number of Shares to be Sold.” Below. The Shares owned by the Selling Shareholder are “restricted” securities under applicable United States federal and state securities laws and are being registered pursuant to this prospectus to enable the Selling Shareholder the opportunity to sell those Shares.

The following table sets forth the names of the selling shareholder, the number of Shares owned by the Selling Shareholder immediately prior to the date of this prospectus and the number of shares to be offered by the Selling Shareholder pursuant to this prospectus. The table also provides information regarding the beneficial ownership of our Shares by the Selling shareholder as adjusted to reflect the assumed sale of all of the Shares offered.

Percentage of beneficial ownership before this offering is based on 18,000,000 shares of our Ordinary Shares outstanding prior to the Offering. Beneficial ownership is based on information furnished by the selling shareholders. Unless otherwise indicated and subject to community property laws where applicable, the Selling Shareholder named in the following table has, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by him.

As at the date of this prospectus, Ms. Yuk Yin Judy Li, Chairperson of the Board of Directors and Mr. Sek Yan Ko, Director and General Manager are each directors of the Selling Shareholder, and beneficially hold 50% and 50% shareholdings of the Selling Shareholder, respectively. Please see Corporate Structure and History for more information. The Selling Shareholder is not a broker dealer or an affiliate of a broker dealer.

Name of Selling Shareholder	Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold	Number of Shares owned After Offering	Percentage Ownership After Offering
Actions Holdings Limited	16,561,800	1,250,000	15,311,800	74.7%

Note: Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our Shares, or convertible or exercisable into shares of our Shares within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Our policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred. The following is a description of material transactions, or series of related material transactions, to which we were or will be a party and in which the other parties included or will include our directors, director nominees, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing persons.

During the six months ended March 31, 2023 and the years ended September 30, 2022 and 2021, our PRC subsidiary New Brand is a party to an office lease agreement with Leisure Bright dated February 25, 2020, pursuant to which Leisure Bright has agreed to lease to New Brand a property situated at room 1703B, Changtai Enterprise World Plaza, 899 Haining Road, Shanghai, China. Ms. Li is the sole shareholder of Leisure Bright. The term of the lease is three years, commencing from February 2, 2020 and ended on January 31, 2023. The monthly rental payment is RMB 33,630.20 and the total rent paid attributable to this office was RMB201,781 (US$31,830), RMB403,562 (US$62,432), and RMB403,562 during the six months ended March 31, 2022 and the years ended September 30, 2021 and 2020, respectively. Our lease arrangement with Leisure Bright was extended to January 31, 2025 upon the expiry of the prior lease agreement with the monthly rental cost remained unchanged at RMB33,630.

The following table sets forth the breakdown of our related party receivables and payables as of the dates indicated:

The following table set forth the breakdown of our other receivables — related parties as of the dates indicated:

	As of September 30,			As of March 31,
	2021	2022	2022	2023	2023
	RMB	RMB	US$	RMB	US$
Action Holdings Limited	—	7,281	1,024	7,035	1,024
Easy Rich Industries (Shanghai) Limited (“Easy Rich SH”)	—	10,521,003	1,479,019	6,573,019	957,106
Total	—	10,528,284	1,480,043	6,580,054	958,130

The amounts due from Action Holdings Limited and Easy Rich SH consisted of fund advances to them. The balances were unsecured, interest free with no specific repayment terms and of non-trade nature.

The maximum amount from to these related parties consisted of the following:

	Year ended September 30,			As of March 31,
	2021	2022	2022	2023	2023
	RMB	RMB	US$	RMB	US$
Action Holdings Limited	—	7,281	1,024	7,035	1,024
Easy Rich SH	—	12,461,003	1,751,740	11,069,514	1,611,846

The following table set forth the breakdown of our other payables — related parties as of the dates indicated:

	As of September 30,			As of March 31,
	2021	2022	2022	2023	2023
	RMB	RMB	US$	RMB	US$
Ms. Yuk Yin Judy Li (“Ms. Li”)	11,080,000	8,756,000	1,230,899	3,808,000	554,488
Easy Rich SH	19,706,436	—	—	—	—
Meridian Industries Limited (“MIL”)	1,391,307	11,069,514	1,556,128	12,052,717	1,755,012
Meridian Group Holdings Limited (“MDIGH”)	—	705,257	99,143	684,008	99,599
Leisure Bright Trading Limited (“Leisure Bright”)	67,260	67,260	9,455	67,260	9,793
Total	32,245,003	20,598,031	2,895,625	16,611,985	2,418,892

The amounts due to Ms. Li, Easy Rich SH, and MIL consisted of fund advances from them. The balance was unsecured, interest free with no specific repayment terms and of non-trade nature.

The amount due to Easy Rich SH consisted of fund advances in 2021. Easy Rich is an indirect wholly-owned subsidiary of Action Holdings Limited. The balance was unsecured, interest free with no specific repayment terms and was of non-trade nature.

The amount due to MIL represented fund advances to us. The balance was unsecured, interest free with no specific repayment terms and of non-trade nature. Ms. Li is one of our Controlling Shareholder. Easy Rich SH and MIL are our affiliates under common control by both of our Controlling Shareholders.

The amount due to MDIGH represented advances to us for operational purposes. The balance was unsecured, interest free with no specific repayment terms and of non-trade nature. MDIGH is an intermediate holding company of us.

The amount due to Leisure Bright principally represented rent payable for our office premises in Shanghai.

The maximum amount due to these related parties consisted of the following:

	Year ended September 30,			Six months ended March 31,
	2021	2022	2022	2023	2023
	RMB	RMB	US$	RMB	US$
Ms. Li	11,080,000	22,666,000	3,186,336	8,756,000	1,274,972
Easy Rich SH	37,760,123	37,760,123	5,308,234	—	—
MIL	1,676,400	16,973,481	2,386,094	10,521,003	1,531,977
MDIGH	—	705,257	99,143	705,257	102,693
Leisure Bright	67,260	67,260	9,455	67,260	9,794

Our board of directors has created an audit committee in connection with this offering which will be tasked with review and approval of all related party transactions.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act, and the common law by the Cayman Islands.

Upon the closing of this offering, our authorized Share capital will consist of 800,000,000 Shares of a par value of US$0.0000625 per Share, all of which are designated as shares of a par value of US$0.0000625 each. All of our issued and outstanding Shares are fully paid.

As of the date of this prospectus, we had 18,000,000 Shares issued and outstanding. All of our Shares issued and outstanding prior to the completion of the offering will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Amended and Restated Memorandum and Articles of Association

Our shareholders intend to adopt an amended and restated memorandum and articles of association, which will become effective and replace our current memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of material provisions of the amended and restated memorandum and articles of association that we expect become effective immediately prior to completion of this offering, and of the Companies Act, insofar as they relate to the material terms of our shares.

Objects of Our Company.    Under our amended and restated memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares.    Our shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends.    The holders of our shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our amended memorandum and restated articles of association provide that the directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or the credit standing in our company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid.

Voting Rights.    Holders of our shares shall be entitled to one vote per share. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands). A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of the votes attaching to the total shares that are present in person or by proxy at the meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the shares cast at a meeting, while a special resolution requires the affirmative vote of at least two-thirds of such members, as being entitled to do so, vote in person or by proxy at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association. Holders of the shares may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by a majority of our board of directors. Advance notice of at least five clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of the votes attaching to all of our shares in issue and entitled to vote.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and it does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association provide that upon the requisition of one or more shareholders representing in aggregate at least one-tenth of the votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares.    Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or any other form prescribed by the applicable stock exchange or in any other form approved by our board of directors.

Where the Ordinary Shares in question are not listed on or subject to the rules of any stock exchange, our board of directors may, in its absolute discretion, decline to register any transfer of any share that is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any share unless:

•        the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of shares;

•        the instrument of transfer is properly stamped, if required;

•        in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

•        a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of The Nasdaq Capital Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Liquidation.    On the winding up of our company, if the assets available for distribution among our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed among our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase, and Surrender of Shares.    We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. We may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Law, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares.    Our amended and restated memorandum of association authorizes our board of directors to issue additional shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records.    Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our corporate records (except for the memorandum and articles of association of our company, any special resolutions passed by our company and the register of mortgages and charges of our company). However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions.    Some provisions of our amended and restated memorandum and articles of association may discourage, delay, or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;

•        may not issue negotiable or bearer shares but may issue shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as an exempted limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is modeled, to a large extent, after the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Act permits mergers and consolidations between two or more constituent Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property, and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company, and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation that is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest person of that class acting in respect of his or her interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority”.

The Companies Act also contains a statutory power of compulsory acquisition that may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, give notice to require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands by the dissenting shareholder within one month from the date on which the notice was given, but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default, or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses, or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer, or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith, and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself of herself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard in regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Resolution.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our amended and restated articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and it does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association allow our shareholders holding in aggregate not less than one-tenth of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our amended and restated articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes physically or mentally incapable of acting as a Director or dies; (iii) resigns his or her office by notice in writing to the company; (iv) is removed from office or his office terminated pursuant to any other provisions of our amended and restated memorandum and articles of association.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under the Companies Act, a company may be wound up by an order of the courts of the Cayman Islands, by a special resolution of its members, or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our amended and restated articles of association, our company may be dissolved, liquidated, or wound up by a special resolution of our shareholders.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

MIHL was incorporated in the Cayman Islands on November 3, 2021. On November 3, 2021, we issued an aggregate of 11,250,000 Shares of which 10,351,125 were held by Action Holdings Limited; 561,375 shares were held by Ms. Lok Yi Jeanne Lui; and 337,500 shares were held by Mr. Kim Sun Chan.

On July 3, 2023, we effected a share split at a ratio of 1-to-1.6. As a result of the share split, we now have 18,000,000 ordinary shares issued and outstanding as of the date hereof.

Listing

We have applied to list our Shares on the Nasdaq Capital Market under the trading symbol “MJID”. At this time, Nasdaq Capital Market has not yet approved our application to list our ordinary shares. The closing of this offering is conditioned upon Nasdaq Capital Market’s final approval of our listing application. However, there is no assurance that this offering will be closed and our Shares will be trading on the Nasdaq Capital Market. If the Nasdaq Capital Market does not approve our listing application this initial public offering will be terminated.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, no public market existed for our Shares. Sales of substantial amounts of our Shares following this offering, including Shares issued upon the exercise of outstanding options or warrants, or the perception that these sales could occur, could adversely affect prevailing market prices of our Shares and could impair our future ability to obtain capital, especially through an offering of equity securities. Assuming that the representative of the underwriters does not exercise their option to purchase additional Shares in this offering, we will have an aggregate of            Shares outstanding upon the closing of this offering. Of these shares, the Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless purchased by “affiliates” (as that term is defined under Rule 144 of the Securities Act (“Rule 144”)), who may sell only the volume of shares described below and whose sales would be subject to additional restrictions described below.

The remaining Shares will be held by our Controlling Shareholders and will be deemed to be “restricted securities” (as that term is defined under Rule 144). Subject to certain contractual restrictions, including the lock-up agreements described below, restricted securities may only be sold in the public market pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration such as under Rule 144 under the Securities Act. These rules are summarized below.

Lock-up Agreements

Our Controlling Shareholders have signed lock-up agreements pursuant to which, subject to certain exceptions, such persons have agreed not to sell or otherwise dispose of Shares or any securities convertible into or exchangeable for Shares for a period of 180 days after the date of this prospectus without the prior written consent of Univest Securities, LLC. They may, at any time without prior notice, release all or any portion of the Shares from the restrictions in any such agreement.

The Controlling Shareholders are Mr. Ko and Ms. Li. See “Management” for additional information of their roles. None of our other directors and officers have beneficial ownership in our Shares.

Rule 144

Shares Held for Six Months

In general, under Rule 144 under the Securities Act, as currently in effect, and subject to the terms of any lock-up agreement, commencing 90 days following the closing of this offering, a person, including an affiliate, who has beneficially owned our Shares for six months or more, including the holding period of any prior owner other than one of our affiliates (i.e., commencing when the Shares were acquired from us or from an affiliate of us as restricted securities), is entitled to sell our Shares, subject to the availability of current public information about us (which information will be deemed to be available as long as we continue to file required reports with the SEC). In the case of an affiliate shareholder, the right to sell is also subject to the fulfillment of certain additional conditions, including manner of sale provisions, notice requirements, and a volume limitation that limits the number of Shares that may be sold thereby, within any three-month period, to the greater of:

•        1% of the number of Shares then outstanding; or

•        the greater of 1% or the average weekly trading volume of our Shares on the Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Rule 144 under the Securities Act also provides that affiliates that sell our Shares that are not restricted securities must nonetheless comply with the same restrictions applicable to restricted securities, other than the holding period requirement.

Shares Held by Non-Affiliates for One Year

Under Rule 144 as currently in effect, a person who is not considered to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned the Shares proposed to be sold for at least one year, including the holding period of any prior owner other than one of our affiliates, is entitled to sell his, her, or its Shares under Rule 144 without complying with the provisions relating to the availability of current public information or with any other conditions under Rule 144. Therefore, unless subject to a lock-up agreement or otherwise restricted, such Shares may be sold immediately upon the closing of this offering.

MATERIAL TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax considerations relating to the acquisition, ownership, and disposition of our Shares. You should consult your own tax advisor concerning the tax considerations of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, or other taxing jurisdiction.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties that may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010, but is not otherwise party to any double-tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Our company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has obtained an undertaking from the Governor in Cabinet of the Cayman Islands as to tax concessions under the Tax Concessions Act (Revised). In accordance with the provision of Section 6 of The Tax Concessions Act (Revised), the Governor in Cabinet undertakes with our company:

•        that no law that is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains, or appreciations shall apply to our company or its operations; and

•        in addition, that no tax to be levied on profits, income, gains, or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

•        on or in respect of the shares, debentures, or other obligations of our company; or

•        by way of the withholding, in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Law (Revised).

These concessions shall be for a period of 20 years from November 18, 2021.

U.S. Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Shares by a U.S. Holder (as defined below) that acquires our Shares in this offering and holds them as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (“IRS”), with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, or alternative minimum tax considerations, the Medicare tax on certain net investment income, any withholding or information reporting requirements; or any state, local, and non-U.S. tax considerations relating to the ownership or disposition of our Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        banks and other financial institutions;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        holders who acquire our Shares pursuant to any employee share option or otherwise as compensation;

•        investors that will hold our Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes;

•        persons holding our Shares in connection with a trade or business outside the United States;

•        persons that actually or constructively own 10% or more of our stock (by vote or value);

•        investors that have a functional currency other than the U.S. dollar; or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding our Shares through such entities, all of whom may be subject to tax rules that differ significantly from those discussed below.

INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL, NON-U.S., AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR SHARES.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of, the United States or any state thereof or the District of Columbia;

•        an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Shares and their partners are urged to consult their tax advisors regarding an investment in our Shares.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be classified as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of passive income, or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and assets readily convertible into cash are generally classified as passive assets and goodwill and other unbooked intangibles associated with active business activities may generally be classified as non-passive assets. Passive income generally includes, among other things, dividends, interest, royalties and rents (other than certain royalties and rents derived in the active conduct of a trade or business and not derived from a related person), and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

Whether we are, or will be, classified as a PFIC is a factual determination made annually that will depend, in part, upon the composition of our income and assets.

While we have not determined whether we are a PFIC, we do not intend to undertake such an analysis. However, based upon our current and projected income and assets (including goodwill and taking into account our cash balances, including the anticipated proceeds from this offering) and the anticipated market price of the Shares in this offering, it is likely that we will be classified as a PFIC for the current taxable and future taxable years, at least until we start generating a substantial amount of active revenue. Accordingly, prospective investors should be willing to assume the risks of investing in a PFIC.

If we are classified as a PFIC for any year during which a U.S. Holder holds our Shares, the PFIC rules discussed below under “— Passive Foreign Investment Company Rules” generally will apply to such U.S. Holder for such taxable year, and unless the U.S. Holder makes certain elections, will apply in future years even if we cease to be classified as a PFIC.

Because it is likely that we will be classified as a PFIC for the current and future taxable years, at least until we start generating a substantial amount of active revenue, U.S. Holders should not assume that any dividends will qualify for the lower tax rate described under “— Dividends” below.

Furthermore, because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income or assets as non-passive, or our valuation of our goodwill and other unbooked intangibles, each of which may increase the likelihood of us becoming classified as a PFIC for the current or subsequent taxable years. If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Shares, we generally will continue to be treated as a PFIC with respect to such U.S. Holder for all succeeding years during which the holder holds our Shares. However, if we cease to be classified as a PFIC, provided that the U.S. Holder has not made a mark-to-market election, as described below under “— Passive Foreign Investment Company Rules,” such holder may avoid some of the adverse effects of the PFIC regime by making a “deemed sale” election with respect to the Shares. If such election is made, the U.S. Holder will be deemed to have sold our Shares it holds on the last day of the last taxable year in which we were classified as a PFIC at their fair market value and any gain from such deemed sale would be subject to the rules described below under “— Passive Foreign Investment Company Rules.” After the deemed sale election, so long as we do not become classified as a PFIC in a subsequent taxable year, the Shares with respect to which such election was made will not be treated as Shares in a PFIC and the U.S. Holder will not be subject to the rules described below under “— Passive Foreign Investment Company Rules” with respect to any “excess distribution” received from us or any gain from an actual sale or other disposition of the Shares. The rules dealing with deemed sale elections are very complex. Investors are strongly urged to consult their tax advisors as to the possibility and consequences of making a deemed sale election if we cease to be classified as a PFIC and such election becomes available to holders of Shares.

Dividends

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any Cayman Islands tax withheld, if any) paid on our Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on our Shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Individuals and other non-corporate U.S. Holders may be subject to tax at the lower capital gains tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) the Shares on which the dividends are paid are readily tradable on an established securities market in the United States, (2) we are neither classified as a PFIC nor treated as such with respect to a U.S. Holder (as discussed above and below) for the taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period and other requirements are met. Our Shares have been applied for listing on the Nasdaq Capital Market. Provided this listing is approved, we believe that our Shares will generally be considered to be readily tradable on an established securities market in the United States. There can be no assurance that the Shares will continue to be considered readily tradable on an established securities market in later years. U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to our Shares.

For U.S. foreign tax credit purposes, dividends paid on our Shares generally will be treated as income from foreign sources and generally will constitute passive category income. A U.S. Holder may be subject to Cayman Islands withholding taxes on dividends paid on our Shares (see “Material Tax Considerations — Cayman Islands Taxation”). A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for U.S. federal income tax purposes in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and each U.S. Holder is urged to consult its tax advisor regarding the availability of the foreign tax credit under its particular circumstances.

Sale or Other Disposition

A U.S. Holder will generally recognize gain or loss upon the sale or other disposition of our Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Shares. Subject to the discussion under “— Passive Foreign Investment Company Rules,” the gain or loss will generally be capital gain or loss and individuals and other non-corporate U.S. Holders who have held the Shares for more than one year will generally be eligible for reduced tax rates. However, as described above under “— Passive Foreign Investment Company Considerations,” it is likely that we will be classified as a PFIC for the current and future taxable years, at least until we start generating a substantial amount of active revenue, in which case gains will be taxed as described in “— Passive Foreign Investment Company Rules.” The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, such that the U.S. Holder may not be able to use the foreign tax credit arising from any Cayman Islands tax (if any) imposed on the disposition of our Shares unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). Each U.S. Holder is urged to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Shares, including the availability of the foreign tax credit under its particular circumstances.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Shares, unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Shares), and (ii) any gain realized on the sale or other disposition of our Shares. Under the PFIC rules:

•        the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Shares;

•        the amount allocated to the taxable year of the excess distribution, sale, or other disposition and to any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

•        the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

•        the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are classified as a PFIC for any year during which a U.S. Holder holds our Shares, we will generally continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding years during which the U.S. Holder owns the Shares even if we cease to meet the threshold requirements for PFIC status unless the U.S. Holder makes a “deemed sale” election as discussed above under “— Passive Foreign Investment Company Considerations” in which case any gain on the deemed sale will be taxed under the PFIC rules described above.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Shares and any subsidiary we own is also classified as a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the Shares of the lower-tier PFIC for purposes of the application of these rules. As a result, such U.S. Holder may incur liability for the deferred tax and interest charge described above if either (1) we receive any excess distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or; (2) the U.S. Holder disposes of all or part of our Shares. It is possible that any subsidiary we own would be a PFIC for the current taxable year or future taxable years. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any subsidiary we own.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock. If a U.S. Holder makes this election with respect to our Shares, the holder will generally (i) include as ordinary income for each taxable year that we are classified as a PFIC the excess, if any, of the fair market value of the Shares held at the end of the taxable year over the adjusted tax basis of such Shares; and (ii) deduct as an ordinary loss in each such taxable year the excess, if any, of the adjusted tax basis of the Shares over the fair market value of such Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of our Shares and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Shares in a year when we are classified as a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. Our Shares will be treated as traded on a qualified exchange or other market upon their listing on the Nasdaq Capital Market. We anticipate that our Shares should qualify as being regularly traded, but no assurances may be given in this regard. If any subsidiary we own is, or becomes, classified as a PFIC, the mark-to-market election will likely not be available with respect to the shares of such subsidiary that are treated as owned by a U.S. Holder. Consequently, a U.S. Holder could be subject to the PFIC rules with respect to income of a lower-tier PFIC, the value of which already had been taken into account indirectly via mark-to-market adjustments. U.S. Holders are urged to consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFIC.

As an alternative to the “mark to market” rules, a U.S. Holder may make a qualified electing fund election with respect to PFIC stock in order to mitigate the adverse U.S. tax consequences associated with owning PFIC stock. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above. As such, U.S. Holders should not rely on the ability to make a qualified electing fund election with respect to our stock or the stock of MIHL’s subsidiaries.

If a U.S. Holder owns our Shares during any taxable year that we are classified as a PFIC, the holder must generally file an annual IRS Form 8621 regarding distributions received on, and any gain realized on the disposition of, our Shares. U.S. Holders are urged to consult their tax advisor regarding our PFIC status and the U.S. federal income tax consequences of owning and disposing of our Shares if we are, or become, classified as a PFIC, including the possibility of making a market-to-market or deemed sale election.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET OUT ABOVE IS FOR GENERAL INFORMATIONAL PURPOSES ONLY. INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR SHARES.

UNDERWRITING

We and the Selling Shareholder are offering the Shares described in this prospectus through the underwriters. Univest Securities, LLC is acting as representative of the underwriters. We and the Selling Shareholder plan to enter into an underwriting agreement with the underwriters.

Subject to the terms and conditions of the underwriting agreement, we and the Selling Shareholder have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of Shares listed next to its name in the following table:

Name	Number of Shares
Univest Securities, LLC
Total

The underwriters are committed to purchase all the Shares offered by us and the Selling Shareholder if they purchase any Shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the Shares directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $            per Share. Any such dealers may resell Shares to certain other brokers or dealers at a discount of up to $            per Share from the initial public offering price. After the initial offering of the Shares to the public, if all of the Shares are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. The offering of the Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of Shares made outside of the United States may be made by affiliates of the underwriters.

Univest Securities, LLC has an option to buy up to 375,000 additional Shares from us to cover sales of Shares by the underwriters that exceed the number of Shares specified in the table above. Univest Securities, LLC has 45 days from the closing of this offering to exercise this option to purchase additional Shares. If any additional Shares are purchased, Univest Securities, LLC will offer the additional Shares on the same terms as those on which the Shares are being offered.

The underwriting discount is equal to the public offering price per Share less the amount paid by the underwriters to us per Shares. The underwriting discount is $            per Share, which is 4.5% of the offering price set forth on the cover page of this prospectus. The following table shows the per Share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the representative’s option to purchase additional shares.

	Without option to purchase additional Shares exercise	With full option to purchase additional Shares exercise
Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees, legal and accounting expenses, but excluding the estimated underwriting discounts and commissions, will be approximately $            . We have agreed to grant Univest Securities, LLC a non-accountable expenses allowance equal to 1% of the gross proceeds of this offering. We have also agreed to reimburse Univest Securities, LLC for certain of their expenses in an amount up to $200,000. As of the date of this prospectus, we have made an advance payment in the amount of $             to Univest Securities, LLC. Such advance payment will be returned to us to the extent Univest Securities, LLC’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We have agreed to grant Univest Securities, LLC for a period 12 months from the closing of this offering, a right of first refusal to provide investment banking services on an exclusive basis in all matters in the United States for which investment banking services are sought by us. For these purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as exclusive placement agent, initial purchaser or financial advisor in connection with any private offering of our securities; and (c) acting as financial advisor in connection with any sale or other transfer by us, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of our capital stock or assets, and any merger or consolidation of us with another entity. In accordance with FINRA Rule 5110(g)(6)(A)(i), such right of first refusal shall not have a duration of more than three years from the commencement of sales of the public offering or the termination date of the engagement between the us and the underwriters.

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of Shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

Our officers, directors, director nominees, and shareholders holding 5% or more of our outstanding share capital and equity securities have agreed, subject to specified exceptions, not to directly or indirectly:

•        offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of our Shares or any securities convertible into or exercisable or exchangeable for our Shares (including without limitation, Shares or such other securities that may be deemed to be beneficially owned by the such persons in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a share option or warrant);

•        enter into any hedging, swap, or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of our Shares or such other securities; or

•        make any demand for or exercise any right with respect to the registration of any of our Shares or any security convertible into or exercisable or exchangeable for our Shares, or publicly disclose the intention to do any of the foregoing.

This restriction terminates after the close of business on and including the sixth month anniversary after the date of this prospectus. Univest Securities, LLC may, in its sole discretion and at any time or from time to time before the termination of the six-month period, release all or any portion of the securities subject to lock-up agreements.

In addition, we have agreed, for the six months after the effective date of the registration statement of which this prospectus forms a part and subject to specified exceptions, not to:

•        offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any of our Shares or any securities convertible into or exercisable or exchangeable for our Shares, or publicly disclose the intention to undertake any of the foregoing; or

•        enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Shares or any such other securities, without the prior written consent of Univest Securities, LLC.

We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect of these liabilities.

We have applied to list on the Nasdaq Capital Market under the symbol “MJID”. At this time, Nasdaq Capital Market has not yet approved our application to list our ordinary shares. The closing of this offering is conditioned upon Nasdaq Capital Market’s final approval of our listing application. However, there is no assurance that this offering will be closed and our Shares will be trading on the Nasdaq Capital Market. If the Nasdaq Capital Market does not approve our listing application this initial public offering will be terminated.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing, and selling Shares in the open market for the purpose of preventing or retarding a decline in the market price of the Shares while this offering is in progress. These stabilizing transactions may include making short sales of the Shares, which involves the sale by the underwriters of a greater number of Shares than they are required to purchase in this offering, and purchasing Shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the representative’s option to purchase additional Shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The representative may close out any covered short position either by exercising the option to purchase additional Shares, in whole or in part, or by purchasing Shares in the open market. In making this determination, the underwriters will consider, among other things, the price of Shares available for purchase in the open market compared to the price at which the representative may purchase Shares through the option to purchase additional Shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase Shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain, or otherwise affect the price of the Shares, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase Shares in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those Shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the Shares or preventing or retarding a decline in the market price of the Shares, and, as a result, the price of the Shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

Prior to this offering, there has been no public market for our Shares. The initial public offering price will be determined by negotiations between us and the representative of the underwriters. In determining the initial public offering price, we and the representative of the underwriters expect to consider a number of factors, including:

•        the information set forth in this prospectus and otherwise available to the representative;

•        our prospects and the history and prospects for the industry in which we compete;

•        an assessment of our management;

•        our prospects for future earnings;

•        the general condition of the securities markets at the time of this offering;

•        the recent market prices of, and demand for, publicly traded equity securities of generally comparable companies; and

•        other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for our Shares or that our Shares will trade in the public market at or above the initial public offering price.

Other Relationships

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking, and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and actively trade or hold on behalf of themselves or their customers, long or short positions in our debt or equity securities (or relative derivatives or other financial instruments) or loans and may do so in the future. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long or short positions in such securities or instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to prospective investors in the European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no Shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Shares that has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)     to any legal entity that is a qualified investor as defined under the Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)     in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Shares shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (1) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and/or (2) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as relevant persons) or otherwise in circumstances that have not resulted and will not result in an offer to the public of the Shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to prospective investors in Canada

The Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or Subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to Section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in Japan

The Shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations, and ministerial guidelines of Japan in effect at the relevant time.

Notice to prospective investors in Hong Kong

The Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (1) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (2) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or that do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Shares that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to prospective investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Shares may not be circulated or distributed, nor may the Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (“SFA”), (2) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. The Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)     a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)    a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA, except:

(a)     to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)    where no consideration is or will be given for the transfer;

(c)     where the transfer is by operation of law;

(d)    as specified in Section 276(7) of the SFA; or

(e)     as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

EXPENSES RELATED TO OFFERING

The following table sets forth the costs and expenses other than underwriting discounts and commissions, payable by us in connection with the offer and sale of Shares in this offering. All amounts listed below are estimates except the SEC registration fee, Nasdaq listing fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee.

Itemized expense	Amount
SEC registration fee	$2,273
FINRA filing fee	3,594
Nasdaq listing fee	75,000
Printing and engraving expenses	24,000
Legal fees and expenses	436,093
Transfer agent and registrar fees	3,436
Accounting fees and expenses	420,000
Miscellaneous	220,000
Total	$1,184,396

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters of U.S. federal securities laws and Hong Kong laws. The representatives of the underwriters, Univest Securities, LLC, is being represented by Ortoli Rosenstadt LLP in connection with this offering. The legal matters concerning this offering relating to Cayman Islands law will be passed upon for us by Ogier. Certain legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices. Loeb & Loeb LLP and Ogier may rely upon Commerce & Finance Law Offices with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements as of September 30, 2022 and 2021, included in this prospectus have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403, U.S.A.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and the Cayman Islands experts named in this prospectus, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

We have irrevocably appointed Cogency Global Inc as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Ogier has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor (a liability to pay a liquidated sum for which the judgment has been given); (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons.

Name	Position	Nationality	Residence
Yuk Yin Judy Li	Chairperson of the Board of Directors	Chinese	Hong Kong
Sek Yan Ko	General Manager	Chinese	Hong Kong
Suqin Li	Director and Chief Executive Officer	Chinese	Mainland China
Xueyuan Chen	Chief Financial Officer	Chinese	Mainland China
To-Wai Suen	Independent Non-executive Director	Chinese	Hong Kong
Wai Kei Kevin Ng	Independent Non-executive Director	Chinese	Hong Kong
Taylor Carl Coplen	Independent Non-executive Director	American	United States

Mainland China

Commerce & Finance Law Offices, our counsel as to PRC law, has advised us that there is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Commerce & Finance Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the

PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between the PRC and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our Shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

Hong Kong

All of our directors reside outside the United States and several of our directors and officers reside in Hong Kong. We have been advised by Loeb & Loeb LLP, our U.S. and Hong Kong counsel, that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

It is also uncertain whether in the future, the Hong Kong government will implement regulations and policies of the Chinese government or adopt regulations and policies of its own that are substantially similar to those of the Chinese government.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but they are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC at its website at: http://www.sec.gov.

We are not currently subject to the informational requirements of the Exchange Act. Upon completion of this offering, we will become subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and will fulfill the obligations of those requirements by filing reports with the SEC. As a foreign private issuer, we will be exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to file with the SEC, within 120 days after the end of our fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements that will be audited and reported on, with an opinion expressed, by an independent registered public accounting firm. We also intend to file with the SEC reports on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year.

MAJESTIC IDEAL HOLDINGS LIMITED
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Balance Sheets as of September 30, 2022 and March 31, 2023	F-27
Unaudited Condensed Statements of Income and Comprehensive Income for the Six Months ended March 31, 2022 and 2023	F-28
Unaudited Condensed Statements of Changes of Shareholders’ Deficit for the Six Months ended March 31, 2022 and 2023	F-29
Unaudited Condensed Statements of Cash Flows for the Six Months ended March 31, 2022 and 2023	F-30
Notes to the Unaudited Condensed Consolidated Financial Statements	F-31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:    the Board of Directors and Shareholders of
Majestic Ideal Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Majestic Ideal Holdings Limited (the “Company”) as of September 30, 2022 and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended September 30, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.
WWC, P.C. Certified Public Accountants PCAOB ID: 1171

We have served as the Company’s auditor since 2021

San Mateo, California
March 2, 2023

MAJESTIC IDEAL HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of September 30,
	2021	2022	2022
	RMB	RMB	US$
ASSETS
CURRENT ASSETS
Cash and cash equivalent	105,710	1,166,538	163,989
Accounts receivable, net	49,015,545	56,996,339	8,012,419
Deposits, prepayments and other receivables	5,228,282	5,725,212	804,838
Other receivables – related parties	—	10,528,284	1,480,043
Inventories	16,014,965	4,626,020	650,316
Total current assets	70,364,502	79,042,393	11,111,605

OTHER ASSETS
Property and equipment, net	48,451	48,579	6,829
Right-of-use assets	523,795	134,003	18,838
Deferred tax assets	2,771,042	2,723,041	382,799
Total other assets	3,343,288	2,905,623	408,466
Total assets	73,707,790	81,948,016	11,520,071

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Short-term bank borrowings	28,498,588	35,500,000	4,990,511
Accounts payable	7,137,112	18,035,360	2,535,371
Accruals and other payables	293,497	1,794,441	252,261
Other payables – related parties	32,245,003	20,598,031	2,895,625
Dividend payable	4,830,233	—	—
Contract liabilities	1,669,281	272,647	38,328
Lease liabilities	389,792	66,742	9,382
Tax payable	640,121	1,081,250	152,000
Total current liabilities	75,703,627	77,348,471	10,873,478

NON-CURRENT LIABILITIES
Lease liabilities	66,742	—	—
Total non-current liabilities	66,742	—	—
Total liabilities	75,770,369	77,348,471	10,873,478

COMMITMENTS AND CONTINGENCIES	—	—	—

SHAREHOLDERS’ (DEFICIT)EQUITY
Ordinary shares: US$0.0000625 par value, 800,000,000 shares authorized as of September 30, 2021 and 2022, 18,000,000 shares issued and outstanding as of September 30, 2021 and 2022, respectively*	7,272	7,272	1,022
Shares subscription receivable	(7,272)	—	—
Additional paid-in capital	91	—	—
Statutory reserves	500,000	1,208,899	169,944
Accumulated other comprehensive income	(493,096)	(1,065,010)	(149,716)
Retained earnings	(2,069,574)	4,448,384	625,343
Total shareholders’ (deficit)equity	(2,062,579)	4,599,545	646,593
Total liabilities and shareholders’ (deficit)equity	73,707,790	81,948,016	11,520,071

____________

*        Giving retroactive effect to the 112,500 for 1 stock split effected on November 3, 2021 and 1-to-1.6 stock split effected on July 3, 2023

The accompanying notes are an integral part of these consolidated financial statements.

MAJESTIC IDEAL HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Years ended September 30,
	2021	2022	2022
	RMB	RMB	US$
Revenue	99,521,616	114,548,334	16,102,950
Cost of revenue	(85,249,332)	(100,404,904)	(14,114,698)
Gross profit	14,272,284	14,143,430	1,988,252
Selling and marketing	(436,766)	(350,209)	(49,232)
General and administrative	(3,324,698)	(3,170,139)	(445,651)
(Provision)/reversal of provision for doubtful accounts	(2,243,276)	192,045	26,997

INCOME FROM OPERATIONS	8,267,544	10,815,127	1,520,366

OTHER EXPENSES
Interest income	4,415	42,337	5,952
Interest expense	(1,363,350)	(1,566,397)	(220,201)
Other income, net	911,293	334,030	46,957
Total other expenses, net	(447,642)	(1,190,030)	(167,292)
INCOME BEFORE INCOME TAXES	7,819,902	9,625,097	1,353,074

INCOME TAX EXPENSES
Current	(3,166,794)	(2,350,239)	(330,391)
Deferred	560,819	(48,001)	(6,748)
PROVISION FOR INCOME TAXES	(2,605,975)	(2,398,240)	(337,139)

NET INCOME	5,213,927	7,226,857	1,015,935

FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(98,193)	(571,914)	(80,398)

TOTAL COMPREHENSIVE INCOME	5,115,734	6,654,943	935,537

Weighted average number of ordinary shares:
Basic and diluted*	18,000,000	18,000,000	18,000,000

EARNINGS PER SHARE – BASIC AND DILUTED*	0.45	0.59	0.08

____________

*        Giving retroactive effect to the 112,500 for 1 stock split effected on November 3, 2021 and 1-to-1.6 stock split effected on July 3, 2023

The accompanying notes are an integral part of these consolidated financial statements.

MAJESTIC IDEAL HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES OF SHAREHOLDERS’ (DEFICIT) EQUITY

	Ordinary shares
	No. of Shares*	Par Value	Share subscription receivable	Addition paid-in capital	Statutory Reserve	Accumulated other comprehensive income	Retained Earnings	Total (Deficit)/ Equity
		RMB	RMB	RMB	RMB	RMB	RMB	RMB
BALANCE, October 1, 2020	11,250,000	7,272	(7,272)	91	500,000	(394,903)	(2,453,268)	(2,348,080
Net income	—	—	—	—	—	—	5,213,927	5,213,927
Dividends paid	—	—	—	—	—	—	(4,830,233)	(4,830,233)
Foreign currency Translation	—	—	—	—	—	(98,193)	—	(98,193)

BALANCE, September 30, 2021	11,250,000	7,272	(7,272)	91	500,000	(493,096)	(2,069,574)	(2,062,579)
Effect on group reorganization in November 2021	—	—	7,272	(91)	—	—	—	7,181
Net income	—	—	—	—	—	—	7,226,857	7,226,857
Appropriation to statutory reserve	—	—	—	—	708,899	—	(708,899)	—
Foreign currency Translation	—	—	—	—	—	(571,914)	—	(571,914)

BALANCE, September 30, 2022	11,250,000	7,272	—	—	1,208,899	(1,065,010)	4,448,384	4,599,545

BALANCE, September 30, 2022 (US$)		1,022	—	—	169,944	(149,716)	625,343	646,593

____________

*        Giving retroactive effect to the 112,500 for 1 stock split effected on November 3, 2021

The accompanying notes are an integral part of these consolidated financial statements.

MAJESTIC IDEAL HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended September 30,
	2021	2022	2022
	RMB	RMB	US$
Cash flows from operating activities
Net Income	5,213,927	7,226,857	1,015,935
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation or plant and equipment	19,377	24,651	3,465
Amortization of right-of-use assets-operating lease	372,116	389,792	54,796
Provision for doubtful accounts	2,243,276	(192,045)	(26,997)
Deferred tax benefit	(560,819)	48,001	6,748
Changes in operating assets and liabilities
Accounts receivable	(28,886,741)	(7,788,749)	(1,094,925)
Deposits, payments and other receivables	(5,014,990)	(1,063,243)	(149,468)
Inventories	(10,184,658)	11,388,945	1,601,033
Accounts payable	5,191,645	10,898,248	1,532,051
Accruals and other payables	(594,547)	1,500,943	210,999
Contract liabilities	1,076,130)	(1,396,634)	(196,336)
Tax payable	(248,002)	441,129	62,013
Net cash (used in) from operating activities	(31,373,286)	21,477,895	3,019,314

Cash flows used in investing activities
Purchase of equipment	(26,991)	(24,779)	(3,483)
Advances to related parties		(10,528,284)	(1,480,043)
Cash used in investing activities	(26,991)	(10,553,063)	(1,483,526)

Cash flows from (used in) financing activities
Proceed from short-term bank borrowings	28,498,588	48,856,137	6,868,087
Repayment for short-term bank borrowings	(22,000,000)	(41,854,725)	(5,883,844)
Repayment of obligation under operating leases	(372,117)	(389,792)	(54,796)
Advance from other payables – related parties	25,318,985	(11,646,971)	(1,637,305)
Proceeds from issuance of shares	—	7,272	1,022
Dividend paid	—	(4,830,233)	(679,023)
Net cash from (used in) financing activities	31,445,456	(9,858,312)	(1,385,859)
Net increase in cash and cash equivalent	45,179	1,066,520	149,929
Effect of exchange rate on cash	(98,193)	(5,692)	(800)
Cash and cash equivalent at the beginning of the year	158,724	105,710	14,860
Cash and cash equivalent at the end of the year	105,710	1,166,538	163,989

Supplementary cash flow information
Interest received	4,415	42,337	5,952
Interest paid	1,236,212	1,488,707	209,279
Income tax paid	3,414,796	1,909,110	268,378

Non-cash transaction in investing activities
Right-of-use assets obtained in exchange of lease liabilities	1,134,566	—	—

The accompanying notes are an integral part of these consolidated financial statements.

MAJESTIC IDEAL HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.      organization and principal activities

Majestic Ideal Holdings Limited (“We”, “us”, the “Company”, “MIHL”, or “Majestic”) was incorporated in Cayman Islands on November 3, 2021. It is a wholly-owned subsidiary company of Action Holdings Limited (“Action Holdings”), a company incorporated in the British Virgin Islands (the “BVI”) and is engaged in investment holding, which, in turn, is a wholly-owned subsidiary company of Meridian Group Holdings Limited (“MDIGH”), a company incorporated in Cayman Islands and is engaged in investment holding. MDIGH itself is a wholly-owned subsidiary company of Keystone Holdings Limited (“Keystone”), a company incorporated in the BVI and is also engaged in investment holding, whose shares are held as to 50% by Mr. Sek Yan Ko (“Mr. Ko”), and 50% by Ms. Yuk Yin Judy Li (“Ms. Li”, spouse of Mr. Ko). Mr. Ko and Ms. Li are our Controlling Shareholders.

Nifty Holdings Limited (“Nifty Holdings”) was incorporated in the BVI on November 23, 2021. It is a wholly owned subsidiary company of Majestic Ideal and is engaged in investment holding.

Multi Ridge (Asia) Limited (“Multi Ridge”) was incorporated in Hong Kong on October 11, 2013. It was also a wholly-owned subsidiary company of the Action Holding before a group reorganization as detailed below.

上海新骏羊绒服饰有限公司 (New Brand Cashmere Products Co., Ltd) (“New Brand”) was established as a wholly foreign owned entity (“WFOE”) on February 14, 2014 in the People’s Republic of China (the “PRC”). New Brand in principally engaged in trading of yarns and finished garments in the PRC and is a wholly-owned subsidiary company of Multi Ridge.

Pursuant to a group reorganization (the “Group Reorganization”) to rationalize the structure of MIHL and MIHL’s subsidiary companies (herein collectively referred to as the “Group”) in preparation for the listing of our shares, we become the holding company of the Group on November 26, 2021, which involves the interspersion of the Majestic and Nifty Holdings between Action Holdings, the immediate holding company, and Multi Ridge. Upon the Group Reorganization and as at the date of this report, details of the subsidiary companies are as follows:

Name	Background	Ownership
Nifty Holdings	• A BVI company	100% directly owned by Majestic
• Incorporated on November 23, 2021
• A holding company
Multi Ridge	• A Hong Kong company	100% directly owned by Nifty Holdings
• Incorporated on October 11, 2013
• A holding company
New Brand	• A PRC limited liability company and a WFOE	100% directly owned by the Multi Ridge
• Incorporated on February 14, 2014
• Registered capital of $1,230,769 (RMB 8,000,000)
• Engaged in trading of yarns and finished garments

The consolidated statements of income and comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows statements are prepared as if the current group structure had been in existence throughout the year ended September 30, 2021, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period.

In this connection, the consolidated balance sheets as at September 30, 2021 also present the assets and liabilities of the companies now comprising the Group which had been incorporated/established as at the relevant balance sheet date as if the current group structure had been in existence at those dates.

____________

*        for identification purpose only

MAJESTIC IDEAL HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for information pursuant to the rules and regulations of the Securities and Exchange Commission.

Going Concern and management’s plan

We suffered from working capital deficits of RMB5,339,125 (US$825,978) as of September 30, 2021. Despite the Company’s efforts to obtain additional funding and reduce operating costs, there was no assurance that the Company’s plans and actions would be fully successful. Our ability to continue as a going concern was dependent upon obtaining the necessary financing or negotiating the terms of the existing short-term liabilities to meet our current and future liquidity needs.

Though our working capital was no longer deficits as of September 30, 2022, we managed and intended to meet the cash requirements for the next 12 months from the issuance date of these consolidated financial statements through operations and financial support from Mr. Ko and Ms. Li (our Controlling Shareholders), financial institutions and investors. We are continuing to focus on improving operational efficiency and cost reductions and enhancing efficiency. The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations.

Principles of consolidation

The consolidated financial statements include the financial statements of us and its subsidiaries. All transactions and balances among us and its subsidiaries have been eliminated upon consolidation.

Use of estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions. In particular, the novel coronavirus (“COVID-19”) pandemic and the resulting adverse impacts to global economic conditions, as well as our operations, may impact future estimates including, but not limited to, useful lives of property and equipment, impairment of long-lived assets, allowance for doubtful accounts, provision for contingent liabilities, revenue recognition, deferred taxes, uncertain tax position, going concern. Actual results could differ from these estimates.

Functional currency and foreign currency translation

New Brand uses Renminbi (“RMB”) as its functional and reporting currency. Multi Ridge uses Hong Kong Dollar (“HKD”) as its functional and reporting currency. The functional and reporting currency of MIHL and its subsidiaries incorporated in the BVI is United States dollars (“US$”). The determination of the respective functional currency is based on the criteria of Accounting Standards Codification (“ASC”) 830, Foreign Currency Matters.

Transactions denominated in currencies other than functional currency are translated into functional currency at the exchange rates quoted by authoritative banks prevailing at the dates of the transactions. Exchange gains and losses resulting from those foreign currency transactions denominated in a currency other than the functional currency are recorded as other income (loss), net in the consolidated statements of comprehensive loss.

The financial statements of us are translated from the functional currency into RMB. Assets and liabilities are translated at the exchange rates at the balance sheet date. Equity accounts other than earnings generated in the current period are translated into RMB using the appropriate historical rates. Revenues and expenses, gains and losses are

MAJESTIC IDEAL HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

translated into RMB using the periodic average exchange rate for the year. Translation adjustments are reported as foreign currency translation adjustments and are shown as a component of other comprehensive income (loss) in the consolidated statements of comprehensive loss.

Convenience translation

Translations of amounts in the consolidated balance sheet, consolidated statements of income and consolidated statements of cash flows from RMB into US$ as of and for the year ended September 30, 2022, are solely for the convenience of the reader and were calculated at the noon buying rate of US$1 = RMB7.1135, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the RMB amounts could have been, or could be, converted, realized, or settled into US$ at such rate or at any other rate.

Related parties

We adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Cash and cash equivalents

We consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts receivable, net, and allowance for doubtful debts

Accounts receivable are recorded at the net valueless estimates for expected credit losses. Management regularly reviews outstanding accounts and provides an allowance for doubtful accounts. When collection of the original invoice amounts is no longer probable, we will either partially or fully write-off the balance against the allowance for doubtful accounts.

In establishing the required allowance for doubtful accounts, management considers historical collection experience, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial conditions of the customers. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after all means of collection have been exhausted and that the likelihood of collection is not probable.

Prepayments

Prepayments are cash deposited or advanced to suppliers for future inventory purchases. This amount is refundable and bears no interest. For any advances to suppliers determined by management that such advances will not be in receipts of inventories or refundable, we will recognize an allowance account to reserve such balances. Management reviews its advances to suppliers on a regular basis to determine if the allowance is adequate, and adjusts the allowance when necessary.

Deposits and other receivables, net

Deposits and other receivables, net primarily include deposits, VAT input, IPO deferred costs and others. Management regularly reviews the aging of receivables and changes in payment trends and records allowances when management believes collection of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made.

MAJESTIC IDEAL HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

Inventories

Inventories, which are primarily comprised of finished goods for sale, are stated at the lower of cost or net realizable value, using the weighted average method. We evaluate the need for reserves associated with obsolete, slow-moving and non-saleable inventory by reviewing net realizable values on a periodic basis. Only defects products can be return to our suppliers.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Category	Depreciation method	Estimated useful lives
Computer and office equipment	Straight-line	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. We also re-evaluate the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment for long-lived assets

Long-lived assets, representing property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, we would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of September 30, 2021 and 2022, no impairment of long-lived assets was recognized.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by us.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

MAJESTIC IDEAL HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable, accounts payable, other payables and accrued liabilities, short-term bank loans.

The carrying value of cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings and other current assets and liabilities approximate fair value because of the short-term nature of these items. The estimated fair values of short-term bank loans were not materially different from their carrying value as presented due to the short maturities and that the interest rates on the borrowing approximate those that would have been available for loans of similar remaining maturity and risk profile. As the carrying amounts are reasonable estimates of the fair value, these financial instruments are classified within Level 1 of the fair value hierarchy.

Leases

Before October 1, 2019, we applied ASC Topic 840 (“ASC 840”), Leases, and each lease is classified at the inception date as either a capital lease or an operating lease.

We adopted ASC 842, “Leases” (“ASC 842”) on October 1, 2019, using the modified retrospective transition method through a cumulative-effect adjustment in the period of adoption rather than retrospectively adjusting prior periods and the package of practical expedient. We categorized leases with contractual terms longer than twelve months as either operating or finance lease.

Operating Right-of-use (“ROU”) assets represent our rights to use underlying assets for the lease terms and lease liabilities represent our obligation to make lease payments arising from the leases. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. If the implicit rate in lease is not readily determinable for our operating leases, we generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. We elected not to separate non-lease components from lease components; therefore, it will account for lease component and the non-lease components as a single lease component when there is only one vendor in the lease contract for the office leases. Lease payments are fixed.

For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term. For finance leases, lease expense is recognized as depreciation and interest; depreciation on a straight-line basis over the lease term and interest using the effective interest method.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

Statutory reserves

In accordance with the relevant regulations and their articles of association, MIHL’s subsidiaries incorporated in the PRC are required to allocate at least10% of their after-tax profit determined based on the PRC accounting standards and regulations to the general reserve until the reserve has reached 50% of the relevant subsidiary’s registered capital. Appropriations to the enterprise expansion fund and staff welfare and bonus fund are at the discretion of the respective company. These reserves can only be used for specific purposes and are not transferable to Multi Ridge in the form of loans, advances or cash dividends. For the for the years ended September 30, 2021 and 2022, appropriations to the general reserve amounted to nil and RMB708,899, respectively. No appropriations to the enterprise expansion fund and staff welfare and bonus fund have been made by New Brand.

MAJESTIC IDEAL HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

Revenue recognition

We adopted Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (ASC 606). The ASU requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that we (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) we satisfy the performance obligation.

Our revenues consist of sales of yarns and finished garments to third party customers.

We recognize sales of yarns and finished garments at the point in time when we have transferred physical possession of the goods to the customer and the customer has accepted the goods. Meanwhile, customer’s acknowledgement of the receipt of goods indicates that control of the goods has been transferred to the customer. Goods are accepted by the customers if we have delivered the correct quantity and the delivered goods are in good quality. Generally, if the customer does not claim and return the goods within 15 days from acknowledgement of receipt, the goods are considered accepted Customer usually pays within 40 days to 90 days. The transaction price is determined and allocated to the product prior to the transfer of the goods to the customer.

The products sold in the PRC are subject to a Chinese value-added tax (“VAT”). VAT taxes are presented as a reduction of revenue.

We estimate potential returns and records such estimates against its gross revenue to arrive at its reported net sales revenue. We have not experienced any sales returns.

Cost of revenues

Cost of revenues, which are directly related to revenue generating transactions, primarily consists of purchase costs for yarns and finished garments.

Operations and support

Operations and support expenses consist primarily of personnel-related compensation expenses, including salaries and related social insurance costs for our operations and support personnel, office rental and property management fees, professional services fees, depreciation, travelling expenses, office supplies, utilities, communication and expenses related to general operations.

Sales and marketing expenses

Sales and marketing expenses consist primarily of promotion expenses, transportation expense and testing fees.

Government grants

Government grants are recognized as income in other income, net or as a reduction of specific costs and expenses for which the grants are intended to compensate. Such amounts are recognized in the consolidated statements of comprehensive income upon receipt and when all conditions attached to the grants are fulfilled. We can get financial support from the Local Government if our tax contributions reach RMB300,000 in a calendar year.

Income taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry-forwards. Deferred tax expense (benefit) results from the net change during the years of deferred tax assets and liabilities.

MAJESTIC IDEAL HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

Cayman Islands

We are incorporated in the Cayman Islands. The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

BVI

Nifty Holdings is incorporated in the BVI and is not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

Hong Kong

Multi Ridge was incorporated in Hong Kong and is subject to Hong Kong profit tax at a rate of 16.5%. Under Hong Kong tax law, Multi Ridge is exempted from income tax on is foreign-derived income and there is no withholding tax in Hong Kong on remittance of dividends.

China

New Brand is governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis

Dividends paid by New Brand to Multi Ridge will be subject to a withholding tax rate of 10%, unless Multi Ridge satisfies all the requirements under the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and receives approval from the relevant tax authority. If Multi Ridge satisfies all the requirements under the tax arrangement and receives approval from the relevant tax authority, then the dividends paid to Multi Ridge would be subject to withholding tax at the standard rate of 5%.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

A tax benefit from an uncertain tax position may be recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. The determination is based on the technical merits of the position and presumes that the relevant taxing authority that has full knowledge of all relevant information will examine each uncertain tax position. Although we believe the estimates are reasonable, no assurance can be given that the final outcome of these matters will not be different than what is reflected in the historical income tax provisions and accruals.

Value added taxes

Revenue represents the invoiced value of service, net of VAT. The VAT is based on gross sales price and VAT rates range up to 17%, depending on the type of service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in tax payable. All of the VAT returns filed by our subsidiaries in the PRC have been and remain subject to examination by the tax authorities for five years from the date of filing.

MAJESTIC IDEAL HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

Segment reporting

Our chief operating decision maker (“CODM”) has been identified as our Chief Executive Officer, who reviews the consolidated results when making decisions about allocating resources and assessing performance of us as a whole and hence, we have only two reportable segments based on our products, i.e., yarns and finished garments. We do not distinguish between markets for the purpose of internal reporting as our long-lived assets are substantially all located in the PRC and all of our revenues and purchases are derived from the PRC.

Employee benefits

Our full-time employees are entitled to staff welfare benefits including medical care, housing fund, pension benefits, unemployment insurance and other welfare, which are government mandated defined contribution plans by law. We are required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued. Total expenses for the plans were RMB337,065, and RMB592,469 for the year ended September 30, 2021 and 2022, respectively.

Comprehensive income (loss)

Comprehensive income (loss) is defined to include all changes in equity deficit of us during a period arising from transactions and other events and circumstances excluding transactions resulting from investments by shareholders and distributions to shareholders. Is also includes net loss and our currency translation adjustments.

Commitments and Contingencies

In the normal course of business, we are subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. We recognize a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. We may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Earnings per share

We compute earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended September 30, 2021 and 2022, there were no dilutive shares.

Accounts Receivable

Products sold by us in the PRC are subject to a Chinese value-added tax (“VAT”). Revenue represents the invoiced value of service, net of VAT. The VAT is based on gross sales price and VAT rates range up to 17%, depending on the type of service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in tax payable. All of the VAT returns filed by our subsidiaries in China have been and remain subject to examination by the tax authorities for five years from the date of filing.

MAJESTIC IDEAL HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

Accounts receivable are recorded at the net value less provision for doubtful accounts. Management regularly reviews outstanding accounts and provides an allowance for doubtful accounts. When collection of the original invoice amounts is no longer probable, we will either partially or fully write-off the balance against the allowance for doubtful accounts.

We estimate potential returns and records such estimates against its gross revenue to arrive at its reported net sales revenue. We have not experienced any sales returns.

Recently issued accounting pronouncements

In December 2016, the FASB issued ASU 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers” (“ASU 2016-20”), which makes minor corrections or minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments are intended to address implementation and provide additional practical expedients to reduce the cost and complexity of applying the new revenue standard. These amendments have the same effective date as the new revenue standard. In September 2017, the FASB issued ASU No. 2017-13, to clarify the effective dates that public business entities and other entities were required to adopt ASC Topic 606 for annual reporting. As an “emerging growth company,” or EGC, we have elected to take advantage of the extended transition period provided in the Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards applicable to private companies.

The amendments in this ASU are effective for annual reporting periods beginning after December 15, 2018, including interim periods within annual reporting periods beginning after December 15, 2019. We adopted Topic 606 on January 1, 2019, using the modified retrospective transition method and there is no material impact as of the date of adoption of Topic 606.

In September 2017, the FASB issued ASU No. 2017-13, to clarify the effective dates that public business entities and other entities were required to adopt ASC Topic 842 for annual reporting. A public business entity that otherwise would not meet the definition of a public business entity except for a requirement to include or the inclusion of its financial statements or financial information in another entity’s filing with the SEC adopting ASC Topic 842 for annual reporting periods beginning after December 15, 2019, and interim reporting periods within annual reporting periods beginning after December 15, 2020. ASU No. 2017-13 also amended that all components of a leveraged lease be recalculated from inception of the lease based on the revised after-tax cash flows arising from the change in the tax law, including revised tax rates. The difference between the amounts originally recorded and the recalculated amounts must be included in income of the year in which the tax law is enacted. We have not early adopted this update and it will become effective on January 1, 2020.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”. (“ASU 2016-13”) replaced the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 requires use of a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. ASU 2016-13 is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. In October 2019, the FASB issued ASU No. 2019-10, “Financial Instruments-Credit Losses (Topic 326): Effective Dates”, to finalize the effective date delays for private companies, not-for-profits, and smaller reporting companies applying the CECL standards. The ASU is effective for reporting periods beginning after December 15, 2022 and interim periods within those fiscal years. Early adoption is permitted. We are currently evaluating the impact of the adoption of ASU 2016-13 on our condensed consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments

MAJESTIC IDEAL HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for us for annual and interim reporting periods beginning January 1, 2020. We are currently evaluating the impact of the adoption of ASU 2016-13 on our condensed consolidated financial statements.

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2019, the FASB issued ASU No. 2019-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. we have not early adopted this update and it becomes effective on January 1, 2023. We are still evaluating the impact of accounting standard of credit losses on our consolidated financial statements and related disclosures.

Except as mentioned above, we do not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on our consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

3.      Segment information and revenue analysis

We follow ASC 280, Segment Reporting, which requires that companies to disclose segment data based on how management makes decision about allocating resources to each segment and evaluating their performances. We believe that we operate in two business segments which comprised of sales of yarns and sales of finished garments; and we operate in one geographical location China.

Revenues are recognized when control of the goods are transferred to our customers in an amount that reflects the considerations we expect to be entitled to and receive in exchange for good delivered.

We disaggregate our revenue into categories that depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

Sales revenues comprised the following:

	Year ended September 30,
	2021		2022
	RMB	%	RMB	US$	%
Sales of yarns	89,181,243	90%	108,993,087	15,322,006	95%
Sales of finished garments	10,340,373	10%	5,555,247	780,944	5%
	99,521,616	100%	114,548,334	16,102,950	100%

MAJESTIC IDEAL HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.      Segment information and revenue analysis (cont.)

Direct costs comprised the following:

	Years ended September 30,
	2021		2022
	RMB	%	RMB	US$	%
Sales of yarns	75,453,451	89%	95,461,334	13,419,742	95%
Sales of finished garments	9,795,881	11%	4,943,570	694,956	5%
	85,249,332	100%	100,404,904	14,114,698	100%

Gross profit comprised the following:

	Years ended September 30,
	2021		2022
	RMB	%	RMB	US$	%
Sales of yarns	13,727,792	96%	13,531,753	1,902,264	96%
Sales of finished garments	544,492	4%	611,677	85,988	4%
	14,272,284	100%	14,143,430	1,988,252	100%

4.      INVENTORY

Inventory, net comprised the following:

	As of September 30,
	2021	2022	2022
	RMB	RMB	US$
Yarns	16,006,392	4,619,885	649,453
Finished garments	8,573	6,135	863
Total	16,014,965	4,626,020	650,316

Inventory write-down expense was nil and nil for the for the year ended September, 2021 and 2022, respectively.

5.      ACCOUNTS RECEIVABLE, NET

Accounts receivable, net comprised the following:

	As of September 30,
	2021	2022	2022
	RMB	RMB	US$
Accounts receivable	60,099,715	67,888,464	9,543,609
Allowance for doubtful accounts	(11,084,170)	(10,892,125)	(1,531,190)
Total	49,015,545	56,996,339	8,012,419

Allowance for doubtful accounts, net consists of the following:
Beginning balance	8,840,893	11,084,170	1,558,188
Movement	2,243,277	(192,045)	(26,998)
Ending balance	11,084,170	10,892,125	1,531,190

MAJESTIC IDEAL HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6.      DEPOSITS, PAYMENTS AND OTHER RECEIVABLES, NET

Deposits, payments and other receivables, net consist of the following:

	As of September 30,
	2021	2022	2022
	RMB	RMB	US$
Deposits	—	66,790	9,389
Payments for suppliers	4,466,682	710,287	99,851
VAT input	756,200	—	—
Deferred IPO costs	—	4,915,669	691,034
Others	5,400	32,466	4,564
Total	5,228,282	5,725,212	804,838

7.      PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consist of the following:

	As of September 30,
	2021	2022	2022
	RMB	RMB	US$
Computer and office equipment	74,476	99,255	13,953
Less: accumulated depreciation	(26,025)	(50,676)	(7,124)
Total	48,451	48,579	6,829

Depreciation expenses recognized for the years ended September 30, 2021 and 2022 were RMB19,377 and RMB24,651, respectively.

8.      ACCRUALS AND OTHER PAYABLES

Accruals and other payables consist of the following:

	As of September 30,
	2021	2022	2022
	RMB	RMB	US$
Interest payable	237,997	315,687	44,379
VAT output	—	1,287,347	180,972
Other taxes	32,719	168,398	23,673
Others	22,781	23,009	3,237
Total	293,497	1,794,441	252,261

9.      SHORT-TERM BANK BORROWINGS

Outstanding balances of short-term bank borrowings as of September 30, 2021 and 2022 consisted of the following:

	As of September 30,
	2021	2022	2022
	RMB	RMB	US$
Collateralized and guaranteed bank loans from HSBC China	28,498,588	35,500,000	4,990,511
	28,498,588	35,500,000	4,990,511

MAJESTIC IDEAL HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9.      SHORT-TERM BANK BORROWINGS (cont.)

Short-term borrowings were denominated in RMB by New Brand from HSBC in the PRC drawn under a banking facility with details as follows:

i)       Secured by certain properties of Leisure Bright Trading Limited (“Leisure Bright”, Ms. Li is the sole shareholder of Leisure Bright), the value of which shall not be less than RMB28,500,000;

ii)      Secured by certain properties of Zhuo Huang International Trading (Shanghai) Limited, a company incorporated in PRC, which is held by a business partner of Mr. Ko;

iii)    guaranteed by Mr. Ko and Meridian Industries Limited (“MIL”), a company incorporated in Hong Kong and the share of which are held as to 90% by Action Holdings and 10% by a direct wholly-owned subsidiary company of Action Holdings;

iv)     the tangible assets of New Brand shall not be less than RMB8,000,000.

The average interest rates for short-term borrowings as of September 30, 2021 and 2022 were 4.80% and 4.63% respectively.

Short-term bank borrowings as at September 30, 2022 are as follows:

Maturity date	Type	Bank	Interest rate	Balance as at September 30, 2022
				RMB	US$
November 11, 2022	Operating loan	HSBC	4.65%	264,181	37,138
November 11, 2022	Operating loan	HSBC	4.65%	194,338	27,320
November 14, 2022	Operating loan	HSBC	4.65%	1,284,738	180,606
November 14, 2022	Operating loan	HSBC	4.65%	377,491	53,067
November 16, 2022	Operating loan	HSBC	4.65%	949,913	133,537
November 16, 2022	Operating loan	HSBC	4.65%	163,739	23,018
November 16, 2022	Operating loan	HSBC	4.65%	408,365	57,407
February 06, 2023	Operating loan	HSBC	4.65%	1,200,000	168,693
February 08, 2023	Operating loan	HSBC	4.65%	433,099	60,884
February 08, 2023	Operating loan	HSBC	4.65%	1,178,920	165,730
February 10, 2023	Operating loan	HSBC	4.65%	66,085	9,290
February 10, 2023	Operating loan	HSBC	4.65%	400,000	56,231
February 15, 2023	Operating loan	HSBC	4.65%	1,200,000	168,693
February 17, 2023	Operating loan	HSBC	4.60%	163,108	22,929
February 17, 2023	Operating loan	HSBC	4.60%	124,715	17,532
February 17, 2023	Operating loan	HSBC	4.60%	141,918	19,951
February 24, 2023	Operating loan	HSBC	4.60%	198,753	27,940
February 24, 2023	Operating loan	HSBC	4.60%	983,583	138,270
February 24, 2023	Operating loan	HSBC	4.60%	300,000	42,173
March 01, 2023	Operating loan	HSBC	4.60%	400,000	56,231
March 01, 2023	Operating loan	HSBC	4.60%	66,790	9,389
March 01, 2023	Operating loan	HSBC	4.60%	58,257	8,190
March 01, 2023	Operating loan	HSBC	4.60%	400,000	56,231
March 08, 2023	Operating loan	HSBC	4.60%	500,000	70,289
March 08, 2023	Operating loan	HSBC	4.60%	120,000	16,869
March 08, 2023	Operating loan	HSBC	4.60%	281,100	39,516
March 08, 2023	Operating loan	HSBC	4.60%	218,720	30,747

MAJESTIC IDEAL HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9.      SHORT-TERM BANK BORROWINGS (cont.)

Maturity date	Type	Bank	Interest rate	Balance as at September 30, 2022
				RMB	US$
March 15, 2023	Operating loan	HSBC	4.60%	500,000	70,289
March 15, 2023	Operating loan	HSBC	4.60%	1,776,399	249,722
March 17, 2023	Operating loan	HSBC	4.60%	500,000	70,289
March 17, 2023	Operating loan	HSBC	4.60%	90,744	12,757
March 17, 2023	Operating loan	HSBC	4.60%	281,250	39,537
March 24, 2023	Operating loan	HSBC	4.60%	1,000,000	140,578
March 24, 2023	Operating loan	HSBC	4.60%	1,200,000	168,693
October 08, 2022	Operating loan	HSBC	4.65%	487,975	68,598
October 12, 2022	Operating loan	HSBC	4.65%	1,000,000	140,578
October 24, 2022	Operating loan	HSBC	4.65%	1,500,000	210,867
November 09, 2022	Operating loan	HSBC	4.65%	348,010	48,922
November 18, 2022	Operating loan	HSBC	4.65%	500,000	70,289
November 18, 2022	Operating loan	HSBC	4.65%	242,936	34,151
November 18, 2022	Operating loan	HSBC	4.65%	412,344	57,966
November 28, 2022	Operating loan	HSBC	4.65%	300,000	42,173
January 13, 2023	Operating loan	HSBC	4.65%	1,350,000	189,780
February 08, 2023	Operating loan	HSBC	4.65%	2,732,528	384,133
February 13, 2023	Operating loan	HSBC	4.65%	69,217	9,730
February 13, 2023	Operating loan	HSBC	4.65%	2,835,484	398,606
February 13, 2023	Operating loan	HSBC	4.65%	1,000,000	140,578
February 13, 2023	Operating loan	HSBC	4.65%	88,000	12,371
February 13, 2023	Operating loan	HSBC	4.65%	251,133	35,304
February 13, 2023	Operating loan	HSBC	4.65%	2,000,000	281,156
February 13, 2023	Operating loan	HSBC	4.65%	71,957	10,116
February 13, 2023	Operating loan	HSBC	4.65%	684,210	96,185
March 06, 2023	Operating loan	HSBC	4.60%	1,000,000	140,578
March 21, 2023	Operating loan	HSBC	4.60%	700,000	98,404
March 28, 2023	Operating loan	HSBC	4.60%	500,000	70,290
				35,500,000	4,990,511

10.    Leases

Our operating leases primarily consist of leases of offices and warehouses. The recognition of whether a contract arrangement contains a lease is made by evaluating whether the arrangement conveys the right to use an identified asset and whether we obtain substantially all the economic benefits from and has the ability to direct the use of the asset.

Operating lease assets and liabilities are included in the items of operating lease right-of-use assets, net, operating lease liabilities, current portion, and operating lease liabilities, non-current portion on the consolidated balance sheets.

We adopted ASU No. 2016-02 and related standards (collectively ASC 842, Leases), which replaced previous lease accounting guidance, on January 1, 2019 using the modified retrospective method of adoption. We elected the transition method expedient which allows entities to initially apply the requirements by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. As a result of electing this transition method, prior periods have not been restated. We used the incremental borrowing rate of 4.8% as the discount rate, based on the information available at commencement date in determining the present value of lease payments.

MAJESTIC IDEAL HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.    Leases (cont.)

Supplemental balance sheet information related to leases was as follows:

	As of September 30,
	2021	2022	2022
	RMB	RMB	US$
Operating lease:
Operating lease right-of-use assets	523,795	134,003	18,838
Current operating lease obligation	389,792	66,742	9,382
Noncurrent operating lease obligation	66,742	—	—
Total operating lease obligation	456,534	66,742	9,382

Operating lease expense for the years ended September 30, 2021 and 2022 was RMB613,231 and RMB473,751, respectively.

As of September 30, 2021 and 2022, certain outstanding operating leases are below our threshold for capitalizing assets. As such, no right of use assets and liabilities were recognized under ASU 842.

The undiscounted future minimum lease payment schedule as follows:

For the year ending September 30,	RMB	US$
2023	67,260	9,455
Total	67,260	9,455

Other supplemental information about the Company’s operating lease as of:

September 30, 2022
Weighted average discount rate	4.75%
Weighted average remaining lease term (years)	0.3

11.    Related party balances and transactions

Other receivables — related parties consist of the following:

		As of September 30,
	Relationship	2021	2022	2022
		RMB	RMB	US$
Action Holdings Limited	Immediate holding company of Majestic	—	7,281	1,024
Easy Rich Industries (Shanghai) Limited (“Easy Rich SH”)	Common controlled by Mr. Ko and Ms. Li	—	10,521,003	1,479,019
Total		—	10,528,284	1,480,043

Other payables — related parties consist of the following:

		As of September 30,
	Relationship	2021	2022	2022
		RMB	RMB	US$
Ms. Li	Controlling Shareholder	11,080,000	8,756,000	1,230,899
Easy Rich SH	Common controlled by Mr. Ko and Ms. Li	19,706,436	—	—
Meridian Industries Limited	Common controlled by Mr. Ko and Ms. Li	1,391,307	11,069,514	1,556,128
Meridian Group Holdings Limited	An intermediate holding company of Majestic	—	705,257	99,143
Leisure Bright Trading Limited (“Leisure bright”)	Ms. Li is the sole shareholder	67,260	67,260	9,455
Total		32,245,003	20,598,031	2,895,625

MAJESTIC IDEAL HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11.    Related party balances and transactions (cont.)

The amount due to Ms. Li is unsecured, interest free with no specific repayment terms. The amount is of non-trade nature.

The amounts due from (to) Action Holdings, Easy Rich SH, MIL and Meridian Group Holdings Limited are unsecured, interest free with no specific repayment terms. The amounts are of non-trade nature. Easy Rich SH and MIL are indirect wholly-owned subsidiary companies of Action Holdings and Meridian Group Holdings Limited is the immediate holding company of Actions Holdings.

We rented an office premises in Shanghai from Leisure Bright. The amount due to Leisure Bright principally represents rental payable.

In addition to the related party balances above and the guarantees and pledge of assets referred to in note 9, we have the following related party transaction representing rental expense paid to:

	Year ended September 30,
	2021	2022	2022
	RMB	RMB	US$
Leisure Bright	384,345	384,345	54,030

12.    TAXES

Income tax

Cayman Islands

Under the current laws of the Cayman Islands, we are not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

BVI

Nifty Holdings is incorporated in the BVI and is not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

Hong Kong

Multi Ridge is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. No provisions for Hong Kong profit tax has been made as Multi Ridge had no assessable profits derived from or earned in Hong Kong for the year ended September 30, 2021 and 2022. Under Hong Kong tax law, Multi Ridge is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

China

New Brand is governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate.

MAJESTIC IDEAL HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12.    TAXES (cont.)

Significant components of the provision for income taxes are as follows:

	For the year ended September 30,
	2021	2022	2022
	RMB	RMB	US$
Current:
Hong Kong	626,787	—	—
PRC	2,540,007	2,350,239	330,391
Total current	3,166,794	2,350,239	330,391
Deferred:
PRC	(560,819)	48,001	6,748
Total deferred	(560,819)	48,001	6,748
Total provision for income taxes	2,605,975	2,398,240	337,139

The following table reconciles PRC statutory rates to our effective tax rate:

	For the year ended September 30,
	2021	2022
Income before income tax
Income tax rate in the Cayman Islands, permanent tax holiday	0%	0%
Taxed at EIT	25.0%	25.0%
Tax effect of income not taxable for tax purpose	(0.5)%	(0.9)%
Tax effect of expenses not deductible for tax purpose	0.1%	0.2%
Tax effect of different tax rate for operating in another jurisdiction	8.8%	(0.1)%
Others	(0.1)%	0.7%
Total provision for income taxes	33.3%	24.9%

Deferred tax

Significant components of deferred tax assets were as follows:

	Year ended September 30,
	2021	2022	2022
	RMB	RMB	US$
Deferred tax assets:
Provision for doubtful accounts	2,771,042	2,723,041	382,799
Total provision for income taxes	2,771,042	2,723,041	382,799

The movement of deferred tax assets were as follows:

	Year ended September 30,
	2021	2022	2022
	RMB	RMB	US$
Deferred tax assets:
Beginning balance	2,210,223	2,771,042	389,547
Movement	560,819	(48,001)	(6,748)
Ending balance	2,771,042	2,723,041	382,799

MAJESTIC IDEAL HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.    Concentration of risk

Credit risk

Financial instruments that potentially subject us to significant concentrations of credit risk consist primarily of cash. As of September 30, 2021 and 2022, RMB44,008 and RMB1,128,810 were deposited with financial institutions located in the PRC, respectively. These balances are not covered by insurance. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

We are also exposed to risk from its accounts receivable and other receivables. These assets are subjected to credit evaluations. An allowance, where applicable, would make for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

A majority of our expense transactions are denominated in RMB and a significant portion of us and our subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by us in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

Customer concentration risk

For the year ended September 30, 2021, two customers accounted for 47.9% and 13% of our total revenues. For the year ended September 30, 2022, four customers accounted for 35.3%, 13.7%, 12.9% and 11.0% of our total revenues. No other customer accounts for more than 10% of our revenue for the years ended September 30, 2021 and 2022, respectively.

As of September 30, 2021, two customers accounted for 62.7% and 18.2% of the total balance of accounts receivable. As of September 30, 2022, three customers accounted for 45.2%, 16.1% and 12.2% of the total balance of accounts receivable. No other customer accounts for more than 10% of our accounts receivable as of September 30, 2021 and 2022, respectively.

Vendor concentration risk

For the year ended September 30, 2021, two vendors accounted for 58.4% and 11.8% of our total purchases. For the year ended September 30, 2022, four vendors accounted for 30.2%, 17.6%, 13.7% and 13.0% of our total purchases. No other supplier accounts for more than 10% of our purchase for the years ended September 30, 2021 and 2022, respectively.

As of September 30, 2021, three vendors accounted for 47.9% and 23.0% and 14.1% of the total balance of accounts payable. As of September 30, 2022, three vendors accounted for 53.7%, 24.2% and 13.8% of the total balance of accounts payable. No other customer accounts for more than 10% of our accounts payable as of September 30, 2021 and 2022, respectively.

14.    LIQUIDITY

In assessing our liquidity, we monitor and evaluate our cash and cash equivalent and our operating and capital expenditure commitments. Our liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations.

To sustain us as a going concern, we considered supplementing its sources of funding through i) cash and cash equivalent generated from both our operating and financing activities; and ii) seeking financing via public offering by the sales of 3,750,000 ordinary shares.

MAJESTIC IDEAL HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14.    LIQUIDITY (cont.)

Based on the above considerations, we believe that we had sufficient funds to meet our operating and capital expenditure needs and obligations in the next 12 months. However, there is no assurance that the Company will be successful in implementing the foregoing plans or additional financing will be available to us on commercially reasonable terms. There are a number of factors that could potentially arise that could undermine our plans such as (i) the impact of COVID-19 pandemic on us and our business and areas of operations in China, (ii) changes in the demand for our SCM services, (iii) government policies, and (iv) economic conditions in China. Our inability to secure needed financing when required may require material changes to our business plan and could have a material impact on our financial conditions and result of operations.

15.    Shareholders’ equity

Ordinary shares

Majestic Ideal was incorporated in Cayman Islands on November 3, 2021. The authorized number of ordinary shares is 500,000,000 shares with a par value of US$0.0001 per ordinary share.

On November 23, 2021, we effected a forward stock split of all issued and outstanding shares of 100 shares at a ratio of 112,500:1.

On July 3, 2023, we effected a share split at a ratio of 1-to-1.6. As a result of the share split, we now have 800,000,00 authorized ordinary shares with a par value of US$0.0000625 per ordinary share and 18,000,000 ordinary shares issued and outstanding as of the date hereof.

We believe it is appropriate to reflect the above transactions on a retroactive basis. According to the above transactions, we have retroactively adjusted the shares and per share data for all periods presented.

Restricted assets

Our ability to pay dividends is primarily dependent on us receiving distributions of funds from our subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by New Brand only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of New Brand.

New Brand is required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, New Brand may allocate a portion of their after- tax profits based on PRC accounting standards to enterprise expansion fund, staff bonus and welfare fund and a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

As a result of the foregoing restrictions, New Brand is restricted in their ability to transfer their assets to us. Foreign exchange and other regulation in the PRC may further restrict New Brand from transferring funds to us in the form of dividends, loans and advances. As of September 30, 2021 and 2022, amounts restricted are the paid-in-capital and statutory reserve of New Brand, which amounted to RMB8,500,000 and RMB9,208,899 (US$1,294,567), respectively.

Statutory reserve

During the years ended September 30, 2021 and 2022, New Brand attributed nil and RMB708,899 of retained earnings for their statutory reserves, respectively.

MAJESTIC IDEAL HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15.    Shareholders’ equity (cont.)

Capital contributions

During the year ended September 30, 2021 and 2022, Multi Ridge contributed RMB7,000,000, and nil to New Brand, respectively.

Dividend distributions

During the year ended September 30, 2021 and 2022, Multi Ridge contributed RMB7,000,000 and nil to New Brand, respectively.

16.    SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred after September 30, 2022 up through the date the Company issued the consolidated financial statements. There were no other subsequent events occurred that would require recognition or disclosure in the Company’s consolidated financial statements.

MAJESTIC IDEAL HOLDINGS LIMITED
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2022	As of March 31,
		2023	2023
	RMB	RMB	US$
ASSETS
CURRENT ASSETS
Cash and cash equivalent	1,166,538	1,266,666	184,441
Accounts receivable, net	56,996,339	34,924,081	5,085,340
Deposits, prepayments and other receivables	5,725,212	12,296,512	1,790,512
Other receivables – related parties	10,528,284	6,580,054	958,130
Inventories	4,626,020	7,150,055	1,041,129
Total current assets	79,042,393	62,217,368	9,059,552

OTHER ASSETS
Property and equipment, net	48,579	33,461	4,872
Right-of-use assets	134,003	712,011	103,677
Deferred tax assets	2,723,041	2,730,490	397,590
Total other assets	2,905,623	3,475,962	506,139
Total assets	81,948,016	65,693,330	9,565,691

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Short-term bank borrowings	35,500,000	35,500,000	5,169,200
Accounts payable	18,035,360	14,132,330	2,057,827
Accruals and other payables	1,794,441	562,135	81,853
Other payables – related parties	20,598,031	16,611,985	2,418,892
Contract liabilities	272,647	129,916	18,917
Lease liabilities	66,742	380,851	55,456
Tax payable	1,081,250	2,631	383
Total current liabilities	77,348,471	67,319,848	9,802,528

NON-CURRENT LIABILITIES
Lease liabilities	—	263,899	38,427
Total non-current liabilities	—	263,899	38,427
Total liabilities	77,348,471	67,583,747	9,840,955

COMMITMENTS AND CONTINGENCIES	—	—	—

SHAREHOLDERS’ DEFICIT
Ordinary shares: US$0.0000625 par value, 800,000,000 shares authorized as of September 30, 2022 and March 31, 2023, 18,000,000 shares issued and outstanding as of September 30, 2022 and March 31, 2023, respectively*	7,272	7,272	1,059
Statutory reserves	1,208,899	1,639,769	238,769
Accumulated other comprehensive expense	(1,065,010)	(632,279)	(92,066)
Retained earnings (accumulated losses)	4,448,384	(2,905,179)	(423,026)
Total shareholders’ deficit	4,599,545	(1,890,417)	(275,264)
Total liabilities and shareholders’ deficit	81,948,016	65,693,330	9,565,691

____________

*        Giving retroactive effect to all the 11,250,000 shares issued and outstanding for a share split at a ratio of 1-to-1.6 on July 3, 2023

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MAJESTIC IDEAL HOLDINGS LIMITED
UNAUDITED CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the six months ended March 31,
	2022	2023	2023
	RMB	RMB	US$
Revenue	35,100,322	32,029,977	4,663,926
Cost of revenue	(29,370,850)	(29,608,525)	(4,311,335)
Gross profit	5,729,472	2,421,452	352,591

Selling and marketing	(217,608)	(805)	(117)
General and administrative	(1,698,078)	(1,901,378)	(276,862)
Provision for doubtful accounts	—	(29,837)	(4,345)
Total expenses	(1,915,686)	(1,932,020)	(281,324)
INCOME FROM OPERATIONS	3,813,786	489,432	71,267

OTHER INCOME (EXPENSES)
Interest income	1,030	51,985	7,570
Interest expense	(798,142)	(989,085)	(144,022)
Other gain (loss), net	6,275	(192,184)	(27,984)
Total other expenses, net	(790,837)	(1,129,284)	(164,436)
INCOME (LOSS) BEFORE INCOME TAXES	3,022,949	(639,852)	(93,169)

INCOME TAX EXPENSES
Current	(971,143)	(685,105)	(99,760)
Deferred	—	7,449	1,086
PROVISION FOR INCOME TAXES	(971,143)	(677,656)	(98,674)

NET INCOME (LOSS)	2,051,806	(1,317,508)	(191,843)

FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(96,777)	432,731	68,262

TOTAL COMPREHENSIVE INCOME (EXPENSE)	1,955,029	(884,777)	(123,581)

Weighted average number of ordinary shares:
Basic and diluted*	18,000,000	18,000,000	18,000,000

EARNINGS (LOSS) PER SHARE – BASIC AND DILUTED	0.11	(0.05)	(0.01)

____________

*        Giving retroactive effect to the 112,500 for 1 stock split effected on November 3, 2021 and 1-to-1.6 stock split effected on July 3, 2023

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MAJESTIC IDEAL HOLDINGS LIMITED
UNAUDITED CONDENSED STATEMENTS OF CHANGES OF SHAREHOLDERS’ DEFICIT

	Ordinary shares
	No. of Shares*	Par Value	Share subscription receivable	Addition paid-in capital	Statutory Reserve	Accumulated other comprehensive expense	Accumulated Losses	Total Deficit
		RMB	RMB	RMB	RMB	RMB	RMB	RMB
BALANCE, October 1, 2021	11,250,000	7,272	(7,272)	91	500,000	(493,096)	(2,069,574)	(2,062,579)
Net income	—	—	—	—	—	—	2,051,806	2,051,806
Appropriation to statutory reserve	—	—	—	—	708,899	—	(708,899)	—
Foreign currency Translation	—	—	—	—	—	(96,777)	—	(96,777)
BALANCE, March 31, 2022	11,250,000	7,272	(7,272)	91	1,208,899	(589,873)	(726,667)	(107,550)

BALANCE, October 1, 2022	11,250,000	7,272	—	—	1,208,899	(1,065,010)	4,448,384	4,599,545
Net loss	—	—	—	—	—	—	(1,317,508)	(1,317,508)
Appropriation to statutory reserve	—	—	—	—	430,870	—	(430,870)	—
Dividend declared	—	—	—	—	—	—	(5,605,185)	(5,605,185)
Foreign currency Translation	—	—	—	—	—	432,731	—	432,731

BALANCE, March 31, 2023	11,250,000	7,272	—	—	1,639,769	(632,279)	(2,905,179)	(1,890,417)

BALANCE, March 31, 2023 (US$)		1,059	—	—	238,769	(92,066)	(423,026)	(275,264)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MAJESTIC IDEAL HOLDINGS LIMITED
UNAUDITED CONDENSED STATEMENTS OF CASH FLOW

	For the six months ended March 31,
	2022	2023	2023
	RMB	RMB	US$
Cash flows from operating activities
Net Income (loss)	2,051,806	(1,317,508)	(191,843)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation or plant and equipment	11,637	15,118	2,201
Provision for doubtful accounts	—	29,837	4,345
Deferred tax benefit	—	(7,449)	(1,086)
Changes in operating assets and liabilities
Accounts receivable	23,562,427	22,042,421	3,209,625
Deposits, payments and other receivables	(7,089,270)	(6,137,291)	(893,659)
Inventories	3,390,363	(2,524,035)	(367,528)
Accounts payable	(6,988,376)	(3,903,030)	(568,325)
Accruals and other payables	66,342	(1,232,306)	(179,438)
Contract liabilities	(1,557,555)	(142,731)	(20,783)
Tax payable	(638,319)	(1,078,619)	(157,059)
Net cash generated from operating activities	12,809,055	5,744,407	836,450

Cash flows from investing activities
Purchase of equipment	(5,841)	—	—
Repayment from related parties	—	3,948,230	574,907
Net cash (used in) from investing activities	(5,841)	3,948,230	574,907

Cash flows from financing activities
Proceed from short-term bank borrowings	31,344,624	35,500,000	5,169,200
Repayment for short-term bank borrowings	(28,498,588)	(35,500,000)	(5,169,200)
Advance from other payables – related parties	(7,862,249)	(3,986,046)	(580,413)
Dividend paid	(4,830,233)	(5,605,185)	(816,178)
Net cash used in financing activities	(9,846,446)	(9,591,231)	(1,396,591)
Net increase in cash and cash equivalent	2,956,768	101,406	14,766
Effect of exchange rate on cash	(1,783)	(1,278)	(186)
Cash and cash equivalent at the beginning of the period	105,710	1,166,538	169,861
Cash and cash equivalent at the end of the period	3,060,695	1,266,666	184,441

Supplementary cash flow information
Interest received	1,030	51,985	7,570
Interest paid	(726,632)	(812,624)	(118,327)
Income tax paid	(1,609,462)	(1,763,724)	(256,818)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MAJESTIC IDEAL HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

1.      organization and principal activities

Majestic Ideal Holdings Limited (“We”, “us”, the “Company”, “MIHL”, or “Majestic”) was incorporated in Cayman Islands on November 3, 2021. It is a wholly-owned subsidiary company of Action Holdings Limited (“Action Holdings”), a company incorporated in the British Virgin Islands (the “BVI”) and is engaged in investment holding, which, in turn, is a wholly-owned subsidiary company of Meridian Group Holdings Limited (“MDIGH”), a company incorporated in Cayman Islands and is engaged in investment holding. MDIGH itself is a wholly-owned subsidiary company of Keystone Holdings Limited (“Keystone”), a company incorporated in the BVI and is also engaged in investment holding, whose shares are held as to 50% by Mr. Sek Yan Ko (“Mr. Ko”), and 50% by Ms. Yuk Yin Judy Li (“Ms. Li”, spouse of Mr. Ko). Mr. Ko and Ms. Li are our Controlling Shareholders.

Nifty Holdings Limited (“Nifty Holdings”) was incorporated in the BVI on November 23, 2021. It is a wholly owned subsidiary company of Majestic Ideal and is engaged in investment holding.

Multi Ridge (Asia) Limited (“Multi Ridge”) was incorporated in Hong Kong on October 11, 2013. It was also a wholly-owned subsidiary company of the Action Holding before a group reorganization as detailed below.

上海新骏羊绒服饰有限公司 (New Brand Cashmere Products Co., Ltd) (“New Brand”) was established as a wholly foreign owned entity (“WFOE”) on February 14, 2014 in the People’s Republic of China (the “PRC”). New Brand in principally engaged in trading of yarns and finished garments in the PRC and is a wholly-owned subsidiary company of Multi Ridge.

Pursuant to a group reorganization (the “Group Reorganization”) to rationalize the structure of MIHL and MIHL’s subsidiary companies (herein collectively referred to as the “Group”) in preparation for the listing of our shares, we become the holding company of the Group on November 26, 2021, which involves the interspersion of the Majestic and Nifty Holdings between Action Holdings, the immediate holding company, and Multi Ridge. Upon the Group Reorganization and as at the date of this report, details of the subsidiary companies are as follows:

Name	Background	Ownership
Nifty Holdings	• A BVI company	100% directly owned by Majestic
• Incorporated on November 23, 2021
• A holding company
Multi Ridge	• A Hong Kong company	100% directly owned by Nifty Holdings
• Incorporated on October 11, 2013
• A holding company
New Brand	• A PRC limited liability company and a WFOE	100% directly owned by the Multi Ridge
• Incorporated on February 14, 2014
• Registered capital of $1,230,769 (RMB 8,000,000)
• Engaged in trading of yarns and finished garments

The consolidated statements of income and comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows statements are prepared as if the current group structure had been in existence throughout the six-month period ended March 31, 2022, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period.

In this connection, the consolidated balance sheets as at March 31, 2022 also present the assets and liabilities of the companies now comprising the Group which had been incorporated/established as at the relevant balance sheet date as if the current group structure had been in existence at those dates.

MAJESTIC IDEAL HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for information pursuant to the rules and regulations of the Securities and Exchange Commission.

Going Concern and management’s plan

Our working capital deficits was RMB5,102,480 (US$742,976) as of March 31, 2023. We intend to meet the cash requirements for the next 12 months from the issuance date of these consolidated financial statements through operations and financial support from Mr. Ko and Ms. Li (our Controlling Shareholders), financial institutions and investors. We are continuing to focus on improving operational efficiency and cost reductions and enhancing efficiency. Our ability to continue as a going concern is dependent upon obtaining the necessary financing or negotiating the terms of the existing short-term liabilities to meet our current and future liquidity needs.

Despite the Company’s efforts to obtain additional funding and reduce operating costs, there is no assurance that the Company’s plans and actions will be successful. Therefore, there is a substantial doubt about the ability of the Company to continue as a going concern that it may be unable to realize its assets and discharge its liabilities in the normal course of business. The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations.

Principles of consolidation

The consolidated financial statements include the financial statements of us and its subsidiaries. All transactions and balances among us and its subsidiaries have been eliminated upon consolidation.

Use of estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions. In particular, the novel coronavirus (“COVID 19”) pandemic and the resulting adverse impacts to global economic conditions, as well as our operations, may impact future estimates including, but not limited to, useful lives of property and equipment, impairment of long-lived assets, allowance for doubtful accounts, provision for contingent liabilities, revenue recognition, deferred taxes, uncertain tax position, going concern. Actual results could differ from these estimates.

Functional currency and foreign currency translation

New Brand uses Renminbi (“RMB”) as its functional and reporting currency. Multi Ridge uses Hong Kong Dollar (“HKD”) as its functional and reporting currency. The functional and reporting currency of MIHL and its subsidiaries incorporated in the BVI is United States dollars (“US$”). The determination of the respective functional currency is based on the criteria of Accounting Standards Codification (“ASC”) 830, Foreign Currency Matters.

Transactions denominated in currencies other than functional currency are translated into functional currency at the exchange rates quoted by authoritative banks prevailing at the dates of the transactions. Exchange gains and losses resulting from those foreign currency transactions denominated in a currency other than the functional currency are recorded as other income (loss), net in the consolidated statements of comprehensive loss.

The financial statements of us are translated from the functional currency into RMB. Assets and liabilities are translated at the exchange rates at the balance sheet date. Equity accounts other than earnings generated in the current period are translated into RMB using the appropriate historical rates. Revenues and expenses, gains and losses are

MAJESTIC IDEAL HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

translated into RMB using the periodic average exchange rate for the year. Translation adjustments are reported as foreign currency translation adjustments and are shown as a component of other comprehensive income (loss) in the consolidated statements of comprehensive loss.

Convenience translation

Translations of amounts in the consolidated balance sheet, consolidated statements of income and consolidated statements of cash flows from RMB into US$ as of and for the year ended March 31, 2023, are solely for the convenience of the reader and were calculated at the noon buying rate of US$1 = RMB6.8676, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the RMB amounts could have been, or could be, converted, realized, or settled into US$ at such rate or at any other rate.

Related parties

We adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Cash and cash equivalents

We consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts receivable, net, and allowance for doubtful debts

Accounts receivable are recorded at the net valueless estimates for expected credit losses. Management regularly reviews outstanding accounts and provides an allowance for doubtful accounts. When collection of the original invoice amounts is no longer probable, we will either partially or fully write-off the balance against the allowance for doubtful accounts.

In establishing the required allowance for doubtful accounts, management considers historical collection experience, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial conditions of the customers. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after all means of collection have been exhausted and that the likelihood of collection is not probable.

Prepayments

Prepayments are cash deposited or advanced to suppliers for future inventory purchases. This amount is refundable and bears no interest. For any advances to suppliers determined by management that such advances will not be in receipts of inventories or refundable, we will recognize an allowance account to reserve such balances. Management reviews its advances to suppliers on a regular basis to determine if the allowance is adequate, and adjusts the allowance when necessary.

Deposits and other receivables, net

Deposits and other receivables, net primarily include deposits for rental, VAT input and others. Management regularly reviews the aging of receivables and changes in payment trends and records allowances when management believes collection of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made.

MAJESTIC IDEAL HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

Inventories

Inventories, which are primarily comprised of finished goods for sale, are stated at the lower of cost or net realizable value, using the weighted average method. We evaluate the need for reserves associated with obsolete, slow-moving and non-saleable inventory by reviewing net realizable values on a periodic basis. Only defects products can be return to our suppliers.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Category	Depreciation method	Estimated useful lives
Computer and office equipment	Straight-line	3 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. We also re-evaluate the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment for long-lived assets

Long-lived assets, representing property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, we would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of March 31, 2022 and 2023, no impairment of long-lived assets was recognized.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by us.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable, accounts payable, other payables and accrued liabilities, short-term bank loans.

MAJESTIC IDEAL HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

The carrying value of cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings and other current assets and liabilities approximate fair value because of the short-term nature of these items. The estimated fair values of short-term bank loans were not materially different from their carrying value as presented due to the short maturities and that the interest rates on the borrowing approximate those that would have been available for loans of similar remaining maturity and risk profile. As the carrying amounts are reasonable estimates of the fair value, these financial instruments are classified within Level 1 of the fair value hierarchy.

Leases

Before October 1, 2019, we applied ASC Topic 840 (“ASC 840”), Leases, and each lease is classified at the inception date as either a capital lease or an operating lease.

We adopted ASC 842, “Leases” (“ASC 842”) on October 1, 2019, using the modified retrospective transition method through a cumulative-effect adjustment in the period of adoption rather than retrospectively adjusting prior periods and the package of practical expedient. We categorized leases with contractual terms longer than twelve months as either operating or finance lease.

Operating Right-of-use (“ROU”) assets represent our rights to use underlying assets for the lease terms and lease liabilities represent our obligation to make lease payments arising from the leases. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. If the implicit rate in lease is not readily determinable for our operating leases, we generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. We elected not to separate non-lease components from lease components; therefore, it will account for lease component and the non-lease components as a single lease component when there is only one vendor in the lease contract for the office leases. Lease payments are fixed.

For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term. For finance leases, lease expense is recognized as depreciation and interest; depreciation on a straight-line basis over the lease term and interest using the effective interest method.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities on the consolidated balance sheets. Consistent with all other operating leases, short-term lease expense is recorded on a straight-line basis over the lease term.

Statutory reserves

In accordance with the relevant regulations and their articles of association, MIHL’s subsidiaries incorporated in the PRC are required to allocate at least 10% of their after-tax profit determined based on the PRC accounting standards and regulations to the general reserve until the reserve has reached 50% of the relevant subsidiary’s registered capital. Appropriations to the enterprise expansion fund and staff welfare and bonus fund are at the discretion of the respective company. These reserves can only be used for specific purposes and are not transferable to Multi Ridge in the form of loans, advances or cash dividends. For the for the six months ended March 31, 2022 and 2023, appropriations to the general reserve amounted to RMB708,899 and RMB430,870 (US$62,740), respectively. No appropriations to the enterprise expansion fund and staff welfare and bonus fund have been made by New Brand.

Revenue recognition

We adopted Accounting Standards Update (“ASU”) 2014(09 Revenue from Contracts with Customers (ASC 606). The ASU requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that we (i) identify the contract with the customer, (ii) identify the performance obligations in

MAJESTIC IDEAL HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) we satisfy the performance obligation.

Our revenues consist of sales of yarns and finished garments to third party customers.

We recognize sales of yarns and finished garments at the point in time when we have transferred physical possession of the goods to the customer and the customer has accepted the goods. Meanwhile, customer’s acknowledgement of the receipt of goods indicates that control of the goods has been transferred to the customer. Goods are accepted by the customers if we have delivered the correct quantity and the delivered goods are in good quality. Generally, if the customer does not claim and return the goods within 15 days from acknowledgement of receipt, the goods are considered accepted Customer usually pays within 40 days to 90 days. The transaction price is determined and allocated to the product prior to the transfer of the goods to the customer.

The products sold in the PRC are subject to a Chinese value-added tax (“VAT”). VAT taxes are presented as a reduction of revenue.

We estimate potential returns and records such estimates against its gross revenue to arrive at its reported net sales revenue. We have not experienced any sales returns.

Cost of revenues

Cost of revenues, which are directly related to revenue generating transactions, primarily consists of purchase costs for yarns and finished garments.

Operations and support

Operations and support expenses consist primarily of personnel-related compensation expenses, including salaries and related social insurance costs for our operations and support personnel, office rental and property management fees, professional services fees, depreciation, travelling expenses, office supplies, utilities, communication and expenses related to general operations.

Sales and marketing expenses

Sales and marketing expenses consist primarily of promotion expenses, transportation expense and testing fees.

Government grants

Government grants are recognized as income in other income, net or as a reduction of specific costs and expenses for which the grants are intended to compensate. Such amounts are recognized in the consolidated statements of comprehensive income upon receipt and when all conditions attached to the grants are fulfilled. We can get financial support from the Local Government if our tax contributions reach RMB300,000 in a calendar year.

Income taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry-forwards. Deferred tax expense (benefit) results from the net change during the years of deferred tax assets and liabilities.

MAJESTIC IDEAL HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

Cayman Islands

We are incorporated in the Cayman Islands. The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

BVI

Nifty Holdings is incorporated in the BVI and is not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

Hong Kong

Multi Ridge was incorporated in Hong Kong and is subject to Hong Kong profit tax at a rate of 16.5%. Under Hong Kong tax law, Multi Ridge is exempted from income tax on is foreign-derived income and there is no withholding tax in Hong Kong on remittance of dividends.

China

New Brand is governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis

Dividends paid by New Brand to Multi Ridge will be subject to a withholding tax rate of 10%, unless Multi Ridge satisfies all the requirements under the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and receives approval from the relevant tax authority. If Multi Ridge satisfies all the requirements under the tax arrangement and receives approval from the relevant tax authority, then the dividends paid to Multi Ridge would be subject to withholding tax at the standard rate of 5%.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

A tax benefit from an uncertain tax position may be recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. The determination is based on the technical merits of the position and presumes that the relevant taxing authority that has full knowledge of all relevant information will examine each uncertain tax position. Although we believe the estimates are reasonable, no assurance can be given that the final outcome of these matters will not be different than what is reflected in the historical income tax provisions and accruals.

Value added taxes

Revenue represents the invoiced value of service, net of VAT. The VAT is based on gross sales price and VAT rates range up to 17%, depending on the type of service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in tax payable. All of the VAT returns filed by our subsidiaries in the PRC have been and remain subject to examination by the tax authorities for five years from the date of filing.

MAJESTIC IDEAL HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

Segment reporting

Our chief operating decision maker (“CODM”) has been identified as our Chief Executive Officer, who reviews the consolidated results when making decisions about allocating resources and assessing performance of us as a whole and hence, we have only two reportable segments based on our products, i.e., yarns and finished garments. We do not distinguish between markets for the purpose of internal reporting as our long(lived assets are substantially all located in the PRC and all of our revenues and purchases are derived from the PRC.

Employee benefits

Our full (time employees are entitled to staff welfare benefits including medical care, housing fund, pension benefits, unemployment insurance and other welfare, which are government mandated defined contribution plans by law. We are required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued. Total expenses for the plans were RMB273,895, and RMB123,438 for the for the six months ended March 31, 2022 and 2023, respectively.

Comprehensive income (loss)

Comprehensive income (loss) is defined to include all changes in equity deficit of us during a period arising from transactions and other events and circumstances excluding transactions resulting from investments by shareholders and distributions to shareholders. Is also includes net loss and our currency translation adjustments.

Commitments and Contingencies

In the normal course of business, we are subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. We recognize a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. We may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Earnings per share

We compute earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended September 30, 2020 and 2022, there were no dilutive shares.

Accounts Receivable

Products sold by us in the PRC are subject to a Chinese value-added tax (“VAT”). Revenue represents the invoiced value of service, net of VAT. The VAT is based on gross sales price and VAT rates range up to 17%, depending on the type of service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in tax payable. All of the VAT returns filed by our subsidiaries in China have been and remain subject to examination by the tax authorities for five years from the date of filing.

MAJESTIC IDEAL HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

Accounts receivable are recorded at the net value less provision for doubtful accounts. Management regularly reviews outstanding accounts and provides an allowance for doubtful accounts. When collection of the original invoice amounts is no longer probable, we will either partially or fully write-off the balance against the allowance for doubtful accounts.

We estimate potential returns and records such estimates against its gross revenue to arrive at its reported net sales revenue. We have not experienced any sales returns.

Recently issued accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU 2016-13 was subsequently amended by Accounting Standards Update 2018-19, Codification Improvements to Topic 326, Financial Instruments — Credit Losses, Accounting Standards Update 2019-04 Codification Improvements to Topic 326, Financial Instruments — Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, and Accounting Standards Update 2019-05, Targeted Transition Relief. For public entities, ASU 2016-13 and its amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For all other entities, this guidance and its amendments will be effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. In November 2019, the FASB issued ASU 2019-10, “Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842)” (“ASU 2019-10”). ASU 2019-10 (i) provides a framework to stagger effective dates for future major accounting standards and (ii) amends the effective dates for certain major new accounting standards to give implementation relief to certain types of entities. Specifically, ASU 2019-10 changes some effective dates for certain new standards on the following topics in the FASB Accounting Standards Codification (ASC): (a) Derivatives and Hedging (ASC 815) — now effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021; (b) Leases (ASC 842) — now effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021; (c) Financial Instruments — Credit Losses (ASC 326) — now effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years; and (d) Intangibles — Goodwill and Other (ASC 350) — now effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company plans to adopt this guidance effective January 1, 2023 and the adoption of this ASU is not expected to have a material impact on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes” (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 will simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. The Company adopted this guidance on January 1, 2021 and the adoption of this ASU did not have a material impact on its consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional practical expedients to simplify accounting for reference rate reform. Amongst other practical expedients, the update allows for contract modifications due to reference rate reform for certain receivables and debt contracts to be accounted for by prospectively adjusting the effective interest rate. The amendments in this ASU are effective for all entities beginning on March 12, 2020, and companies may elect to apply the amendments prospectively through December 31, 2022. The adoption of the ASU 2018-13 did not have a material impact on the Company’s consolidated financial statements.

MAJESTIC IDEAL HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

Except as mentioned above, we do not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on our consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

3.      Segment information and revenue analysis

We follow ASC 280, Segment Reporting, which requires that companies to disclose segment data based on how management makes decision about allocating resources to each segment and evaluating their performances. We believe that we operate in two business segments which comprised of sales of yarns and sales of finished garments; and we operate in one geographical location China.

Revenues are recognized when control of the goods are transferred to our customers in an amount that reflects the considerations we expect to be entitled to and receive in exchange for good delivered.

We disaggregate our revenue into categories that depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

Sales revenues comprised the following:

	Six months ended March 31,
	2022		2023
	RMB	%	RMB	US$	%
Sales of yarns	32,543,010	93%	28,963,293	4,217,382	90%
Sales of finished garments	2,557,312	7%	3,066,684	446,544	10%
	35,100,322	100%	32,029,977	4,663,926	100%

Direct costs comprised the following:

	Six months ended March 31,
	2022		2023
	RMB	%	RMB	US$	%
Sales of yarns	27,156,326	92%	26,988,903	3,929,889	91%
Sales of finished garments	2,214,524	8%	2,619,622	381,446	9%
	29,370,850	100%	29,608,525	4,311,335	100%

Gross profit comprised the following:

	Six months ended March 31,
	2022		2023
	RMB	%	RMB	US$	%
Sales of yarns	5,386,684	94%	1,974,390	287,493	82%
Sales of finished garments	342,788	6%	447,062	65,098	18%
	5,729,472	100%	2,421,452	352,591	100%

MAJESTIC IDEAL HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

4.      INVENTORY

Inventory, net comprised the following:

	September 30, 2022	March 31,
		2023	2023
	RMB	RMB	US$
Yarns	4,619,885	7,143,920	1,040,235
Finished garment	6,135	6,135	894
Total	4,626,020	7,150,055	1,041,129

Inventory write (down expense was nil and nil for the for the six months ended March 31, 2022 and 2023, respectively.

5.      ACCOUNTS RECEIVABLE, NET

Accounts receivable, net comprised the following:

	September 30, 2022	March 31,
		2023	2023
	RMB	RMB	US$
Accounts receivable	67,888,464	45,846,043	6,675,701
Allowance for doubtful accounts	(10,892,125)	(10,921,962)	(1,590,361)
Total	56,996,339	34,924,081	5,085,340
Allowance for doubtful accounts, net consists of the following:
Beginning balance	11,084,170	10,892,125	1,586,016
Addition (reverse)	(192,045)	29,837	4,345
Ending balance	10,892,125	10,921,962	1,590,361

6.      DEPOSITS, PAYMENTS AND OTHER RECEIVABLES, NET

Deposits, payments and other receivables, net consist of the following:

	September 30, 2022	March 31,
		2023	2023
	RMB	RMB	US$
Rental deposit	66,790	66,790	9,725
Payments for suppliers	710,287	5,801,948	844,829
VAT input	—	265,837	38,709
Deferred IPO costs	4,915,669	6,098,781	888,051
Others	32,466	63,156	9,198
Total	5,725,212	12,296,512	1,790,512

MAJESTIC IDEAL HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

7.      PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consist of the following:

	September 30, 2022	March 31,
		2023	2023
	RMB	RMB	US$
Computer and office equipment	99,255	99,255	14,453
Less: accumulated depreciation	(50,676)	(65,794)	(9,581)
Total	48,579	33,461	4,872

Depreciation expenses recognized for the six months ended March 31, 2022 and 2023 were RMB11,637 and RMB15,118 (US$2,201), respectively.

8.      ACCRUALS AND OTHER PAYABLES

Accruals and other payables consist of the following:

	September 30, 2022	March 31,
		2023	2023
	RMB	RMB	US$
Interest payable	315,687	492,148	71,662
VAT output	1,287,347	—	—
Other taxes	168,398	21,467	3,126
Others	23,009	48,520	7,065
Total	1,794,441	562,135	81,853

9.      SHORT-TERM BANK BORROWINGS

Outstanding balances of short-term bank borrowings as of September 30, 2022 and March 31, 2023 consisted of the following:

	September 30, 2022	March 31,
		2023	2023
	RMB	RMB	US$
Collateralized and guaranteed bank loans from HSBC China	35,500,000	35,500,000	5,169,200
	35,500,000	35,500,000	5,169,200

Short-term borrowings were denominated in RMB by New Brand from HSBC in the PRC drawn under a banking facility with details as follows:

i)       Secured by certain properties of Leisure Bright Trading Limited (“Leisure Bright”, Ms. Li is the sole shareholder of Leisure Bright), the value of which shall not be less than RMB28,500,000;

ii)      Secured by certain properties of Zhuo Huang International Trading (Shanghai) Limited, a company incorporated in PRC, which is held by a business partner of Mr. Ko;

iii)    guaranteed by Mr. Ko and Meridian Industries Limited (“MIL”), a company incorporated in Hong Kong and the share of which are held as to 90% by Action Holdings and 10% by a direct wholly-owned subsidiary company of Action Holdings;

iv)     the tangible assets of New Brand shall not be less than RMB8,000,000.

The interest rates for short-term borrowings as of September 30, 2022 were 4.63% and the interest rates for short-term borrowings as of March 31, 2023 ranged from 4.60% to 4.65%.

MAJESTIC IDEAL HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

9.      SHORT-TERM BANK BORROWINGS (cont.)

Short-term bank borrowings as at March 31, 2023 are as follows:

Maturity date	Type	Bank	Interest rate	Balance as at March 31, 2023
				RMB	US$
April 21, 2023	Operating loan	HSBC	4.60%	425,875	62,012
May 08, 2023	Operating loan	HSBC	4.60%	348,010	50,674
May 17, 2023	Operating loan	HSBC	4.60%	1,155,280	168,222
May 26, 2023	Operating loan	HSBC	4.60%	300,000	43,683
April 13, 2023	Operating loan	HSBC	4.65%	1,350,000	196,575
May 09, 2023	Operating loan	HSBC	4.65%	2,732,528	397,887
May 15, 2023	Operating loan	HSBC	4.65%	7,000,000	1,019,279
June 06, 2023	Operating loan	HSBC	4.60%	1,000,000	145,611
June 21, 2023	Operating loan	HSBC	4.60%	700,000	101,928
June 28, 2023	Operating loan	HSBC	4.60%	500,000	72,806
April 11, 2023	Operating loan	HSBC	4.60%	774,985	112,847
April 12, 2023	Operating loan	HSBC	4.60%	1,000,000	145,611
April 14, 2023	Operating loan	HSBC	4.60%	1,000,000	145,611
April 17, 2023	Operating loan	HSBC	4.60%	500,000	72,806
May 05, 2023	Operating loan	HSBC	4.60%	1,120,000	163,085
May 10, 2023	Operating loan	HSBC	4.60%	1,100,000	160,172
May 26, 2023	Operating loan	HSBC	4.60%	500,000	72,806
June 02, 2023	Operating loan	HSBC	4.60%	600,000	87,367
June 14, 2023	Operating loan	HSBC	4.60%	1,000,000	145,611
June 12, 2023	Operating loan	HSBC	4.60%	800,000	116,489
May 17, 2023	Operating loan	HSBC	4.60%	575,420	83,788
May 22, 2023	Operating loan	HSBC	4.60%	762,542	111,035
May 23, 2023	Operating loan	HSBC	4.60%	925,330	134,738
May 09, 2023	Operating loan	HSBC	4.60%	300,000	43,683
June 07, 2023	Operating loan	HSBC	4.60%	1,119,537	163,017
June 08, 2023	Operating loan	HSBC	4.60%	500,000	72,806
June 13, 2023	Operating loan	HSBC	4.60%	1,463,935	213,165
June 16, 2023	Operating loan	HSBC	4.60%	312,464	45,498
June 20, 2023	Operating loan	HSBC	4.60%	871,994	126,972
June 21, 2023	Operating loan	HSBC	4.60%	2,184,610	318,104
June 28, 2023	Operating loan	HSBC	4.60%	881,666	128,381
June 30, 2023	Operating loan	HSBC	4.60%	1,695,824	246,931
				35,500,000	5,169,200

10.    Leases

Our operating leases primarily consist of leases of offices and warehouses. The recognition of whether a contract arrangement contains a lease is made by evaluating whether the arrangement conveys the right to use an identified asset and whether we obtain substantially all the economic benefits from and has the ability to direct the use of the asset.

Operating lease assets and liabilities are included in the items of operating lease right-of-use assets, net, operating lease liabilities, current portion, and operating lease liabilities, non-current portion on the consolidated balance sheets.

MAJESTIC IDEAL HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

10.    Leases (cont.)

We adopted ASU No. 2016(02 and related standards (collectively ASC 842, Leases), which replaced previous lease accounting guidance, on January 1, 2019 using the modified retrospective method of adoption. We elected the transition method expedient which allows entities to initially apply the requirements by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. As a result of electing this transition method, prior periods have not been restated. We used the incremental borrowing rate of 4.8% as the discount rate, based on the information available at commencement date in determining the present value of lease payments.

Supplemental balance sheet information related to leases was as follows:

	September 30, 2022	March 31,
		2023	2023
	RMB	RMB	US$
Operating lease:
Operating lease right-of-use assets	134,003	712,011	103,677
Current operating lease obligation	66,742	380,851	55,456
Noncurrent operating lease obligation	—	263,899	38,427
Total operating lease obligation	66,742	644,750	93,883

Operating lease expense for the six months ended March 31, 2022 and 2023 was RMB201,781 and RMB201,781 (US$29,382), respectively.

As of September 30, 2022 and March 31, 2023, the outstanding operating leases are below our threshold for capitalizing assets. As such, no right of use assets and liabilities were recognized under ASU 842.

The undiscounted future minimum lease payment schedule as follows:

For the years ending March 31,	RMB	US$
2024	403,562	58,763
2025	269,042	39,176
Total	672,604	97,939

Other supplemental information about the Company’s operating lease as of:

March 31, 2023
Weighted average discount rate	4.75%
Weighted average remaining lease term (years)	1.83

11.    Related party balances and transactions

Other receivables — related parties consist of the following:

	Relationship	September 30, 2022	March 31,
			2023	2023
		RMB	RMB	US$
Action Holdings Limited	Immediate holding company of Majestic	7,281	7,035	1,024
Easy Rich Industries (Shanghai) Limited (“Easy Rich SH”)	Common controlled by Mr. Ko and Ms. Li	10,521,003	6,573,019	957,106
Total		10,528,284	6,580,054	958,130

MAJESTIC IDEAL HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

11.    Related party balances and transactions (cont.)

Other payables — related parties consist of the following:

	Relationship	September 30, 2022	March 31,
			2023	2023
		RMB	RMB	US$
Ms. Li	Controlling Shareholder	8,756,000	3,808,000	554,488
Meridian Industries Limited	Common controlled by Mr. Ko and Ms. Li	11,069,514	12,052,717	1,755,012
MDIGH	Intermediate holding company	705,257	684,008	99,599
Leisure Bright Trading Limited (“Leisure bright”)	Ms. Li is the sole shareholder	67,260	67,260	9,793
Total		20,598,031	16,611,985	2,418,892

The amount due to Ms. Li is unsecured, interest free with no specific repayment terms. The amount is of non-trade nature.

The amounts due from (to) Action Holdings, Easy Rich SH, MIL and Meridian Group Holdings Limited are unsecured, interest free with no specific repayment terms. The amounts are of non-trade nature. Easy Rich SH and MIL are indirect wholly-owned subsidiary companies of Action Holdings and Meridian Group Holdings Limited is the immediate holding company of Actions Holdings.

We rented an office premises in Shanghai from Leisure Bright. The amount due to Leisure Bright principally represents rental payable.

In addition to the related party balances above and the guarantees and pledge of assets referred to in note 9, we have the following related party transaction:

	As of March 31,
	2022	2023	2023
	RMB	RMB	US$
Leisure Bright	201,781	201,781	29,382

12.    TAXES

Income tax

Cayman Islands

Under the current laws of the Cayman Islands, we are not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

BVI

Nifty Holdings is incorporated in the BVI and is not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

Hong Kong

Multi Ridge is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. No provisions for Hong Kong profit tax have been made as Multi Ridge had no assessable profits derived from or earned in Hong Kong for the six months ended March 31, 2022 and 2023. Under Hong Kong tax law, Multi Ridge is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

MAJESTIC IDEAL HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

12.    TAXES (cont.)

China

New Brand is governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate.

Significant components of the provision for income taxes are as follows:

	For the six months ended March 31,
	2022	2023	2023
	RMB	RMB	US$
Current:
Hong Kong	—	—	—
PRC	971,143	685,105	99,760
Total current	971,143	685,105	99,760
Deferred:
PRC	—	(7,449)	(1,086)
Total deferred	—	(7,449)	(1,086)
Total provision for income taxes	971,143	677,656	98,674

The following table reconciles PRC statutory rates to our effective tax rate:

	For the six months ended March 31,
	2022	2023
	%	%
Income tax rate in the Cayman Islands, permanent tax holiday	—	—
Taxed at EIT	25.0	25.0
Income not taxable	(2.3)	4.1
Expenses not deductible	2.0	(11.5)
Tax effect of different tax rate for operating in another jurisdiction	0.2	(3.9)
Tax loss not recognized	—	(30.6)
Tax concession	—	(97.6)
Others	7.2	8.6
Total provision for income taxes	32.1	(105.9)

Deferred tax

Significant components of deferred tax assets were as follows:

	September 30, 2022	March 31,
		2023	2023
	RMB	RMB	US$
Deferred tax assets:
Provision for doubtful accounts	2,723,041	2,730,490	397,590
Total provision for income taxes	2,723,041	2,730,490	397,590

MAJESTIC IDEAL HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

12.    TAXES (cont.)

The movement of deferred tax assets were as follows:

	September 30, 2022	March 31,
		2023	2023
	RMB	RMB	US$
Deferred tax assets:
Beginning balance	2,771,042	2,723,041	396,504
Movement	(48,001)	7,449	1,086
Ending balance	2,723,041	2,730,490	397,590

13.    Concentration of risk

Credit risk

Financial instruments that potentially subject us to significant concentrations of credit risk consist primarily of cash. As of September 30, 2022 and March 31, 2023, RMB1,128,810 and RMB1,210,877 were deposited with financial institutions located in the PRC, respectively. These balances are not covered by insurance. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

We are also exposed to risk from its accounts receivable and other receivables. These assets are subjected to credit evaluations. An allowance, where applicable, would make for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

A majority of our expense transactions are denominated in RMB and a significant portion of us and our subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by us in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

Customer concentration risk

For the six months ended March 31, 2022, three customers accounted for 37.2%, 15.2% and 14.2% of our total revenues. For the six months ended March 31, 2023, three customers accounted for 42.4%, 17.0% and 16.0% of our total revenues. No other customers accounted for more than 10% of our revenue for the six months ended March 31, 2022 and 2023, respectively.

As of September 30, 2022, three customers accounted for 45.2%, 16.1% and 12.2% of the total balance of accounts receivable. As of March 31, 2023, two customers accounted for 63.7% and 23.5% of the total balance of accounts receivable. No other customers accounted for more than 10% of our accounts receivable as of September 30, 2022 and March 31, 2023, respectively.

Vendor concentration risk

For the six months ended March 31, 2022, four vendors accounted for 31.7%, 18.0%, 16.0% and 11.0% of our total purchases. For the six months ended March 31, 2023, three vendors accounted for 38. 5%, 19.5% and 11.8% of our total purchases. No other vendors accounted for more than 10% of our purchase for the six months ended March 31, 2022 and 2023, respectively.

As of September 30, 2022, three vendors accounted for 53.7%, 24.2% and 13.8% of the total balance of accounts payable. As of March 31, 2023, one vendor accounted for 89.3% of the total balance of accounts payable. No other vendors accounted for more than 10% of our accounts payable as of September 30, 2022 and March 31, 2023, respectively.

MAJESTIC IDEAL HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

14.    LIQUIDITY

In assessing our liquidity, we monitor and evaluate our cash and cash equivalent and our operating and capital expenditure commitments. Our liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations.

As of March 31, 2023, we had a working capital deficit in an amount of RMB5,102,480 (US$742,976). To sustain us as a going concern, we considered supplementing its sources of funding through i) cash and cash equivalent generated from both our operating and financing activities; and ii) seeking financing via public offering by the sales of 3,750,000 ordinary shares.

Based on the above considerations, we believe that we had sufficient funds to meet our operating and capital expenditure needs and obligations in the next 12 months. However, there is no assurance that the Company will be successful in implementing the foregoing plans or additional financing will be available to us on commercially reasonable terms. There are a number of factors that could potentially arise that could undermine our plans such as (i) the impact of COVID-19 pandemic on us and our business and areas of operations in China, (ii) changes in the demand for our SCM services, (iii) government policies, and (iv) economic conditions in China. Our inability to secure needed financing when required may require material changes to our business plan and could have a material impact on our financial conditions and result of operations.

15.    Shareholders’ equity

Ordinary shares

Majestic Ideal was incorporated in Cayman Islands on November 3, 2022. The authorized number of ordinary shares is 500,000,000 shares with a par value of US$0.0001 per ordinary share.

On November 23, 2021, we effected a forward stock split of all issued and outstanding shares of 100 shares at a ratio of 112,500:1.

On July 3, 2023, we effected a share split at a ratio of 1-to-1.6. As a result of the share split, we now have 800,000,00 authorized ordinary shares with a par value of US$0.0000625 per ordinary share and 18,000,000 ordinary shares issued and outstanding as of the date hereof.

We believe it is appropriate to reflect the above transactions on a retroactive basis. According to the above transactions, we have retroactively adjusted the shares and per share data for all periods presented.

Restricted assets

Our ability to pay dividends is primarily dependent on us receiving distributions of funds from our subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by New Brand only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of New Brand.

New Brand is required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, New Brand may allocate a portion of their after-tax profits based on PRC accounting standards to enterprise expansion fund, staff bonus and welfare fund and a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

MAJESTIC IDEAL HOLDINGS LIMITED
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

15.    Shareholders’ equity (cont.)

As a result of the foregoing restrictions, New Brand is restricted in their ability to transfer their assets to us. Foreign exchange and other regulation in the PRC may further restrict New Brand from transferring funds to us in the form of dividends, loans and advances. As of September 30, 2022 and March 31, 2023, amounts restricted are the paid-in-capital and statutory reserve of New Brand, which amounted to RMB9,208,899 and RMB9,639,769 (US$1,403,659), respectively.

Statutory reserve

During the six months ended March 31, 2022 and 2023, New Brand attributed nil and RMB708,899 and RMB430,870 (US$62,740) of retained earnings for their statutory reserves, respectively.

Capital contributions

During the six months ended March 31, 2022 and 2023, Multi Ridge contributed nil and nil to New Brand, respectively.

Dividend distributions

Multi Ridge paid RMB4,830,233 and RMB5,605,185 (US$816,178) to its shareholders for the six months ended March 31, 2022 and 2023.

16.    SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred after March 31, 2023 up through the date the Company issued the consolidated financial statements. There were no other subsequent events occurred that would require recognition or disclosure in the Company’s unaudited condensed consolidated financial statements.

3,750,000 ORDINARY SHARES

MAJESTIC IDEAL HOLDINGS LTD

________________________________

PRELIMINARY PROSPECTUS

________________________________

        , 2023

Univest Securities, LLC

Until and including             , 2023 (twenty-five (25) days after the date of this prospectus), all dealers that buy, sell or trade our Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Exculpation, Insurance, and Indemnification of Office Holders (Including Directors and Officers).

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide that each officer or director of the registrant shall be indemnified out of the assets of the registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trust unless such actions, costs, charges, losses, damages and expenses arise from dishonesty or fraud which may attach to such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

On November 3, 2021, the Company issued the following Shares to the following shareholders for an issue price of $0.0001: 10,351,125 to Action Holdings Limited; 561,375 to Ms. Lok Yi Lui Jeanne; and 337,500 to Mr. Kim Sun Chan. See “Corporate History and Structure” for more information.

No underwriter or underwriting discount or commission was involved in any of the transactions set forth in Item 7.

All of the foregoing issuances were made outside of the U.S. pursuant to Regulation S or to U.S. entities pursuant to Section 4(a)(2) of the Securities Act.

Item 8. Exhibits and Financial Statement Schedules.

(a)     Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement.†
2.1	Plan of Reorganization of the Group.†
3.1	Articles of Association of the Company.†
3.2	Articles of Association of the Company to become effective immediately prior to the closing of the offering.†
4.1	Specimen Certificate for the Shares.†
5.1	Opinion of Ogier regarding the validity of the Shares being registered.
8.1	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1).
10.1	English translation of the 2020-2021 order arrangement agreement dated as of October 15, 2020, by and between New Brand and Consinee Woolen Textile Co., Ltd.†
10.2	English translation of the 2021 order arrangement agreement dated as of February 5, 2021, by and between New Brand and Consinee Woolen Textile Co., Ltd.†
10.3	English translation of the 2022 order arrangement agreement dated as of July 25, 2022, by and between New Brand and Consinee Woolen Textile Co., Ltd.†
10.4	English translation of the 2020-2021 order arrangement agreement dated as of September, 28 2020, by and between New Brand and Neo-Concept Fashion (ZhongShan) Co., Ltd.†
10.5	English translation of the 2021 order arrangement agreement dated as of June 20, 2021, by and between New Brand and Neo-Concept Fashion (ZhongShan) Co., Ltd.†
10.6	English translation of the 2022 order arrangement agreement dated as of April 1, 2022, by and between New Brand and Neo-Concept Fashion (ZhongShan) Co., Ltd.†
10.7	English translation of the 2020-2021 order arrangement agreement dated as of November 1, 2020, by and between New Brand and Xinao Textiles Inc.†
10.8	English translation of the 2022 order arrangement agreement dated as of July 11, 2022, by and between New Brand and Ningxia Xinao Cashmere Co. Ltd.†
10.9	English translation of the office lease agreement dated as of February 25, 2020, by and between New Brand and Leisure Bright Trading Limited.†
10.10	English translation of the Warehouse lease agreement dated as of December 1, 2022, by and between New Brand and Neo-Concept Fashion (ZhongShan) Co. Ltd.†
10.11	English translation of the warehouse lease agreement dated as of December 1, 2021, by and between New Brand and Neo-Concept Fashion (ZhongShan) Co., Ltd.†
10.12	English translation of the form of director agreement between the registrant and its directors.†
10.13	English translation of the executive officer agreement between the registrant and Suqin Li.†
10.14	English translation of the executive officer agreement between the registrant and Xueyuan Chen.†
10.15	English translation of the general manager agreement between the registrant and Sek Yan Ko.†
10.16

English translation of the form of service agreement between the Company and its non-executive independent directors, which are currently effective and will remain effective upon the completion of this offering.†

10.17	English translation of the form of the loan agreement by and between New Brand and Ms. Yuk Yin Judy Li.†
10.18	English translation of the loan agreement between Easy Rich Industries (Shanghai) and New Brand.†
10.19	English translation of the loan agreement between Meridian Industries Limited and New Brand.†
21.1	List of subsidiaries of the Company.†

Exhibit No.	Description
23.1	Consent of WWC, P.C.
23.2	Consent of Ogier (included in Exhibit 5.1).
23.3	Consent of Commerce & Finance Law Offices (included in Exhibit 99.5).
23.4	Consent of Loeb & Loeb LLP.
24.1	Power of Attorney (included in the signature page to the Form F-1).
99.1	Code of Business Conduct and Ethics.†
99.2	Audit Committee Charter.†
99.3	Nominating Committee Charter.†
99.4	Compensation Committee Charter.†
99.5	Opinion of Commerce & Finance Law Offices regarding certain PRC law matters
107	Calculation of Filing Fee Table.†

____________

†        Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on September 18, 2023.

MAJESTIC IDEAL HOLDINGS LTD
By:	/s/ Yuk Yin Judy Li
Name: Yuk Yin Judy Li
Title: Chairperson of the Board of Directors

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ms. Li, as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments that said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC thereunder, in connection with the registration under the Securities Act of shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the SEC with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement, and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Yuk Yin Judy Li	Chairperson of the Board of Directors	September 18, 2023
Name: Yuk Yin Judy Li
/s/ Sek Yan Ko	General Manager	September 18, 2023
Name: Sek Yan Ko
/s/ Suqin Li	Director, Chief Executive Officer	September 18, 2023
Name: Suqin Li
/s/ Xueyuan Chen	Chief Financial Officer	September 18, 2023
Name: Xueyuan Chen	(Principal Accounting and Financial Officer)
/s/ To-Wai Suen	Independent Non-executive Director	September 18, 2023
Name: To-Wai Suen
/s/ Taylor Carl Coplen	Independent Non-executive Director	September 18, 2023
Name: Taylor Carl Coplen
/s/ Wai Kei Kevin Ng	Independent Non-executive Director	September 18, 2023
Name: Wai Kei Kevin Ng

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in New York, NY on September 18, 2023.

Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President